Oppenheimer Main Street(R)Growth & Income Fund

6803 South Tucson Way, Englewood, Colorado 80112
1.800.525.7048

Statement of Additional Information dated December 28, 2001

         This  Statement  of  Additional  Information  is  not a  prospectus.  This  document  contains  additional information  about the Fund and  supplements  information in the  Prospectus  dated December 28, 2001. It should be
read  together  with  the   Prospectus,   which  may  be  obtained  by  writing  to  the  Fund's   Transfer  Agent,
OppenheimerFunds  Services,  at P.O. Box 5270,  Denver,  Colorado  80217,  or by calling the Transfer  Agent at the
toll-free   number  shown  above,   or  by  downloading  it  from  the   OppenheimerFunds   Internet  web  site  at
www.oppenheimerfunds.com.

Contents
                                                                                                          Page
About the Fund

About Your Account

Financial Information About the Fund

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A B O U T  T H E  F U N D
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Additional Information About the Fund's Investment Policies and Risks

The investment  objective,  the principal  investment  policies and the main risks of the Fund are described in the
Prospectus.  This Statement of Additional  Information contains  supplemental  information about those policies and risks and the types of securities that the Fund's investment  Manager,  OppenheimerFunds,  Inc., can select for the
Fund.  Additional  information is also provided  about the  strategies  that the Fund can use to try to achieve its objective.

The Fund's  Investment  Policies.  The  composition of the Fund's  portfolio and the techniques and strategies that the Fund's  Manager can use in  selecting  portfolio  securities  will vary over time.  The Fund is not required to use any of the investment  techniques and strategies  described  below at all times in seeking its goal. It can use some of the special investment techniques and strategies at some times or not at all.

         |X|  Investments in Equity  Securities.  The Fund does not limit its  investments in equity  securities to issuers  having a market  capitalization  of a specified  size or range,  and therefore can invest in securities of small-,  mid- and  large-capitalization  issuers. At times, the Fund can focus its equity investments in securities of one or more  capitalization  ranges,  based upon the Manager's  judgment of where the best market  opportunities are to seek the  Fund's  objective.  At times,  the  market  may  favor or  disfavor  securities  of  issuers  of a particular  capitalization  range.  Securities  of small  capitalization  issuers  may be subject to greater  price volatility  in  general  than  securities  of  larger  companies.  Therefore,  if the  Fund is  focusing  on or has substantial  investments  in smaller  capitalization  companies  at times of market  volatility,  the Fund's  share prices may fluctuate more than that of funds focusing on larger capitalization issuers.

              |_| Rights and  Warrants.  The Fund can invest up to 10% of its total  assets in  warrants or rights, although  the Fund does not  currently  intend to invest  more than 5% of its total  assets in  warrants or rights.
Warrants  basically are options to purchase  equity  securities at specific  prices valid for a specific  period of time.  Their  prices do not  necessarily  move  parallel  to the prices of the  underlying  securities.  Rights are similar  to  warrants,  but  normally  have a short  duration  and are  distributed  directly  by the issuer to its shareholders.  Rights and warrants have no voting  rights,  receive no dividends and have no rights with respect to the assets of the issuer.

              |_| Convertible  Securities.  Convertible securities are debt securities that are convertible into an issuer's common stock.  Convertible  securities rank senior to common stock in a  corporation's  capital  structure and therefore are subject to less risk than common stock in case of the issuer's bankruptcy or liquidation.

         The value of a convertible  security is a function of its "investment  value" and its "conversion  value."
If the investment value exceeds the conversion  value, the security will behave more like a debt security,  and the security's price will likely increase when interest rates fall and decrease when interest rates rise. If the conversion  value exceeds the investment  value,  the security will behave more like an equity  security.  In that case,  it will likely sell at a premium over its  conversion  value,  and its price will tend to fluctuate directly with the price of the underlying security.

         While some  convertible  securities are a form of debt security,  in many cases their  conversion  feature
(allowing  conversion  into  equity  securities)  caused  them  to be  regarded  by the  Manager  more  as  "equity equivalents."  As a result,  the rating  assigned  to the  security  has less  impact on the  Manager's  investment decision than in the case of non-convertible fixed-income securities.

         To  determine  whether  convertible  securities  should be regarded as "equity  equivalents,"  the Manager examines the following factors:

o        whether,  at the option of the investor,  the convertible  security can be exchanged for a fixed number of shares of common stock of the issuer,
o        whether the issuer of the  convertible  securities  has restated its earnings per share of common stock on a fully diluted basis (considering the effect of conversion of the convertible securities), and
o        the extent to which the  convertible  security  may be a  defensive  "equity  substitute,"  providing  the ability to participate in any appreciation in the price of the issuer's common stock.

         |X|  Investments in Bonds and Other Debt  Securities.  The Fund can invest in bonds,  debentures and other debt  securities to seek its  investment  objective.  Because the Fund currently  emphasizes  investments in equity securities,  such as stocks,  it is not anticipated that significant  amounts of the Fund's assets will be invested in debt  securities.  However,  if market  conditions  suggest that debt  securities  may offer better total return opportunities  than stocks,  or if the Manager  determines to seek a higher amount of current  income to distribute to shareholders, the Manager can shift more of the Fund's investments into debt securities.

         The Fund's  debt  investments  can  include  investment-grade  and  non-investment-grade  bonds  (commonly referred to as "junk bonds").  Investment-grade  bonds are bonds rated at least "Baa" by Moody's Investors Service,
Inc.,  or at least  "BBB" by Standard & Poor's  Corporation  or Fitch,  Inc.,  or that have  comparable  ratings by another  nationally-recognized rating organization.  In making investments in debt securities, the Manager can rely to some  extent on the ratings of ratings  organizations  or it can use its own  research to evaluate a  security's credit-worthiness.  If the securities that the Fund buys are unrated,  to be considered part of the Fund's holdings of  investment-grade  securities,  they must be judged by the Manager to be of comparable quality to bonds rated as investment grade by a rating organization.

              |_| U.S.  Government  Securities.  The Fund  can buy  securities  issued  or  guaranteed  by the U.S.
government or its agencies and  instrumentalities.  Securities  issued by the U.S.  Treasury are backed by the full faith  and  credit  of the U.S.  government  and are  subject  to very  little  credit  risk.  Obligations  of U.S.
government agencies or  instrumentalities  (including  mortgage-backed  securities) may or may not be guaranteed or supported  by the "full  faith and  credit"  of the  United  States.  Some are backed by the right of the issuer to borrow  from the U.S.  Treasury;  others,  by  discretionary  authority  of the U.S.  government  to  purchase  the agencies' obligations;  while others are supported only by the credit of the instrumentality.  If a security is not backed by the full faith and credit of the United  States,  the owner of the security must look  principally to the agency  issuing the  obligation  for  repayment  and may not be able to assert a claim against the United States in the event that the agency or  instrumentality  does not meet its commitment.  The Fund will invest in securities of
U.S.  government  agencies  and  instrumentalities  only when the  Manager is  satisfied  that the credit risk with respect to the agency or instrumentality is minimal.

              |_| Special Risks of Lower-Grade  Securities.  While it is not anticipated  that the Fund will invest a  substantial  portion  of its  assets in debt  securities,  the Fund can do so to seek  current  income.  Because lower-rated  securities tend to offer higher yields than investment grade securities,  the Fund can invest in lower grade  securities  if the  Manager is trying to achieve  greater  income  (and,  in some  cases,  the  appreciation possibilities of lower-grade securities may be a reason they are selected for the Fund's portfolio).

         The Fund can invest up to 25% of its total  assets in "lower  grade" debt  securities.  However,  the Fund does  not  currently  intend  to  invest  more  that  10% of its  total  assets  in lower  grade  debt  securities.
"Lower-grade"  debt securities are those rated below  "investment  grade" which means they have a rating lower than
"Baa" by Moody's  or lower than "BBB" by  Standard  & Poor's or Fitch,  Inc.,  or similar  ratings by other  rating organizations.  If they are  unrated,  and are  determined  by the  Manager  to be of  comparable  quality  to debt securities  rated below  investment  grade,  they are included in the  limitation  on the  percentage of the Fund's assets that can be invested in  lower-grade  securities.  The Fund can invest in securities  rated as low as "C" or
"D" or which may be in default at the time the Fund buys them.

         Some of the special credit risks of lower-grade  securities  are discussed in the  Prospectus.  There is a greater risk that the issuer may default on its  obligation to pay interest or to repay  principal than in the case of investment grade securities.  The issuer's low  creditworthiness  may increase the potential for its insolvency.
An  overall  decline  in values in the high  yield  bond  market is also more  likely  during a period of a general economic  downturn.  An economic  downturn or an increase in interest rates could  severely  disrupt the market for high yield bonds,  adversely  affecting  the values of  outstanding  bonds as well as the ability of issuers to pay interest or repay  principal.  In the case of foreign high yield bonds,  these risks are in addition to the special risk of foreign investing discussed in the Prospectus and in this Statement of Additional Information.

         However,  the Fund's  limitations on buying these  investments can reduce the effect of those risks to the
Fund,  as will the  Fund's  policy  of  diversifying  its  investments.  Additionally,  to the  extent  they can be converted into stock,  convertible  securities may be less subject to some of these risks than non-convertible high yield  bonds,  since stock may be more liquid and less  affected  by some of these risk  factors.  The Fund may not invest more than 10% of its total assets in lower-grade debt securities that are not convertible.

         While  securities  rated  "Baa" by Moody's or "BBB" by  Standard & Poor's or Fitch,  Inc.  are  investment grade and are not  regarded  as junk  bonds,  those  securities  may be  subject to  special  risks,  and have some speculative  characteristics.  Definitions  of the debt security  ratings  categories  of Moody's,  S&P, and Fitch,
Inc. are included in Appendix A to this Statement of Additional Information.

         |X|  Foreign  Securities.  The Fund can  purchase  equity  and debt  securities  issued or  guaranteed  by foreign  companies  or  foreign  governments  or their  agencies.  "Foreign  securities"  include  equity  and debt securities of companies  organized  under the laws of countries other than the United States and debt securities of foreign  governments.  They may be  traded on  foreign  securities  exchanges  or in the  foreign  over-the-counter markets.

         Securities of foreign issuers that are represented by American  Depository  Receipts or that are listed on a U.S. securities exchange or traded in the U.S.  over-the-counter  markets are not considered "foreign securities"
for the purpose of the Fund's investment  allocations.  That is because they are not subject to many of the special considerations and risks, discussed below, that apply to foreign securities traded and held abroad.

         Investing  in foreign  securities  offers  potential  benefits  not  available  from  investing  solely in securities of domestic  issuers.  They include the  opportunity  to invest in foreign  issuers that appear to offer growth  potential,  or in foreign  countries with economic  policies or business cycles different from those of the
U.S., or to reduce  fluctuations in portfolio  value by taking  advantage of foreign stock markets that do not move in a manner parallel to U.S.  markets.  The Fund will hold foreign currency only in connection with the purchase or sale of foreign securities.

|_|      Risks of Foreign  Investing.  Investments  in  foreign  securities  may offer  special  opportunities  for investing but also present special additional risks and  considerations not typically  associated with investments in domestic securities. Some of these additional risks are:

o        reduction of income by foreign taxes;
o        fluctuation in value of foreign investments due to changes in currency rates or currency control regulations (for example, currency blockage);
o        transaction charges for currency exchange;
o        lack of public information about foreign issuers;
o        lack of uniform accounting, auditing and financial reporting standards in foreign countries comparable to those applicable to domestic issuers;
o        less volume on foreign exchanges than on U.S. exchanges;
o        greater volatility and less liquidity on foreign markets than in the U.S.;
o        less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o        greater difficulties in commencing lawsuits;
o        higher brokerage commission rates than in the U.S.;
o        increased risks of delays in settlement of portfolio transactions or loss of certificates for portfolio securities;
o        possibilities in some countries of expropriation, confiscatory taxation, political, financial or social instability or adverse diplomatic developments; and
o        unfavorable differences between the U.S. economy and foreign economies.

         In the past, U.S. government policies have discouraged certain investments abroad by U.S. investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

              |_| Risks of Conversion to Euro. On January 1, 1999,  eleven  countries in the European Union adopted the euro as their official currency.  However,  their current currencies (for example, the franc, the mark, and the lira) will also continue in use until  January 1, 2002.  After that date, it is expected that only the euro will be used in those countries.  A common currency is expected to confer some benefits in those markets,  by consolidating the government  debt market for those  countries and reducing some currency risks and costs.  But the conversion to the new currency will affect the Fund  operationally  and also has potential risks, some of which are listed below.
Among other things, the conversion will affect:

o        issuers in which the Fund invests, because of changes in the competitive environment from a consolidated currency market and greater operational costs from converting to the new currency. This might depress securities values.
o        vendors the Fund depends on to carry out its business, such as its custodian bank (which holds the foreign securities the Fund buys), the Manager (which must price the Fund's investments to deal with the conversion to the euro) and brokers, foreign markets and securities depositories. If they are not prepared, there could be delays in settlements and additional costs to the Fund.
o        exchange contracts and derivatives that are outstanding during the transition to the euro. The lack of currency rate calculations between the affected currencies and the need to update the Fund's contracts could pose extra costs to the Fund.

         The  Manager  has  upgraded  (at its  expense)  its  computer  and  bookkeeping  systems  to deal with the conversion.  The Fund's custodian bank has advised the Manager of its plans to deal with the conversion,  including how it will update its record  keeping  systems and handle the  redenomination  of  outstanding  foreign debt.  The
Fund's  portfolio  managers  will also  monitor  the  effects of the  conversion  on the  issuers in which the Fund invests.  The possible  effect of these factors on the Fund's  investments  cannot be determined  with certainty at this time, but they may reduce the value of some of the Fund's holdings and increase its operational costs.

         |X|  Portfolio  Turnover.  "Portfolio  turnover" describes the rate at which the Fund traded its portfolio securities  during its last fiscal year.  For example,  if a fund sold all of its  securities  during the year, its portfolio  turnover  rate would have been 100%.  The Fund's  portfolio  turnover rate will  fluctuate  from year to year,  and the Fund can have a  portfolio  turnover  rate of 100% or more.  Increased  portfolio  turnover  creates higher brokerage and transaction costs for the Fund, which may reduce its overall  performance.  Additionally,  the realization of capital gains from selling  portfolio  securities may result in distributions  of taxable  long-term capital gains to  shareholders,  since the Fund will  normally  distribute  all of its capital gains  realized each year, to avoid excise taxes under the Internal  Revenue  Code.  The  Financial  Highlights  table at the end of the
Prospectus shows the Fund's portfolio turnover rates during prior fiscal years.

Other  Investment  Techniques  and  Strategies.  In seeking its  objective,  the Fund can from time to time use the types of investment  strategies  described  below.  It is not required to use all of these  strategies at all times and may, at times, not use any of them.

         |X|  Investing in Small,  Unseasoned  Companies.  The Fund can invest in securities  of small,  unseasoned companies.  These are  companies  that have been in operation for less than three years,  including the  operations of any  predecessors.  Securities of these companies may be subject to volatility in their prices.  They may have a limited trading market,  which may adversely  affect the Fund's ability to dispose of them and can reduce the price the Fund might be able to obtain  for them.  Other  investors  that own a  security  issued by a small,  unseasoned issuer for which there is limited  liquidity  might trade the security  when the Fund is  attempting  to dispose of its  holdings  of that  security.  In that case the Fund might  receive a lower price for its  holdings  than might otherwise be obtained.  The Fund  currently  intends to invest no more than 5% of its net assets in  securities  of small, unseasoned issuers.

         |X|  When-Issued   and   Delayed-Delivery   Transactions.   The  Fund  can  invest  in   securities  on  a
"when-issued"  basis  and  can  purchase  or  sell  securities  on  a  "delayed-delivery"  basis.  When-issued  and delayed-delivery  are terms that refer to  securities  whose  terms and  indenture  are  available  and for which a market exists, but which are not available for immediate delivery.

         When such  transactions are negotiated,  the price (which is generally  expressed in yield terms) is fixed at the time the  commitment  is made.  Delivery  and payment  for the  securities  take place at a later date.  The securities are subject to change in value from market  fluctuations  during the period until settlement.  The value at delivery may be less than the purchase price.  For example,  changes in interest rates in a direction other than that expected by the Manager  before  settlement  will affect the value of such  securities and may cause a loss to the Fund.  During the period between  purchase and settlement,  no payment is made by the Fund to the issuer and no interest accrues to the Fund from the investment.

         The Fund  will  engage  in  when-issued  transactions  to  secure  what  the  Manager  considers  to be an advantageous  price and yield at the time of entering into the obligation.  When the Fund enters into a when-issued or  delayed-delivery  transaction,  it relies on the other party to complete the transaction.  Its failure to do so may cause the Fund to lose the  opportunity  to obtain the  security at a price and yield the Manager  considers to be advantageous.

         When the Fund engages in  when-issued  and  delayed-delivery  transactions,  it does so for the purpose of acquiring or selling securities  consistent with its investment  objective and policies or for delivery pursuant to options  contracts it has entered  into,  and not for the purpose of  investment  leverage.  Although the Fund will enter into  delayed-delivery  or  when-issued  purchase  transactions  to acquire  securities,  it can dispose of a commitment  prior to  settlement.  If the Fund  chooses to dispose of the right to acquire a  when-issued  security prior to its  acquisition or to dispose of its right to delivery or receive  against a forward  commitment,  it may incur a gain or loss.

         At the  time  the  Fund  makes  the  commitment  to  purchase  or  sell a  security  on a  when-issued  or delayed-delivery  basis, it records the  transaction on its books and reflects the value of the security  purchased in  determining  the Fund's net asset value.  In a sale  transaction,  it records the proceeds to be received.  The
Fund will  identify on its books liquid  securities  of any type at least equal in value to the value of the Fund's purchase commitments until the Fund pays for the investment.

         When issued and  delayed-delivery  transactions can be used by the Fund as a defensive  technique to hedge against  anticipated  changes in interest rates and prices.  For instance,  in periods of rising interest rates and falling prices,  the Fund might sell securities in its portfolio on a forward  commitment basis to attempt to limit its exposure to anticipated  falling  prices.  In periods of falling  interest  rates and rising  prices,  the Fund might sell portfolio  securities and purchase the same or similar  securities on a when-issued or  delayed-delivery basis to obtain the benefit of currently higher cash yields.

         |X|  Repurchase Agreements.  The Fund can acquire securities subject to repurchase  agreements.  It may do so for  liquidity  purposes to meet  anticipated  redemptions  of Fund  shares,  or pending the  investment  of the proceeds from sales of Fund shares, or pending the settlement of portfolio securities transactions.

         In a  repurchase  transaction,  the Fund  buys a  security  from,  and  simultaneously  resells  it to, an approved  vendor for delivery on an  agreed-upon  future date.  The resale price  exceeds the purchase  price by an amount that reflects an agreed-upon  interest rate  effective for the period during which the repurchase  agreement is in effect.  Approved vendors include U.S.  commercial  banks,  U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government  securities.  They must meet credit  requirements set by the Fund's Manager from time to time.

         The majority of these  transactions  run from day to day, and  delivery  pursuant to the resale  typically occurs  within one to five days of the  purchase.  Repurchase  agreements  having a maturity  beyond seven days are subject to the Fund's limits on holding illiquid  investments.  The Fund will not enter into a repurchase agreement that causes more than 10% of its net assets to be subject to repurchase  agreements  having a maturity beyond seven days.  There is no limit on the  amount of the Fund's net  assets  that may be  subject  to  repurchase  agreements having maturities of seven days or less.

         Repurchase  agreements,  considered  "loans" under the Investment  Company Act, are  collateralized by the underlying  security.  The Fund's repurchase  agreements  require that at all times while the repurchase  agreement is in effect,  the value of the collateral  must equal or exceed the repurchase  price to fully  collateralize  the repayment  obligation.  However,  if the vendor fails to pay the resale price on the  delivery  date,  the Fund may incur costs in disposing of the  collateral  and may  experience  losses if there is any delay in its ability to do
so. The Manager will  monitor the vendor's  creditworthiness  to confirm that the vendor is  financially  sound and will continuously monitor the collateral's value.

         |X|  Illiquid  and  Restricted  Securities.  To  enable  the Fund to sell  its  holdings  of a  restricted security  not  registered  under the  Securities  Act of 1933,  the Fund may have to cause those  securities  to be registered.  The expenses of  registering  restricted  securities  may be negotiated by the Fund with the issuer at the time the Fund buys the  securities.  When the Fund must  arrange  registration  because the Fund wishes to sell the security,  a considerable  period may elapse between the time the decision is made to sell the security and the time the  security  is  registered  so that the Fund could  sell it. The Fund would bear the risks of any  downward price fluctuation during that period.

         The Fund can also  acquire  restricted  securities  through  private  placements.  Those  securities  have contractual  restrictions on their public resale.  Those  restrictions might limit the Fund's ability to dispose of the securities and might lower the amount the Fund could realize upon the sale.

         The Fund has limitations  that apply to purchases of restricted  securities,  as stated in the Prospectus.
Those  percentage  restrictions  do not limit  purchases  of  restricted  securities  that are eligible for sale to qualified  institutional  purchasers  under Rule 144A of the Securities Act of 1933, if those  securities have been determined to be liquid by the Manager under  Board-approved  guidelines.  Those  guidelines  take into account the trading activity for such securities and the

availability of reliable  pricing  information,  among other factors.  If there is a lack of trading  interest in a particular Rule 144A security, the Fund's holdings of that security may be considered to be illiquid.

         Illiquid  securities  include  repurchase  agreements  maturing in more than seven days and  participation interests that do not have puts exercisable within seven days.

         |X|  Loans of  Portfolio  Securities.  The Fund can lend its  portfolio  securities  to  certain  types of eligible borrowers  approved by the Board of Directors.  It may do so to try to provide income or to raise cash for liquidity  purposes.  These loans are limited to not more than 25% of the value of the Fund's total  assets.  There are some risks in connection with securities  lending.  The Fund might  experience a delay in receiving  additional collateral to secure a loan, or a delay in recovery of the loaned  securities.  The Fund  presently does not intend to engage in loans of securities in the coming year.

         The Fund must receive collateral for a loan. Under current applicable  regulatory  requirements (which are subject to change),  on each  business  day the loan  collateral  must be at least equal to the value of the loaned securities.  It must consist of cash, bank letters of credit,  securities of the U.S. government or its agencies or instrumentalities,  or other cash  equivalents  in which the Fund is  permitted  to  invest.  To be  acceptable  as collateral,  letters of credit  must  obligate a bank to pay amounts  demanded by the Fund if the demand  meets the terms of the  letter.  The terms of the  letter of credit and the  issuing  bank both must be  satisfactory  to the
Fund.

         When it lends  securities,  the Fund  receives  amounts  equal to the  dividends  or  interest  on  loaned securities.  It also  receives  one or more of (a)  negotiated  loan  fees,  (b)  interest  on  securities  used as collateral,  and (c) interest on any short-term debt securities  purchased with such loan  collateral.  Either type of  interest  may be shared  with the  borrower.  The Fund can also pay  reasonable  finder's,  custodian  bank and administrative  fees in  connection  with these  loans.  The terms of the Fund's loans must meet  applicable  tests under the Internal  Revenue Code and must permit the Fund to reacquire  loaned  securities  on five days' notice or in time to vote on any important matter.

         |X|  Derivatives.  The Fund can  invest in a  variety  of  derivative  investments  to seek  income or for hedging  purposes.  Some  derivative  investments the Fund can use are the hedging  instruments  described below in this Statement of Additional Information.

         Other  derivative  investments  the Fund can  invest in include  "index-linked"  notes.  Principal  and/or interest  payments on these notes depend on the  performance of an underlying  index.  Currency-indexed  securities are another  derivative the Fund can use.  Typically  these are short-term or  intermediate-term  debt  securities.
Their  value at maturity  or the rates at which they pay income are  determined  by the change in value of the U.S.
dollar against one or more foreign  currencies or an index.  In some cases,  these  securities may pay an amount at maturity  based on a  multiple  of the  amount of the  relative  currency  movements.  This type of index  security offers the potential for increased  income or principal  payments but at a greater risk of loss than a typical debt security of the same maturity and credit quality.

         Other derivative  investments the Fund can use include debt  exchangeable for common stock of an issuer or
"equity-linked  debt  securities"  of an issuer.  At maturity,  the debt  security is exchanged for common stock of the  issuer  or it is  payable  in an  amount  based  on the  price  of the  issuer's  common  stock at the time of maturity.  Both  alternatives  present a risk that the amount  payable at maturity  will be less than the principal amount of the debt because the price of the issuer's common stock might not be as high as the Manager expected.

         |X|  Hedging.  The Fund can use  hedging to attempt to protect  against  declines  in the market  value of the Fund's  portfolio,  to permit the Fund to retain  unrealized  gains in the value of portfolio  securities which have appreciated, or to facilitate selling securities for investment reasons. To do so, the Fund could:

         o    sell futures contracts,
         o    buy puts on such futures or on securities, or
         o    write covered calls on securities or futures.  Covered calls can also be used to increase the
              Fund's income, but the Manager does not expect to engage extensively in that practice.

         The Fund can use hedging to establish a position in the  securities  market as a temporary  substitute for purchasing  particular  securities.  In that case, the Fund would normally seek to purchase the securities and then terminate  that  hedging  position.  The Fund might also use this type of hedge to attempt to protect  against  the possibility that its portfolio  securities  would not be fully included in a rise in value of the market.  To do so the Fund could:

         o    buy futures, or
         o    buy calls on such futures or on securities.

         The Fund is not  obligated  to use hedging  instruments,  even though it is  permitted  to use them in the
Manager's  discretion,  as  described  below.  The Fund's  strategy of hedging  with futures and options on futures will be incidental to the Fund's  activities in the  underlying  cash market.  The particular  hedging  instruments the Fund can use are described  below.  The Fund can employ new hedging  instruments  and strategies  when they are developed,  if those  investment  methods are consistent with the Fund's  investment  objective and are permissible under applicable regulations governing the Fund.

              |_| Futures.  The Fund can buy and sell  futures  contracts  that relate to (1)  broadly-based  stock indices ("stock index futures") (2) debt securities  (these are referred to as "interest rate futures"),  (3) other broadly-based  securities  indices (these are referred to as "financial  futures"),  (4) foreign  currencies (these are referred to as "forward contracts"), or (5) commodities (these are referred to as "commodity futures").

         A broadly-based  stock index is used as the basis for trading stock index futures.  They may in some cases be based on stocks of issuers in a  particular  industry or group of  industries.  A stock index  assigns  relative values to the common stocks  included in the index and its value  fluctuates in response to the changes in value of the underlying stocks. A stock index cannot be purchased or sold directly.  Financial  futures are similar  contracts  based on the future  value of the basket of  securities  that comprise the index. These contracts  obligate the seller to deliver,  and the purchaser to take, cash to settle the futures  transaction.  There is no delivery made of the  underlying  securities  to settle the futures  obligation.
Either party may also settle the transaction by entering into an offsetting contract.

         An interest  rate future  obligates  the seller to deliver (and the purchaser to take) cash or a specified type of debt  security  to settle the  futures  transaction.  Either  party  could  also  enter into an  offsetting contract to close out the position.

         The Fund can invest a portion of its assets in  commodity  futures  contracts.  Commodity  futures  may be based upon  commodities  within five main commodity  groups:  (1) energy,  which  includes crude oil,  natural gas, gasoline and heating oil; (2) livestock,  which includes  cattle and hogs; (3)  agriculture,  which includes wheat, corn, soybeans,  cotton,  coffee,  sugar and cocoa; (4) industrial metals,  which includes aluminum,  copper, lead, nickel,  tin and zinc; and (5) precious  metals,  which includes gold,  platinum and silver.  The Fund can purchase and sell commodity  futures  contracts,  options on futures  contracts and options and futures on commodity indices with respect to these five main  commodity  groups and the  individual  commodities  within each group,  as well as other types of commodities.

         No money is paid or  received  by the Fund on the  purchase  or sale of a  future.  Upon  entering  into a futures  transaction,  the Fund will be required to deposit an initial margin  payment with the futures  commission merchant (the "futures  broker").  Initial margin  payments will be deposited with the Fund's  custodian bank in an account registered in the futures broker's name.  However,  the futures broker can gain access to that account only under  specified  conditions.  As the  future  is  marked to market  (that  is,  its value on the  Fund's  books is changed) to reflect changes in its market value,  subsequent  margin  payments,  called variation  margin,  will be paid to or by the futures broker daily.

         At any time prior to expiration  of the future,  the Fund can elect to close out its position by taking an opposite  position,  at which time a final  determination  of variation margin is made and any additional cash must be  paid by or  released  to the  Fund.  Any  loss or gain on the  future  is then  realized  by the  Fund  for tax purposes.  All futures  transactions,  except forward  contracts,  are effected through a clearinghouse  associated with the exchange on which the contracts are traded.

         |_|      Put and Call Options.  The Fund can buy and sell certain kinds of put options
("puts") and call options ("calls").  The Fund can buy and sell  exchange-traded and  over-the-counter put and call options,  including index options,  securities options,  currency options,  commodities options, and options on the other types of futures described above.

o        Writing Covered Call Options.  The Fund can write (that is, sell) covered calls. If the Fund sells a call option,  it must be covered.  That means the Fund must own the security  subject to the call while the call is  outstanding,  or, for certain  types of calls,  the call can be covered by  identifying liquid assets on the Fund's books to enable the Fund to satisfy its  obligations  if the call is  exercised.  Up to
25% of the Fund's total assets can be subject to calls the Fund writes.

         When the Fund  writes a call on a  security,  it receives  cash (a  premium).  The Fund agrees to sell the underlying  security to a purchaser of a corresponding  call on the same security during the call period at a fixed exercise  price  regardless  of market price  changes  during the call period.  The call period is usually not more than nine months.  The exercise  price may differ from the market price of the  underlying  security.  The Fund has the risk of loss that the price of the  underlying  security may decline  during the call period.  That risk may be offset to some extent by the  premium the Fund  receives.  If the value of the  investment  does not rise above the call price,  it is likely that the call will lapse  without being  exercised.  In that case the Fund would keep the cash premium and the investment.

         When  the  Fund  writes  a call on an  index,  it  receives  cash (a  premium).  If the  buyer of the call exercises  it, the Fund will pay an amount of cash equal to the  difference  between the closing  price of the call and the exercise  price,  multiplied by a specified  multiple that  determines the total value of the call for each point of difference.  If the value of the underlying  investment  does not rise above the call price,  it is likely that the call will lapse without being exercised.  In that case the Fund would keep the cash premium.

         The Fund's  custodian  bank, or a securities  depository  acting for the custodian  bank,  will act as the
Fund's escrow agent,  through the facilities of the Options Clearing  Corporation ("OCC"), as to the investments on which the Fund has written calls traded on exchanges or as to other acceptable escrow  securities.  In that way, no margin will be required for such  transactions.  OCC will release the  securities  on the  expiration of the option or when the Fund enters into a closing transaction.

         When the Fund  writes an  over-the-counter  ("OTC")  option,  it will  enter  into an  arrangement  with a primary U.S.  government  securities  dealer which will  establish a formula  price at which the Fund will have the absolute  right to  repurchase  that OTC option.  The formula  price will  generally  be based on a multiple of the premium received for the option,  plus the amount by which the option is exercisable  below the market price of the underlying  security  (that is, the option is "in the  money").  When the Fund writes an OTC option,  it will treat as illiquid (for purposes of its restriction on holding illiquid  securities) the  mark-to-market  value of any OTC option it holds,  unless the option is subject to a buy-back  agreement by the executing  broker.  To terminate its obligation  on a call  it has  written,  the  Fund  can  purchase  a  corresponding  call  in a  "closing  purchase transaction."  The Fund will then  realize a profit or loss,  depending  upon  whether the net of the amount of the option  transaction  costs and the  premium  received  on the call the Fund wrote is more or less than the price of the call the Fund  purchases  to close out the  transaction.  The Fund may  realize  a profit  if the call  expires unexercised,  because the Fund will retain the  underlying  security and the premium it received  when it wrote the call.  Any such  profits are  considered  short-term  capital  gains for federal  income tax  purposes,  as are the premiums on lapsed calls.  When  distributed  by the Fund they are taxable as ordinary  income.  If the Fund cannot effect a closing  purchase  transaction due to the lack of a market,  it will have to hold the callable  securities until the call expires or is exercised.

         The Fund can also write calls on a futures  contract  without  owning the futures  contract or  securities deliverable  under  the  contract.  To do so,  at the time the call is  written,  the Fund  must  cover the call by identifying  an equivalent  dollar amount of liquid assets on the Fund's books.  The Fund will identify  additional liquid  assets on its books if the value of the  segregated  assets  drops below 100% of the  current  value of the future.  Because of this  segregation  requirement,  in no  circumstances  would the Fund's  receipt of an exercise notice as to that future  require the Fund to deliver a futures  contract.  It would simply put the Fund in a short futures position, which is permitted by the Fund's hedging policies.

o        Writing Put Options.  The Fund can sell put options. A put option on securities  gives the purchaser the right to sell, and the writer the obligation to buy, the underlying  investment at the exercise  price  during the option  period.  The Fund will not write puts if, as a result,  more than 25% of the Fund's total assets would be required to be segregated to cover such put options.

         If the Fund writes a put, the put must be covered by liquid assets  identified  on the Fund's  books.  The premium  the Fund  receives  from  writing  a put  represents  a  profit,  as long as the  price of the  underlying investment  remains  equal  to or above  the  exercise  price  of the put.  However,  the  Fund  also  assumes  the obligation  during the option  period to buy the  underlying  investment  from the buyer of the put at the exercise price,  even if the value of the investment  falls below the exercise  price. If a put the Fund has written expires unexercised,  the Fund realizes a gain in the amount of the premium less the  transaction  costs  incurred.  If the put is  exercised,  the Fund must fulfill its  obligation  to purchase the  underlying  investment  at the exercise price.  That price will usually  exceed the market value of the  investment  at that time.  In that case,  the Fund may incur a loss if it sells the  underlying  investment.  That loss will be equal to the sum of the sale  price of the underlying  investment and the premium  received minus the sum of the exercise price and any transaction  costs the Fund incurred.

         When writing a put option on a security,  to secure its obligation to pay for the underlying  security the
Fund will  deposit  in escrow  liquid  assets  with a value  equal to or  greater  than the  exercise  price of the underlying  securities.  The Fund therefore  forgoes the opportunity of investing the segregated  assets or writing calls against those assets.

         As long as the Fund's  obligation as the put writer  continues,  it may be assigned an exercise  notice by the  broker-dealer  through  which the put was sold.  That  notice will  require  the Fund to take  delivery of the underlying  security and pay the exercise  price.  The Fund has no control over when it may be required to purchase the underlying  security,  since it may be assigned an exercise  notice at any time prior to the termination of its obligation  as the  writer  of the  put.  That  obligation  terminates  upon  expiration  of the  put.  It may also terminate  if,  before  it  receives  an  exercise  notice,  the Fund  effects a closing  purchase  transaction  by purchasing  a put of the same series as it sold.  Once the Fund has been  assigned an  exercise  notice,  it cannot effect a closing purchase transaction.

         The Fund can decide to effect a closing  purchase  transaction to realize a profit on an  outstanding  put option it has  written  or to  prevent  the  underlying  security  from being  put.  Effecting  a closing  purchase transaction  will also permit the Fund to write  another put option on the  security,  or to sell the  security and use the  proceeds  from the sale for  other  investments.  The Fund  will  realize  a profit or loss from a closing purchase  transaction  depending on whether the cost of the  transaction is less or more than the premium  received from writing the put option.  Any profits from writing puts are  considered  short-term  capital  gains for federal tax purposes, and when distributed by the Fund, are taxable as ordinary income.

o        Purchasing Calls and Puts.  The Fund can purchase calls to protect against the possibility  that the Fund's  portfolio will not participate in an anticipated  rise in the securities  market.
When the Fund buys a call  (other than in a closing  purchase  transaction),  it pays a premium.  The Fund then has the right to buy the underlying  investment  from a seller of a corresponding  call on the same  investment  during the call period at a fixed  exercise  price.  The Fund benefits only if it sells the call at a profit or if, during the call  period,  the  market  price of the  underlying  investment  is above the sum of the call  price  plus the transaction  costs  and the  premium  paid for the  call and the Fund  exercises  the  call.  If the Fund  does not exercise the call or sell it (whether or not at a profit),  the call will become  worthless at its expiration date.
In that case the Fund will have paid the premium but lost the right to purchase the underlying investment.

         The Fund can buy puts whether or not it holds the underlying  investment in its  portfolio.  When the Fund purchases  a put,  it pays a premium  and,  except  as to puts on  indices,  has the  right to sell the  underlying investment to a seller of a put on a  corresponding  investment  during the put period at a fixed  exercise  price.
Buying a put on  securities  or futures the Fund owns enables the Fund to attempt to protect  itself during the put period  against a decline  in the value of the  underlying  investment  below the  exercise  price by  selling  the underlying  investment  at the  exercise  price to a seller of a  corresponding  put.  If the  market  price of the underlying  investment  is equal to or above the  exercise  price and,  as a result,  the put is not  exercised  or resold,  the put will become  worthless at its  expiration  date.  In that case the Fund will have paid the premium but lost the right to sell the underlying  investment.  However, the Fund can sell the put prior to its expiration.
That sale may or may not be at a profit.

         When the Fund  purchases  a call or put on an index or future,  it pays a premium,  but  settlement  is in cash rather  than by delivery of the  underlying  investment  to the Fund.  Gain or loss  depends on changes in the index in question (and thus on price movements in the securities  market  generally) rather than on price movements in individual securities or futures contracts.

         The Fund can buy a call or put only if,  after the  purchase,  the value of all call and put options  held by the Fund will not exceed 5% of the Fund's total assets.

         |_|      Buying and  Selling  Options on Foreign  Currencies.  The Fund can buy and sell calls and puts on foreign  currencies.  They  include  puts and calls that trade on a securities  or  commodities  exchange or in the over-the-counter  markets  or are quoted by major  recognized  dealers  in such  options.  The Fund could use these calls and puts to try to protect  against  declines in the dollar value of foreign  securities and increases in the dollar cost of foreign securities the Fund wants to acquire.

         If the Manager  anticipates  a rise in the dollar value of a foreign  currency in which  securities  to be acquired are  denominated,  the increased cost of those  securities may be partially  offset by purchasing calls or writing  puts on that  foreign  currency.  If the Manager  anticipates  a decline in the dollar  value of a foreign currency,  the decline in the dollar value of portfolio securities  denominated in that currency might be partially offset by writing calls or purchasing puts on that foreign  currency.  However,  the currency rates could fluctuate in a direction  adverse to the Fund's  position.  The Fund will then have  incurred  option  premium  payments  and transaction costs without a corresponding benefit.

         A call the Fund  writes  on a foreign  currency  is  "covered"  if the Fund  owns the  underlying  foreign currency  covered by the call or has an absolute  and  immediate  right to acquire that  foreign  currency  without additional cash  consideration (or it can do so for additional cash  consideration  held in a segregated account by its custodian bank) upon conversion or exchange of other foreign currency held in its portfolio.

         The Fund  could  write a call on a  foreign  currency  to  provide a hedge  against a decline  in the U.S.
dollar  value of a  security  which the Fund  owns or has the right to  acquire  and  which is  denominated  in the currency  underlying  the option.  That decline might be one that occurs due to an expected  adverse  change in the exchange rate. This is known as a  "cross-hedging"  strategy.  In those  circumstances,  the Fund covers the option by maintaining cash, U.S.  government  securities or other liquid, high grade debt securities in an amount equal to the exercise price of the option, in a segregated account with the Fund's custodian bank.

              |_| Risks of Hedging  with  Options and  Futures.  The use of hedging  instruments  requires  special skills and  knowledge of  investment  techniques  that are  different  than what is required  for normal  portfolio management.  If the Manager uses a hedging  instrument at the wrong time or judges market  conditions  incorrectly, hedging  strategies  may reduce  the Fund's  return.  The Fund  could also  experience  losses if the prices of its futures and options positions were not correlated with its other investments.

         The Fund's option  activities  could affect its portfolio  turnover  rate and brokerage  commissions.  The exercise of calls written by the Fund might cause the Fund to sell related  portfolio  securities,  thus increasing its turnover  rate. The exercise by the Fund of puts on securities  will cause the sale of underlying  investments, increasing  portfolio  turnover.  Although  the  decision  whether to  exercise a put it holds is within the Fund's control,  holding a put might cause the Fund to sell the related  investments  for reasons  that would not exist in the absence of the put.

         The Fund could pay a brokerage  commission  each time it buys a call or put,  sells a call or put, or buys or sells an underlying  investment in connection  with the exercise of a call or put.  Those  commissions  could be higher on a relative  basis than the  commissions  for direct  purchases  or sales of the  underlying  investments.
Premiums paid for options are small in relation to the market value of the  underlying  investments.  Consequently, put and call options  offer large amounts of leverage.  The leverage  offered by trading in options could result in the Fund's net asset value being more sensitive to changes in the value of the underlying investment.

         If a covered  call  written by the Fund is exercised on an  investment  that has  increased in value,  the
Fund will be required to sell the  investment  at the call price.  It will not be able to realize any profit if the investment has increased in value above the call price.

         An option position may be closed out only on a market that provides  secondary  trading for options of the same series,  and there is no assurance that a liquid  secondary market will exist for any particular  option.  The
Fund might  experience  losses if it could not close out a position because of an illiquid market for the future or option.

         There is a risk in using short hedging by selling futures or purchasing puts on  broadly-based  indices or futures to attempt to protect against  declines in the value of the Fund's portfolio  securities.  The risk is that the prices of the futures or the applicable  index will correlate  imperfectly with the behavior of the cash prices of the Fund's  securities.  For  example,  it is possible  that while the Fund has used  hedging  instruments  in a short hedge,  the market might advance and the value of the securities held in the Fund's  portfolio might decline.
If that occurred,  the Fund would lose money on the hedging  instruments and also experience a decline in the value of its  portfolio  securities.  However,  while this could occur for a very brief period or to a very small degree, over time the value of a  diversified  portfolio  of  securities  will  tend to move in the same  direction  as the indices upon which the hedging instruments are based.

         The risk of imperfect  correlation  increases as the composition of the Fund's portfolio diverges from the securities  included in the  applicable  index.  To compensate  for the imperfect  correlation  of movements in the price of the  portfolio  securities  being hedged and movements in the price of the hedging  instruments,  the Fund might use hedging  instruments  in a greater  dollar  amount than the dollar amount of portfolio  securities  being hedged.  It might do so if the  historical  volatility  of the prices of the portfolio  securities  being hedged is more than the historical volatility of the applicable index.

         The ordinary  spreads between prices in the cash and futures  markets are subject to  distortions,  due to differences in the nature of those markets.  First,  all  participants  in the futures market are subject to margin deposit and maintenance  requirements.  Rather than meeting additional margin deposit  requirements,  investors may close futures contracts through  offsetting  transactions which could distort the normal  relationship  between the cash and futures  markets.  Second,  the  liquidity of the futures  market  depends on  participants  entering into offsetting  transactions  rather than making or taking delivery.  To the extent participants decide to make or take delivery,  liquidity in the futures market could be reduced,  thus producing  distortion.  Third, from the point of view of speculators,  the deposit  requirements in the futures market are less onerous than margin  requirements in the  securities  markets.  Therefore,  increased  participation  by  speculators  in the  futures  market may cause temporary price distortions.

         The Fund can use hedging  instruments  to  establish a position in the  securities  markets as a temporary substitute  for the  purchase of  individual  securities  (long  hedging) by buying  futures  and/or  calls on such futures,  broadly-based  indices or on  securities.  It is  possible  that when the Fund does so the  market  might decline.  If the Fund then  concludes  not to invest in  securities  because  of  concerns  that the  market  might decline further or for other reasons,  the Fund will realize a loss on the hedging  instruments  that is not offset by a reduction in the price of the securities purchased.

              |_| Forward  Contracts.  Forward  contracts are foreign currency  exchange  contracts.  They are used to buy or sell  foreign  currency for future  delivery at a fixed  price.  The Fund uses them to "lock in" the U.S.
dollar  price of a security  denominated  in a foreign  currency  that the Fund has  bought or sold,  or to protect against  possible losses from changes in the relative values of the U.S.  dollar and a foreign  currency.  The Fund limits its exposure in foreign currency  exchange  contracts in a particular  foreign currency to the amount of its assets  denominated  in that  currency  or a  closely-correlated  currency.  The Fund can also use  "cross-hedging"
where the Fund  hedges  against  changes in  currencies  other than the  currency  in which a security  it holds is denominated.

         Under a forward  contract,  one party  agrees to  purchase,  and another  party agrees to sell, a specific currency at a future date.  That date may be any fixed number of days from the date of the contract  agreed upon by the parties.  The  transaction  price is set at the time the contract is entered into.  These  contracts are traded in the inter-bank  market conducted  directly among currency  traders  (usually large  commercial  banks) and their customers.

         The Fund can use  forward  contracts  to  protect  against  uncertainty  in the level of  future  exchange rates.  The use of forward  contracts does not eliminate the risk of  fluctuations  in the prices of the underlying securities  the Fund owns or intends to acquire,  but it does fix a rate of exchange in advance.  Although  forward contracts  may reduce the risk of loss from a decline  in the value of the hedged  currency,  at the same time they limit any potential gain if the value of the hedged currency increases.

         When the Fund  enters into a contract  for the  purchase  or sale of a security  denominated  in a foreign currency,  or when it  anticipates  receiving  dividend  payments in a foreign  currency,  the Fund might desire to
"lock-in" the U.S. dollar price of the security or the U.S. dollar equivalent of the dividend  payments.  To do so, the Fund might enter into a forward  contract for the purchase or sale of the amount of foreign  currency  involved in the underlying  transaction,  in a fixed amount of U.S. dollars per unit of the foreign currency. This is called a  "transaction  hedge." The  transaction  hedge will protect the Fund against a loss from an adverse change in the currency  exchange  rates during the period between the date on which the security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

         The Fund could also use forward  contracts to lock in the U.S. dollar value of portfolio  positions.  This is called a "position  hedge." When the Fund believes  that foreign  currency  might suffer a  substantial  decline against  the U.S.  dollar,  it could  enter  into a forward  contract  to sell an amount of that  foreign  currency approximating  the value of some or all of the Fund's portfolio  securities  denominated in that foreign  currency.
When the Fund believes that the U.S. dollar may suffer a substantial  decline against a foreign currency,  it could enter into a forward  contract to buy that  foreign  currency for a fixed dollar  amount.  Alternatively,  the Fund could enter into a forward  contract to sell a different  foreign  currency for a fixed U.S.  dollar  amount if the
Fund believes that the U.S. dollar value of the foreign  currency to be sold pursuant to its forward  contract will fall  whenever  there is a decline in the U.S.  dollar value of the currency in which  portfolio  securities of the
Fund are denominated. That is referred to as a "cross hedge."

         The Fund will cover its short  positions  in these  cases by  identifying  to its  custodian  bank  assets having a value equal to the aggregate amount of the Fund's  commitment under forward  contracts.  The Fund will not enter into forward  contracts or maintain a net exposure to such  contracts if the  consummation  of the  contracts would  obligate  the Fund to deliver an amount of foreign  currency in excess of the value of the Fund's  portfolio securities  or other assets  denominated  in that  currency or another  currency  that is the subject of the hedge.
However,  to avoid  excess  transactions  and  transaction  costs,  the Fund can maintain a net exposure to forward contracts  in excess of the value of the  Fund's  portfolio  securities  or other  assets  denominated  in  foreign currencies if the excess amount is "covered" by liquid  securities  denominated in any currency.  The cover must be at least  equal at all  times to the  amount of that  excess.  As one  alternative,  the Fund can  purchase  a call option  permitting  the Fund to purchase the amount of foreign  currency being hedged by a forward sale contract at a price no higher than the forward  contract  price.  As another  alternative,  the Fund can  purchase a put option permitting the Fund to sell the amount of foreign  currency  subject to a forward  purchase  contract at a price as high or higher than the forward contact price.

         The precise  matching of the amounts under  forward  contracts  and the value of the  securities  involved generally  will not be possible  because the future value of  securities  denominated  in foreign  currencies  will change as a consequence of market  movements  between the date the forward contract is entered into and the date it is sold.  In some cases the Manager  might decide to sell the security and deliver  foreign  currency to settle the original purchase  obligation.  If the market value of the security is less than the amount of foreign currency the
Fund is obligated to deliver,  the Fund might have to purchase  additional foreign currency on the "spot" (that is, cash)  market to settle the security  trade.  If the market  value of the  security  instead  exceeds the amount of foreign  currency  the Fund is  obligated  to deliver to settle the trade,  the Fund might have to sell on the spot market some of the foreign currency  received upon the sale of the security.  There will be additional  transaction costs on the spot market in those cases.

         The  projection  of  short-term  currency  market  movements is extremely  difficult,  and the  successful execution  of a  short-term  hedging  strategy  is  highly  uncertain.  Forward  contracts  involve  the risk  that anticipated  currency  movements  will not be  accurately  predicted,  causing the Fund to sustain  losses on these contracts and to pay additional  transactions  costs. The use of forward  contracts in this manner might reduce the
Fund's  performance if there are unanticipated  changes in currency prices to a greater degree than if the Fund had not entered into such contracts.

         At or before the  maturity of a forward  contract  requiring  the Fund to sell a currency,  the Fund might sell a portfolio  security and use the sale proceeds to make delivery of the currency.  In the alternative the Fund might retain the  security and offset its  contractual  obligation  to deliver the currency by  purchasing a second contract.  Under that  contract the Fund will obtain,  on the same maturity  date,  the same amount of the currency that it is obligated to deliver.  Similarly,  the Fund might close out a forward contract  requiring it to purchase a specified  currency by entering into a second contract  entitling it to sell the same amount of the same currency on the maturity  date of the first  contract.  The Fund would  realize a gain or loss as a result of entering  into such an  offsetting  forward  contract  under  either  circumstance.  The gain or loss will depend on the extent to which the exchange rate or rates between the  currencies  involved  moved between the execution  dates of the first contract and offsetting contract.

         The costs to the Fund of  engaging  in  forward  contracts  varies  with  factors  such as the  currencies involved,  the length of the contract period and the market  conditions then prevailing.  Because forward contracts are usually  entered into on a principal  basis,  no brokerage  fees or  commissions  are  involved.  Because these contracts  are not  traded  on an  exchange,  the  Fund  must  evaluate  the  credit  and  performance  risk of the counterparty under each forward contract.

         Although  the Fund  values its assets  daily in terms of U.S.  dollars,  it does not intend to convert its holdings of foreign  currencies  into U.S.  dollars on a daily basis.  The Fund can convert  foreign  currency from time to time, and will incur costs in doing so. Foreign  exchange  dealers do not charge a fee for conversion,  but they do seek to realize a profit based on the difference between the prices at which they buy and sell various  currencies.  Thus,  a dealer might offer to sell a foreign  currency to the Fund at one rate,  while  offering a lesser rate of exchange if the Fund desires to resell that  currency to the dealer.

              |_| Interest Rate Swap  Transactions.  The Fund can enter into interest rate swap  agreements.  In an interest  rate swap,  the Fund and  another  party  exchange  their  right to receive  or their  obligation  to pay interest on a security.  For example,  they might swap the right to receive  floating  rate payments for fixed rate payments.  The Fund can enter  into  swaps  only on  securities  that it owns.  The Fund will not enter  into swaps with respect to more than 25% of its total assets.  Also,  the Fund will identify  liquid assets on its books (such as cash or U.S.  government  securities)  to cover any  amounts it could owe under swaps that exceed the amounts it is entitled to receive, and it will adjust that amount daily, as needed.

         Swap  agreements  entail  both  interest  rate  risk  and  credit  risk.  There is a risk  that,  based on movements of interest  rates in the future,  the payments made by the Fund under a swap  agreement  will be greater than the payments it received.  Credit risk arises from the  possibility  that the  counterparty  will default.  If the counterparty  defaults,  the Fund's loss will consist of the net amount of contractual  interest  payments that the Fund has not yet  received.  The Manager  will monitor the  creditworthiness  of  counterparties  to the Fund's interest rate swap transactions on an ongoing basis.

         The Fund can enter  into  swap  transactions  with  certain  counterparties  pursuant  to  master  netting agreements.  A master netting agreement  provides that all swaps done between the Fund and that counterparty  shall be regarded as parts of an integral  agreement.  If amounts are payable on a particular  date in the same  currency in respect of one or more swap  transactions,  the amount  payable on that date in that  currency  shall be the net amount.  In addition,  the master  netting  agreement  may provide that if one party  defaults  generally or on one swap,  the  counterparty  can  terminate  all of the swaps with that party.  Under these  agreements,  if a default results in a loss to one party,  the measure of that  party's  damages is  calculated  by  reference to the average cost of a  replacement  swap  for  each  swap.  It is  measured  by the  mark-to-market  value  at the  time of the termination  of  each  swap.  The  gains  and  losses  on  all  swaps  are  then  netted,  and  the  result  is the counterparty's  gain or loss on  termination.  The  termination of all swaps and the netting of gains and losses on termination is generally referred to as "aggregation."

              |_| Regulatory Aspects of Hedging  Instruments.  When using futures and options on futures,  the Fund is  required  to  operate  within  certain  guidelines  and  restrictions  with  respect  to the use of  futures as established by the Commodities  Futures Trading Commission (the "CFTC").  In particular,  the Fund is exempted from registration  with the CFTC as a "commodity  pool operator" if the Fund complies with the  requirements of Rule 4.5 adopted by the CFTC.  The Rule does not limit the  percentage  of the Fund's  assets  that may be used for  futures margin and related  options  premiums  for a bona fide hedging  position.  However,  under the Rule,  the Fund must limit its  aggregate  initial  futures  margin and related  options  premiums to not more than 5% of the Fund's net assets for hedging  strategies  that are not  considered  bona fide hedging  strategies  under the Rule.  Under the
Rule,  the Fund must also use short  futures and options on futures  solely for bona fide hedging  purposes  within the meaning and intent of the applicable provisions of the Commodity Exchange Act.

         Transactions in options by the Fund are subject to limitations  established by the option  exchanges.  The exchanges  limit the  maximum  number of  options  that may be  written  or held by a single  investor  or group of investors  acting in concert.  Those  limits apply  regardless  of whether the options were written or purchased on the same or different  exchanges or are held in one or more accounts or through one or more different  exchanges or through  one or more  brokers.  Thus,  the number of  options  that the Fund can write or hold may be  affected  by options written or held by other  entities,  including other  investment  companies  having the same advisor as the
Fund (or an advisor that is an affiliate of the Fund's  advisor).  The  exchanges  also impose  position  limits on futures  transactions.  An exchange  may order the  liquidation  of  positions  found to be in  violation  of those limits and may impose certain other sanctions.

         Under the  Investment  Company Act,  when the Fund  purchases a future,  it must  maintain cash or readily marketable  short-term  debt  instruments in an amount equal to the market value of the  securities  underlying the future, less the margin deposit applicable to it.

              |_| Tax Aspects of Certain  Hedging  Instruments.  Certain  foreign  currency  exchange  contracts in which the Fund can invest are treated as "Section  1256  contracts"  under the Internal  Revenue  Code. In general, gains or losses relating to Section 1256 contracts are  characterized  as 60% long-term and 40% short-term  capital gains or losses under the Code.  However,  foreign  currency  gains or losses  arising from Section 1256  contracts that are forward  contracts  generally are treated as ordinary income or loss. In addition,  Section 1256 contracts held by the Fund at the end of each  taxable  year are  "marked-to-market,"  and  unrealized  gains or  losses  are treated as though they were  realized.  These  contracts also may be  marked-to-market  for purposes of determining the excise tax  applicable  to investment  company  distributions  and for other  purposes  under rules  prescribed pursuant to the  Internal  Revenue  Code.  An election can be made by the Fund to exempt  those  transactions  from this marked-to-market treatment.

         Certain  forward  contracts  the Fund  enters  into may  result in  "straddles"  for  federal  income  tax purposes.  The straddle  rules may affect the character  and timing of gains (or losses)  recognized by the Fund on straddle  positions.  Generally,  a loss sustained on the disposition of a position making up a straddle is allowed only to the  extent  that  the loss  exceeds  any  unrecognized  gain in the  offsetting  positions  making  up the straddle.  Disallowed  loss  is  generally  allowed  at the  point  where  there  is no  unrecognized  gain  in the offsetting positions making up the straddle, or the offsetting position is disposed of.

         Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:

(1)      gains or losses  attributable  to  fluctuations  in  exchange  rates that occur  between the time the Fund accrues  interest or other  receivables  or accrues  expenses or other  liabilities  denominated in a foreign currency and the time the Fund actually  collects such receivables or pays such  liabilities,
              and
(2)      gains or losses  attributable  to  fluctuations  in the value of a foreign  currency  between  the date of acquisition  of a debt  security  denominated  in a foreign  currency  or  foreign  currency  forward contracts and the date of disposition.

         Currency gains and losses are offset  against  market gains and losses on each trade before  determining a net "Section 988" gain or loss under the Internal  Revenue Code for that trade,  which may increase or decrease the amount of the Fund's investment income available for distribution to its shareholders.

         |X|  Temporary  Defensive  and  Interim  Investments.  The  Fund's  temporary  defensive  investments  can include (i)  obligations  issued or  guaranteed by the U.S.  government,  its agencies or  instrumentalities;  (ii)
commercial  paper rated in the highest  category by an  established  rating  organization;  (iii)  certificates  of deposit or bankers'  acceptances  of domestic  banks with assets of $1 billion or more;  (iv) any of the  foregoing securities  that  mature  in one year or less  (generally  known  as  "cash  equivalents");  (v)  other  short-term corporate debt obligations; and (vi) repurchase agreements.

Investment Restrictions

         |X|  What Are "Fundamental  Policies?"  Fundamental  policies are those policies that the Fund has adopted to govern its  investments  that can be changed only by the vote of a "majority" of the Fund's  outstanding  voting securities.  Under the  Investment  Company  Act, a  "majority"  vote is defined as the vote of the  holders of the lesser of:

         o    67% or more of the shares present or represented  by proxy at a shareholder  meeting,  if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
         o    more than 50% of the outstanding shares.

         The Fund's investment  objective is a fundamental  policy.  Other policies  described in the Prospectus or this Statement of Additional  Information are  "fundamental"  only if they are identified as such. The Fund's Board of Directors can change  non-fundamental  policies without shareholder  approval.  However,  significant changes to investment  policies will be described in  supplements or updates to the Prospectus or this Statement of Additional
Information, as appropriate. The Fund's most significant investment policies are described in the Prospectus.

         |X|  Does the Fund Have  Additional  Fundamental  Policies?  The  following  investment  restrictions  are fundamental policies of the Fund.

         o    The Fund  cannot  concentrate  investments.  That  means it  cannot  invest  25% or more of its total assets in any industry. However, there is no limitation on investments in U.S. government securities.

o        The Fund cannot invest in commodities.  However,  the Fund can buy and sell any of the hedging instruments permitted  by any of its other  policies.  It does not  matter if the  hedging  instrument  is  considered  to be a commodity or commodity contract.

         o    The Fund  cannot  invest  in real  estate  or in  interests  in real  estate.  However,  the Fund can purchase  securities  of issuers  holding  real estate or interests in real estate  (including  securities  of real estate investment trusts).

         o    The Fund cannot  underwrite  securities of other  companies.  A permitted  exception is in case it is deemed to be an  underwriter  under  the  Securities  Act of 1933 when  reselling  any  securities  held in its own portfolio.

         o    The Fund cannot issue "senior  securities," but this does not prohibit certain investment  activities for which assets of the Fund are  designated  as  segregated,  or margin,  collateral  or escrow  arrangements  are established,  to cover the related  obligations.  Examples of those activities  include  borrowing  money,  reverse repurchase agreements,  delayed-delivery and when-issued  arrangements for portfolio securities  transactions,  and contracts to buy or sell derivatives, hedging instruments, options or futures.

o        The Fund cannot borrow money in excess of 33 1/3% of the value of its total assets  (including  the amount borrowed).  The Fund may borrow  only from banks  and/or  affiliated  investment  companies.  With  respect to this fundamental  policy,  the Fund can borrow only if it maintains a 300% ratio of assets to borrowings at all times in the manner set forth in the Investment Company Act of 1940.

o        The Fund cannot make loans  except (a) through  lending of  securities,  (b) through the  purchase of debt instruments or similar  evidences of indebtedness,  (c) through an interfund  lending program with other affiliated funds1, and (d) through repurchase agreements.

o        The Fund  cannot  buy  securities  issued  or  guaranteed  by any one  issuer if more than 5% of its total assets would be invested in securities  of that issuer or it would then own more than 10% of that  issuer's  voting securities.  This limit  applies to 75% of the Fund's total assets.  The limit does not apply to securities  issued by the U.S. Government or any of its agencies or instrumentalities, or securities of other investment companies.

         Unless the Prospectus or this  Statement of Additional  Information  states that a percentage  restriction applies  on an ongoing  basis,  it applies  only at the time the Fund makes an  investment.  The Fund need not sell securities  to meet the  percentage  limits if the value of the  investment  increases in proportion to the size of the Fund.

         For purposes of the Fund's policy not to  concentrate  its  investments as described  above,  the Fund has adopted the industry  classifications  set forth in Appendix B to this  Statement of Additional  Information.  This is not a fundamental policy.

How the Fund is Managed

Organization  and History.  The Fund is a "series" of Oppenheimer  Main Street Funds,  Inc. That  corporation is an open-end,  management  investment  company  organized as a Maryland  corporation in 1987. The Fund is a diversified mutual fund and commenced operations on February 3, 1988.

         The Fund's parent  corporation is governed by a Board of Directors,  which is  responsible  for protecting the interests of shareholders  under Maryland law. The Directors meet  periodically  throughout the year to oversee the Fund's activities, review its performance, and review the actions of the Manager.

         The  Board  of  Directors  has an Audit  Committee  and a  Review  Committee.  The  members  of the  Audit
Committee  are Edward L.  Cameron,  C.  Howard  Kast and F.  William  Marshall,  Jr. The Audit  Committee  held six meetings  during the Fund's  fiscal  year  ended  August 31,  2001.  The Audit  Committee  provides  the Board with recommendations  regarding the selection of the Fund's  independent  auditor.  The Audit Committee also reviews the scope and  results  of audits and the audit fees  charged,  reviews  reports  from the Fund's  independent  auditor concerning  the Fund's  internal  accounting  procedures and controls and selects and nominates for approval by the
Board the independent Directors, among other duties as set forth in the Committee's charter.

         The members of the Review  Committee are Jon S. Fossel,  Sam  Freedman,  William L.  Armstrong,  Robert G.
Avis and George C. Bowen.  The Review  Committee  held six  meetings  during the fiscal year ended August 31, 2001.
The Review  Committee  reviews  reports  and makes  recommendations  to the Board  concerning  the fees paid to the
Fund's  Transfer  Agent and the services  provided to the Fund by the Transfer  Agent.  The Review  Committee  also reviews  policies and procedures  adopted by the Fund to comply with the  Investment  Company Act of 1940 and other applicable law, among other duties as set forth in the Committee's charter.

         |_|      Classes of Shares. The Board of Directors has the power, without shareholder approval,  to divide  unissued  shares of the Fund into two or more  classes.  The Board has done so, and the Fund  currently  has five  classes of shares:  Class A, Class B, Class C, Class N and Class Y. All  classes invest  in the same  investment  portfolio.  Only  retirement  plans may  purchase  Class N  shares.  Only  certain institutional investors may elect to purchase Class Y shares. Each class of shares:

o        has its own dividends and distributions,
o        pays certain expenses which may be different for the different classes,
o        may have a different net asset value,
o        may have separate voting rights on matters in which interests of one class are different from interests of another class, and
o        votes as a class on matters that affect that class alone.

         Shares are freely transferable,  and each share of each class has one vote at shareholder  meetings,  with fractional shares voting  proportionally  on matters submitted to the vote of shareholders.  Each share of the Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

         The Directors  are  authorized  to create new series and classes of shares.  The Directors may  reclassify unissued  shares of the Fund's parent  corporation  or its series or classes into  additional  series or classes of shares.  The  Directors  also may divide or combine the shares of a class into a greater or lesser number of shares without  changing  the  proportionate  beneficial  interest  of a  shareholder  in the  Fund.  Shares  do not  have cumulative  voting  rights or  preemptive  or  subscription  rights.  Shares  may be voted in person or by proxy at shareholder meetings.

              |_| Meetings of  Shareholders.  Although  the Fund is not  required  by  Maryland  law to hold annual meetings,  it may hold shareholder  meetings from time to time on important matters. The shareholders of the Fund's parent  corporation  have the  right to call a  meeting  to  remove a  Director  or to take  certain  other  action described in the Articles of Incorporation or under Maryland law.

         The Fund will hold  meetings  when  required to do so by the  Investment  Company Act or other  applicable law. The Fund will hold a meeting when the  Directors  call a meeting or upon proper  request of  shareholders.  If the Fund's parent  corporation  receives a written request of the record holders of at least 25% of the outstanding shares  eligible  to be voted at a meeting to call a meeting  for a  specified  purpose  (which  might  include the removal of a Director),  the Directors will call a meeting of shareholders for that specified  purpose.  The Fund's parent  corporation  has undertaken that it will then either give the applicants  access to the Fund's  shareholder list or mail the applicants' communication to all other shareholders at the applicants' expense.

         Shareholders  of the Fund vote together in the  aggregate on certain  matters at  shareholders'  meetings.
Those matters  include the election of Directors and  ratification  of  appointment  of the  independent  auditors.
Shareholders  of a particular  class vote  separately on proposals that affect that class.  Shareholders of a class that is not affected by a proposal are not entitled to vote on the proposal.  For example,  only  shareholders of a particular  class  of a  series  vote on  certain  amendments  to the  Distribution  and/or  Service  Plans  if the
amendments affect only that class.

Directors  and Officers of the Fund.  The Directors and officers of the Fund and their  principal  occupations  and business  affiliations  during the past five years are listed below.  Directors  denoted with an asterisk (*) below are deemed to be  "interested  persons" of the Fund under the  Investment  Company  Act. All of the  Directors  are
also trustees, directors or managing general partners of the following Denver-based Oppenheimer funds.1

Oppenheimer Cash Reserves                               Oppenheimer Select Managers
Oppenheimer Champion Income Fund                        Oppenheimer Senior Floating Rate Fund
Oppenheimer Capital Income Fund                         Oppenheimer Strategic Income Fund
Oppenheimer High Yield Fund                             Oppenheimer Total Return Fund, Inc.
Oppenheimer International Bond Fund                     Oppenheimer Variable Account Funds
Oppenheimer Integrity Funds                             Panorama Series Fund, Inc.
Oppenheimer Limited-Term Government Fund                Centennial America Fund, L. P.
Oppenheimer Main Street Funds, Inc.                     Centennial California Tax Exempt Trust
Oppenheimer Main Street Opportunity Fund                Centennial Government Trust
Oppenheimer Main Street Small Cap Fund                  Centennial Money Market Trust
Oppenheimer Municipal Fund                              Centennial New York Tax Exempt Trust
Oppenheimer Real Asset Fund                             Centennial Tax Exempt Trust

         Messrs. Swain, Murphy,  Bishop,  Farrar,  Molleur,  Wixted, Zack, and Mses. Feld and Ives who are officers of the Fund,  respectively hold the same offices with the other  Denver-based  Oppenheimer funds. As of December 1,
2001,  the  Directors  and  officers  of the Fund as a group  owned less than 1% of the  outstanding  shares of the
Fund.  The foregoing  statement  does not reflect  shares held of record by an employee  benefit plan for employees of the Manager other than shares  beneficially  owned under that plan by the officers of the Fund listed below. Mr.
Murphy is the trustee of that plan.

James C. Swain*, Chairman, Chief Executive Officer and Director, Age: 68.
6803 South Tucson Way, Englewood, Colorado 80112
Vice  Chairman of the Manager  (since  September  1988);  formerly  President  and a director of  Centennial  Asset
Management  Corporation,  a  wholly-owned  subsidiary  of the  Manager  and  Chairman  of the Board of  Shareholder
Services, Inc., a transfer agent subsidiary of the Manager.

John V. Murphy*, President and Director, Age: 52
498 Seventh Avenue, New York, New York 10018
Chairman, Chief Executive Officer and director (since June 30, 2001) and President (since September 2000) of the
Manager; President and a trustee of other Oppenheimer funds; President and a director (since July 2001) of
Oppenheimer Acquisition Corp., the Manager's parent holding company, and of Oppenheimer Partnership Holdings,
Inc. (since July 2001), a holding company subsidiary of the Manager; Chairman and a director (since July 2001) of
Shareholder Services, Inc. and of Shareholder Financial Services, Inc., transfer agent subsidiaries of the
Manager; President (since November 1, 2001) and a director (since July 2001) of Oppenheimer Real Asset
Management, Inc., an investment advisor subsidiary of the Manager; President and a director (since July 2001) of
OppenheimerFunds Legacy Program, a charitable trust program established by the Manager; a director (since
November 2001) of Trinity Investment Management Corp. and Tremont Advisers, Inc., investment advisory affiliates of the Manager, and of OAM Institutional, Inc. (since November 2001), an investment advisory subsidiary of the
Manager, and of HarbourView Asset Management Corporation and OFI Private Investments, Inc. (since July 2001), investment advisor subsidiaries of the Manager; formerly President and trustee (from November 1999 to November
2001) of MML Series Investment Fund and MassMutual Institutional Funds, open-end investment companies; Chief
Operating Officer (September 2000 - July 2001) of the Manager; Executive Vice President of Massachusetts Mutual
Life Insurance Company (from February 1997 to August 2000); a director (from 1999 to 2000) of C.M. Life Insurance
Company; President, Chief Executive Officer and a director (from 1999 to 2000) of MML Bay State Life Insurance
Company; Executive Vice President, director and Chief Operating Officer (from 1995 to 1997) of David L. Babson
& Company, Inc., an investment advisor; Senior Vice President and director (from 1995 to 1997) of Potomac Babson
Inc., an investment advisor subsidiary of David L. Babson &Company, Inc.,; Senior Vice President (from 1995-1997)
and director (from 1995 to 1999) of DBL Acquisition Corporation, a holding company for investment advisers; a director (from 1989 - 1998) of Emerald Isle Bancorp and Hibernia Savings Bank, wholly-owned subsidiary of Emerald
Isle Bancorp; and Chief Operating Officer (from 1993 to 1996) of Concert Capital Management, Inc., an investment advisor.

William L. Armstrong, Director, Age: 64.
6803 South Tucson Way, Englewood, Colorado 80112
Chairman of the  following  private  mortgage  banking  companies:  Cherry Creek  Mortgage  Company  (since  1991),
Centennial  State Mortgage Company (since 1994),  The El Paso Mortgage  Company (since 1993),  Transland  Financial
Services,  Inc. (since 1997);  Chairman of the following private  companies:  Great Frontier  Insurance  (insurance agency) (since 1995) and Ambassador Media  Corporation  (since 1984);  Director of the following public  companies:
Storage Technology  Corporation  (computer  equipment  company) (since 1991),  Helmerich & Payne, Inc. (oil and gas drilling/production  company) (since 1992),  UNUMProvident  (insurance company) (since 1991);  formerly Director of
International  Family  Entertainment  (television  channel) (1992 - 1997) and Natec Resources,  Inc. (air pollution control  equipment  and  services  company)  (1991-1995),  Frontier  Real  Estate,  Inc.  (residential  real estate brokerage)  (1994-1999),  and Frontier Title (title  insurance  agency)  (1995-June  1999);  formerly U.S.  Senator
(January 1979-January 1991).

Robert G. Avis, Director, Age: 70.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly,  (until February 2001) Director and President of A.G. Edwards Capital,  Inc.  (General Partner of private equity  funds),  formerly,  until March 2000,  Chairman,  President  and Chief  Executive  Officer of A.G.  Edwards
Capital,  Inc.; formerly,  until March 1999, Vice Chairman and Director of A.G. Edwards,  Inc. and Vice Chairman of
A.G.  Edwards & Sons, Inc. (its brokerage  company  subsidiary);  until March 1999,  Chairman of A.G. Edwards Trust
Company and A.G.E. Asset Management  (investment advisor);  until March 2000, a Director of A.G. Edwards & Sons and
A.G. Edwards Trust Company.

George C. Bowen, Director, Age: 65.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly (until April 1999) Mr. Bowen held the following  positions:  Senior Vice President  (since September 1987)
and  Treasurer  (since March 1985) of the Manager;  Vice  President  (since June 1983) and  Treasurer  (since March
1985) of OppenheimerFunds,  Distributor, Inc., a subsidiary of the Manager and the Fund's Distributor;  Senior Vice
President  (since February 1992),  Treasurer  (since July 1991) Assistant  Secretary and a director (since December
1991) of Centennial  Asset Management  Corporation;  Vice President (since October 1989) and Treasurer (since April
1986) of  HarbourView  Asset  Management  Corporation;  President,  Treasurer and a director of Centennial  Capital
Corporation  (since June 1989);  Vice President and Treasurer  (since August 1978) and Secretary (since April 1981)
of Shareholder  Services,  Inc.; Vice President,  Treasurer and Secretary of Shareholder  Financial Services,  Inc.
(since  November 1989);  Assistant  Treasurer of Oppenheimer  Acquisition  Corp.  (since March 1998);  Treasurer of
Oppenheimer  Partnership  Holdings,  Inc. (since November 1989);  Vice President and Treasurer of Oppenheimer  Real
Asset  Management,  Inc.  (since July 1996);  Treasurer of  OppenheimerFunds  International  Ltd.  and  Oppenheimer
Millennium Funds plc (since October 1997).

Edward L. Cameron, Director, Age: 63.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly  (from  1974-1999) a partner with  PricewaterhouseCoopers  LLC (an  accounting  firm) and Chairman,  Price
Waterhouse LLP Global Investment Management Industry Services Group (from 1994-1998).

Jon S. Fossel, Director, Age: 59.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly  (until  October 1996)  Chairman and a director of the Manager;  President  and a director of  Oppenheimer
Acquisition Corp., Shareholder Services, Inc. and Shareholder Financial Services, Inc.

Sam Freedman, Director, Age: 61.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly (until October 1994) Chairman and Chief Executive Officer of OppenheimerFunds  Services,  Chairman,  Chief
Executive Officer and a director of Shareholder Services,  Inc., Chairman,  Chief Executive Officer and director of
Shareholder Financial Services,  Inc., Vice President and director of Oppenheimer  Acquisition Corp. and a director of OppenheimerFunds, Inc.

C. Howard Kast, Director, Age: 80.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly Managing Partner of Deloitte, Haskins & Sells (an accounting firm).

Robert M. Kirchner, Director, Age: 79.
6803 South Tucson Way, Englewood, Colorado 80112
President of The Kirchner Company (management consultants).

F. William Marshall, Jr., Director, Age: 59.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly  (until 1999)  Chairman of SIS & Family Bank,  F.S.B.  (formerly  SIS Bank);  President,  Chief  Executive
Officer  and  Director  of SIS  Bankcorp.,  Inc.  and SIS  Bank  (formerly  Springfield  Institution  for  Savings)
(1993-1999);  Executive Vice President (until 1999) of Peoples Heritage Financial Group,  Inc.;  Chairman and Chief
Executive  Office of Bank of Ireland  First  Holdings,  Inc. and First New  Hampshire  Banks  (1990-1993);  Trustee
(since 1996) of MassMutual Institutional Funds and of MML Series Investment Fund (open-end investment companies).

Charles Albers, Vice President and Portfolio Manager, Age: 60.
498 Seventh Avenue, New York, New York 10018
Senior Vice President (since April 1998) of the Manager; a Certified  Financial  Analyst;  an officer and portfolio manager of other  Oppenheimer  funds;  formerly a Vice  President  and  portfolio  manager  for  Guardian  Investor
Services, the investment management subsidiary of The Guardian Life Insurance Company (1972 - April 1998).

Nikolaos D. Monoyios, Vice President and Portfolio Manager, Age: 52.
498 Seventh Avenue, New York, New York 10018
Vice President of the Manager (since April 1998); an officer and portfolio  manager of other  Oppenheimer  funds; a
Certified  Financial Analyst;  formerly a Vice President and portfolio manager for Guardian Investor Services,  the investment management subsidiary of The Guardian Life Insurance Company (1979 - March 1998).

Robert G. Zack, Vice President and Secretary, Age: 53.
498 Seventh Avenue, New York, New York 10018
Senior Vice President (since May 1985) and Acting General Counsel (since November 2001) of the Manager; Assistant
Secretary of Shareholder Services, Inc. (since May 1985), Shareholder
Financial Services, Inc. (since November 1989); OppenheimerFunds International Ltd. and Oppenheimer Millennium
Funds plc (since October 1997); an officer of other Oppenheimer funds.  Formerly Associate General Counsel (May
1981 - November 2001).

Brian W. Wixted, Treasurer and Principal Financial and Accounting Officer, Age: 42.
6803 South Tucson Way, Englewood, Colorado 80112
Senior  Vice  President  and  Treasurer  (since  March  1999)  of the  Manager  Treasurer  (since  March  1999)  of
HarbourView  Asset  Management  Corporation,   Shareholder  Services,   Inc.,  Oppenheimer  Real  Asset  Management
Corporation,  Shareholder  Financial  Services,  Inc. and Oppenheimer  Partnership  Holdings,  Inc., of OFI Private
Investments,  Inc. (since March 2000) and of OppenheimerFunds  International Ltd. and Oppenheimer  Millennium Funds
plc (since May 2000);  Treasurer  and Chief  Financial  Officer  (since  May 2000) of  Oppenheimer  Trust  Company;
Assistant  Treasurer  (since March 1999) of  Oppenheimer  Acquisition  Corp.  and of  Centennial  Asset  Management
Corporation an officer of other Oppenheimer funds; formerly Principal and Chief
Operating  Officer,  Bankers  Trust  Company - Mutual  Fund  Services  Division  (March  1995 - March  1999);  Vice
President and Chief  Financial  Officer of CS First Boston  Investment  Management  Corp.  (September  1991 - March
1995).

Robert J. Bishop, Assistant Treasurer, Age: 42.
6803 South Tucson Way, Englewood, Colorado 80112
Vice President of the  Manager/Mutual  Fund  Accounting  (since May 1996); an officer of other  Oppenheimer  funds;
formerly an Assistant  Vice  President of the  Manager/Mutual  Fund  Accounting  (April 1994 - May 1996) and a Fund
Controller of the Manager.

Scott T. Farrar, Assistant Treasurer, Age: 35.
6803 South Tucson Way, Englewood, Colorado 80112
Vice  President  of the  Manager/Mutual  Fund  Accounting  (since May 1996);  Assistant  Treasurer  of  Oppenheimer
Millennium  Funds plc (since  October  1997);  an officer of other  Oppenheimer  Funds;  formerly an Assistant Vice
President of the Manager/Mutual Fund Accounting (April 1994 - May 1996), and a Fund Controller of the Manager.

Denis R. Molleur, Assistant Secretary, Age: 42.
498 Seventh Avenue, New York, New York 10018
Vice  President  and Senior  Counsel of the  Manager  (since  July 1999);  an officer of other  Oppenheimer  funds;
formerly a Vice President and Associate Counsel of the Manager (September 1991 - July 1999).

Katherine P. Feld, Assistant Secretary, Age: 43.
498 Seventh Avenue, New York, New York 10018
Vice  President  and Senior  Counsel of the  Manager  (since  July 1999);  an officer of other  Oppenheimer  funds;
formerly a Vice President and Associate Counsel of the Manager (June 1990 - July 1999).

Kathleen T. Ives, Assistant Secretary, Age: 36.
6803 South Tucson Way, Englewood, CO 80112
Vice President and Assistant Counsel of the Manager (since June 1998); an officer of other
Oppenheimer  funds;  formerly an Assistant Vice President of the Manager (August 1997 - June 1998) and an Assistant
Counsel of the Manager (August 1994-June 1998).

         |X|  Remuneration  of  Directors.  The  officers of the Fund and Mr. Swain and Mr.  Murphy are  affiliated with the Manager and receive no salary or fee from the Fund.  The  remaining  Directors  of the Fund  received  the compensation  shown below.  The  compensation  from the Fund was paid during its fiscal year ended August 31, 2001.
The  compensation  from all of the  Denver-based  Oppenheimer  funds  includes the  compensation  from the Fund and represents compensation received as a director,  trustee,  managing general partner or member of a committee of the
Board during the calendar year 2000.

   ------------------------------------------ -------------------------- ------------------------------------------
                                              Aggregate Compensation                Total Compensation
   Director's Name                            from Fund1                           from all Denver-Based
   and Other Positions                                                              Oppenheimer Funds2
                                                                                        (40 Funds)
   ------------------------------------------ -------------------------- ------------------------------------------
   ------------------------------------------ -------------------------- ------------------------------------------
   William L. Armstrong
   Review Committee Member                    $10,754                    $49,270
   ------------------------------------------ -------------------------- ------------------------------------------
   ------------------------------------------ -------------------------- ------------------------------------------
   Robert G. Avis
   Review Committee Member                    $12,279                    $72,000
   ------------------------------------------ -------------------------- ------------------------------------------
   ------------------------------------------ -------------------------- ------------------------------------------
   George C. Bowen
   Review Committee Member                    $10,741                    $55,948
   ------------------------------------------ -------------------------- ------------------------------------------
   ------------------------------------------ -------------------------- ------------------------------------------
   Edward L. Cameron
   Audit Committee Chairman                   $   8,501                  $26,709
   ------------------------------------------ -------------------------- ------------------------------------------
   ------------------------------------------ -------------------------- ------------------------------------------
   Jon S. Fossel
   Review Committee Chairman                  $13,314                    $77,880
                                              -------------------------- ------------------------------------------
   ------------------------------------------ -------------------------- ------------------------------------------
   Sam Freedman
   Review Committee Member                    $13,926                    $80,100
                                              -------------------------- ------------------------------------------
   ------------------------------------------ -------------------------- ------------------------------------------
   C. Howard Kast
   Audit Committee Member                     $14,767                    $86,150
                                              -------------------------- ------------------------------------------
   ------------------------------------------ -------------------------- ------------------------------------------

   Robert M. Kirchner                         $13,393                    $76,950
   ------------------------------------------ -------------------------- ------------------------------------------
   ------------------------------------------ -------------------------- ------------------------------------------
   F. William Marshall, Jr.
   Audit Committee Member                     $   6,086                  $   3,768
   ------------------------------------------ -------------------------- ------------------------------------------

     *  Effective  July 1,  2000,  William  A.  Baker  and Ned M.  Steel  resigned  as  Directors  of the  Fund and subsequently  became Directors Emeritus of the Fund. For the fiscal year ended August 31, 2001, Messrs.  Baker and Steel  each  received  $9,693  aggregate  compensation  from the Fund,  and for the  calendar  year  ended
     December 31, 2000, they each received  $63,999 total  compensation  from all Denver-based  Oppenheimer  funds.
     Effective  April 5, 2001,  Raymond J.  Kalinowski  resigned  as a Director  of the Fund.  For the fiscal  year ended August 31, 2001,  Mr.  Kalinowski  received  $8,851  aggregate  compensation  from the Fund, and for the calendar  year ended  December  31,  2000,  he  received  $73,500  total  compensation  from all  Denver-based
     Oppenheimer funds.
1.       For the Fund's fiscal year end August 31, 2001.
     2.  For the 2000 calendar year.

|X|      Deferred  Compensation  Plan For  Directors.  The Board of Directors  has adopted a Deferred  Compensation
Plan for  disinterested  directors  that enables  them to elect to defer  receipt of all or a portion of the annual fees they are  entitled  to receive  from the Fund.  Under the plan,  the  compensation  deferred  by a Director is periodically adjusted as though an equivalent amount had

been invested in shares of one or more Oppenheimer funds selected by the Director.  The amount paid to the Director under the plan will be determined based upon the performance of the selected funds.

         Deferral of Director's fees under the plan will not materially  affect the Fund's assets,  liabilities and net income per share.  The plan will not  obligate  the Fund to retain the  services of any  Director or to pay any particular  level of  compensation  to any  Director.  Pursuant to an Order issued by the  Securities  and Exchange
Commission,  the Fund may invest in the funds selected by the Director under the plan without shareholder  approval for the limited purpose of determining the value of the Director's deferred fee account.

         |X|      Major  Shareholders.  As of December 1, 2001,  the only persons who owned of record or were known by the Fund to own  beneficially 5% or more of the Fund's  outstanding  Class A, Class B, Class C, Class N or Class
Y shares were:

         Merrill Lynch Pierce Fenner & Smith,  Inc., 4800 Deer Lake Dr. E Floor 3,  Jacksonville,  FL 32246,  which owned  10,590,089.346  Class B shares (6.57% of the outstanding Class B shares) and 6,864,961.394  Class C shares  (14.19% of the  outstanding  Class C shares) and advised the Fund that such  ownership was for the sole benefit of its clients.

         CNA Trust  Corporation as Trustee for the benefit of Cardiology  Consultants,  PO Box 5024, Costa Mesa, CA
         92628-5024,  which owned  78,357.673 Class N shares (15.95% of the outstanding  Class N shares),  Reliance
         Trust Company as Custodian for the benefit of Transprint  USA, Inc.,  3300  Northeast  Expressway NE, Ste.
         200,  Atlanta,  GA 30341-3941,  which owned  42,741.164  Class N shares (8.70% of the outstanding  Class N shares)  Anthony  DiMaria as Trustee  for TJH  Medical  Services  PC 401K,  8906 135th  Street,  Ste.  7E,
         Jamaica,  NY 11418-2834 which owned  40,742.670  Class N shares (8.29% of the outstanding  Class N shares)
         and Retirement  Plan  Shareholder  Services as Trustee for  Tollefsons  Retail Group,  Inc. 401K,  2100 S.
         Broadway,  Minot, ND 58701-6504 which owned  26,295.293  Class N shares (5.35% of the outstanding  Class N shares).

         Mass Mutual Life  Insurance  Co.,  1295 State Street,  Springfield,  MA 01111,  which owned  6,650,114.867
         Class Y shares  (representing  94.98% of the Fund's then outstanding  Class Y shares) and advised the Fund that such ownership was for the sole benefit of its clients.

The Manager.  The Manager is  wholly-owned  by  Oppenheimer  Acquisition  Corp.,  a holding  company  controlled by
Massachusetts Mutual Life Insurance Company.

         |X|      Code of Ethics.  The Fund, the Manager and the Distributor have a Code of Ethics.  It is designed to detect and prevent improper personal trading by certain  employees,  including  portfolio  managers,  that would compete  with or take  advantage  of the Fund's  portfolio  transactions.  Covered  persons  include  persons  with knowledge of the  investments  and  investment  intentions of the Fund and other funds advised by the Manager.  The
Code of Ethics does permit  personnel  subject to the Code to invest in securities,  including  securities that may be purchased or held by the Fund,  subject to a number of  restrictions  and controls.  Compliance with the Code of
Ethics is carefully monitored and enforced by the Manager.

         The Code of Ethics is an exhibit to the  Fund's  registration  statement  filed  with the  Securities  and
Exchange  Commission and can be reviewed and copied at the SEC's Public Reference Room in Washington,  D.C. You can
obtain   information  about  the  hours  of  operation  of  the  Public  Reference  Room  by  calling  the  SEC  at
1.202.942.8090.  The Code of Ethics can also be viewed as part of the Fund's  registration  statement  on the SEC's
EDGAR database at the SEC's Internet  website at  www.sec.gov.  Copies may be obtained,  after paying a duplicating fee,  by  electronic  request at the  following  E-mail  address:  PUBLICINFO@SEC.GOV.,  or by writing to the SEC's
                                                                   -------------------
Public Reference Section, Washington, D.C. 20549-0102.

         |X|  The  Investment  Advisory  Agreement.   The  Manager  provides  investment  advisory  and  management services  to the Fund under an  investment  advisory  agreement  between  the  Manager  and the Fund.  The  Manager selects  securities for the Fund's  portfolio and handles its day-to-day  business.  The portfolio  managers of the
Fund  are  employed  by the  Manager  and are  the  persons  who are  principally  responsible  for the  day-to-day management  of the Fund's  portfolio.  Other  members of the  Manager's  Equity  Portfolio  Department  provide the portfolio managers with counsel and support in managing the Fund's portfolio.

         The  agreement  requires the Manager,  at its expense,  to provide the Fund with  adequate  office  space, facilities  and  equipment.  It  also  requires  the  Manager  to  provide  and  supervise  the  activities  of all administrative and clerical personnel required to provide effective administration for the Fund.

Those  responsibilities  include the compilation  and  maintenance of records with respect to its  operations,  the preparation and filing of specified  reports,  and composition of proxy materials and  registration  statements for continuous public sale of shares of the Fund.

         The Fund pays expenses not expressly  assumed by the Manager  under the advisory  agreement.  The advisory agreement lists examples of expenses paid by the Fund. The major categories  relate to interest,  taxes,  brokerage commissions,  fees to certain  Directors,  legal and audit  expenses,  custodian bank and transfer agent  expenses, share issuance costs,  certain printing and registration  costs and non-recurring  expenses,  including  litigation costs.  The  management  fees  paid by the  Fund to the  Manager  are  calculated  at the  rates  described  in the
Prospectus,  which are  applied  to the  assets of the Fund as a whole.  The fees are  allocated  to each  class of shares based upon the relative  proportion of the Fund's net assets  represented by that class. The management fees paid by the Fund to the Manager during the Fund's last three fiscal years are listed below.

--------------------------------------- ----------------------------------------------------------------------------
Fiscal Year ended 8/31:                               Management Fees Paid to OppenheimerFunds, Inc.
--------------------------------------- ----------------------------------------------------------------------------
--------------------------------------- ----------------------------------------------------------------------------
                 1999                                                   $65,199,139
--------------------------------------- ----------------------------------------------------------------------------
--------------------------------------- ----------------------------------------------------------------------------
                 2000                                                   $83,004,765
--------------------------------------- ----------------------------------------------------------------------------
--------------------------------------- ----------------------------------------------------------------------------
                 2001                                                   $75,697,340
--------------------------------------- ----------------------------------------------------------------------------

         The investment  advisory  agreement states that in the absence of willful  misfeasance,  bad faith,  gross negligence  in the  performance  of its duties or  reckless  disregard  of its  obligations  and  duties  under the investment  advisory  agreement,  the  Manager  is not liable for any loss the Fund  sustains  for any  investment, adoption of any investment policy, or the purchase, sale or retention of any security.

         The agreement permits the Manager to act as investment  advisor for any other person,  firm or corporation and to use the names  "Oppenheimer"  and "Main Street" in connection with other  investment  companies for which it may act as investment advisor or general distributor. If the
Manager  shall no longer act as  investment  advisor to the Fund,  the Manager may withdraw the right of the Fund's parent corporation to use the names "Oppenheimer" and "Main Street" as part of its name and the name of the Fund.

Brokerage Policies of the Fund

Brokerage  Provisions of the Investment Advisory  Agreement.  One of the duties of the Manager under the investment advisory  agreement  is to arrange  the  portfolio  transactions  for the Fund.  The  advisory  agreement  contains provisions  relating to the employment of broker-dealers to effect the Fund's portfolio  transactions.  The Manager is authorized by the advisory agreement to employ  broker-dealers,  including "affiliated" brokers, as that term is defined in the Investment Company Act. The Manager may employ  broker-dealers  that the Manager thinks, in its best judgment based on all relevant  factors,  will implement the policy of the Fund to obtain,  at reasonable  expense, the "best execution" of the Fund's  portfolio  transactions.  "Best execution" means prompt and reliable  execution at the most favorable price obtainable.  The Manager need not seek competitive commissions bidding.  However, it is expected to be aware of the current rates of eligible  brokers and to minimize the  commissions  paid to the extent consistent with the interests and policies of the Fund as established by its Board of Directors.

         Under the investment  advisory  agreement,  the Manager may select brokers  (other than  affiliates)  that provide  brokerage  and/or  research  services for the Fund and/or the other accounts over which the Manager or its affiliates have investment  discretion.  The commissions paid to such brokers may be higher than another  qualified broker would charge,  if the Manager makes a good faith  determination  that the  commission is fair and reasonable in relation to the services  provided.  Subject to those  considerations,  as a factor in selecting brokers for the
Fund's  portfolio  transactions,  the Manager may also  consider  sales of shares of the Fund and other  investment companies for which the Manager or an affiliate serves as investment advisor.

Brokerage  Practices  Followed  by the  Manager.  The  Manager  allocates  brokerage  for the Fund  subject  to the provisions of the investment  advisory  agreement and the  procedures and rules  described  above.  Generally,  the
Manager's  portfolio traders allocate brokerage based upon  recommendations  from the Manager's portfolio managers.
In certain  instances,  portfolio  managers may directly place trades and allocate  brokerage.  In either case, the
Manager's executive officers supervise the allocation of brokerage.

         Transactions  in  securities  other than those for which an exchange is the primary  market are  generally done with  principals or market  makers.  In  transactions  on foreign  exchanges,  the Fund may be required to pay fixed brokerage  commissions and therefore would not have the benefit of negotiated  commissions  available in U.S.
markets.  Brokerage  commissions  are  paid  primarily  for  transactions  in  listed  securities  or  for  certain fixed-income  agency  transactions in the secondary  market.  Otherwise  brokerage  commissions are paid only if it appears  likely that a better price or execution  can be obtained by doing so. In an option  transaction,  the Fund ordinarily  uses the same broker for the purchase or sale of the option and any  transaction  in the  securities to which the option  relates.  Other funds  advised by the Manager have  investment  policies  similar to those of the
Fund.  Those other funds may purchase or sell the same  securities as the Fund at the same time as the Fund,  which could  affect the supply and price of the  securities.  If two or more funds  advised by the Manager  purchase  the same security on the same day from the same dealer,  the  transactions  under those combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

         Most purchases of debt  obligations are principal  transactions  at net prices.  Instead of using a broker for those transactions,  the Fund normally deals directly with the selling or purchasing  principal or market maker unless the  Manager  determines  that a better  price or  execution  can be  obtained  by using the  services  of a broker.  Purchases  of portfolio  securities  from  underwriters  include a commission  or  concession  paid by the issuer to the  underwriter.  Purchases  from dealers  include a spread  between the bid and asked prices.  The Fund seeks to obtain prompt execution of these orders at the most favorable net price.

         The investment  advisory agreement permits the Manager to allocate  brokerage for research  services.  The research  services  provided by a particular  broker may be useful only to one or more of the advisory  accounts of the Manager and its affiliates. The investment research received for the commissions  of  those  other  accounts  may be  useful  both to the Fund  and one or more of the  Manager's  other accounts.  Investment  research  may be  supplied  to the  Manager  by a third  party at the  instance  of a broker through which trades are placed.

         Investment  research services include  information and analysis on particular  companies and industries as well  as  market  or  economic  trends  and  portfolio  strategy,  market  quotations  for  portfolio  evaluations, information  systems,  computer hardware and similar products and services.  If a research service also assists the
Manager  in a  non-research  capacity  (such as  bookkeeping  or other  administrative  functions),  then  only the percentage or component that provides  assistance to the Manager in the investment  decision-making  process may be paid in commission dollars.

         The Board of Directors  permits the Manager to use stated  commissions  on secondary  fixed-income  agency trades to obtain  research  if the broker  represents  to the  Manager  that:  (i) the trade is not from or for the broker's own  inventory,  (ii) the trade was  executed by the broker on an agency  basis at the stated  commission, and (iii) the trade is not a riskless  principal  transaction.  The Board of  Directors  permits the Manager to use commissions  on  fixed-price  offerings  to  obtain  research,  in the  same  manner  as is  permitted  for  agency transactions.

         The research  services  provided by brokers broadens the scope and supplements the research  activities of the Manager.  That research provides  additional views and comparisons for consideration,  and helps the Manager to obtain  market  information  for the valuation of  securities  that are either held in the Fund's  portfolio or are being considered for purchase.  The Manager provides

information  to the Board  about the  commissions  paid to brokers  furnishing  such  services,  together  with the
Manager's  representation  that the amount of such  commissions  was reasonably  related to the value or benefit of such services.

--------------------------------------- -----------------------------------------------------------------------------
       Fiscal Year Ended 8/31:                         Total Brokerage Commissions Paid by the Fund1
--------------------------------------- -----------------------------------------------------------------------------
--------------------------------------- -----------------------------------------------------------------------------
                 1999                                                   $25,953,522
--------------------------------------- -----------------------------------------------------------------------------
--------------------------------------- -----------------------------------------------------------------------------
                 2000                                                   $26,028,417
--------------------------------------- -----------------------------------------------------------------------------
--------------------------------------- -----------------------------------------------------------------------------
                 2001                                                   $23,855,2902
--------------------------------------- -----------------------------------------------------------------------------
1.       Amounts do not include spreads or concessions on principal transactions on a net trade basis.
2.       During the fiscal year ended 8/31/01, the amount of transactions directed to brokers for research services was $5,861,150,969 and the amount of the commissions paid to broker-dealers for those services was
     $7,421,887.

Distribution and Service Plans

The Distributor.  Under its General  Distributor's  Agreement with the Fund's parent  corporation,  the Distributor acts as the Fund's principal  underwriter in the continuous  public offering of the different  classes of shares of the Fund. The Distributor bears the expenses  normally  attributable to sales,  including  advertising and the cost of printing and mailing  prospectuses,  other than those  furnished to existing  shareholders.  The  Distributor is not  obligated  to sell a  specific  number of shares.  Expenses  normally  attributable  to sales are borne by the
Distributor.

         The sales charges and concessions paid to, or retained by, the Distributor from the sale of shares during the Fund's three most recent fiscal years, and the contingent deferred sales charges retained by the
Distributor on the redemption of shares for the most recent fiscal year are shown in the tables below.

---------------------------------------- ------------------------------------- --------------------------------------
        Fiscal Year Ended 8/31            Aggregate Front-End Sales Charges       Class A Front-End Sales Charges
                                                  on Class A Shares                   retained by Distributor
---------------------------------------- ------------------------------------- --------------------------------------
---------------------------------------- ------------------------------------- --------------------------------------
                 1999                                $34,161,161                            $9,358,713
---------------------------------------- ------------------------------------- --------------------------------------
---------------------------------------- ------------------------------------- --------------------------------------
                 2000                                $27,942,876                            $7,652,953
---------------------------------------- ------------------------------------- --------------------------------------
---------------------------------------- ------------------------------------- --------------------------------------
                 2001                                $18,699,768                            $5,001,2431
---------------------------------------- ------------------------------------- --------------------------------------
1.       Includes amounts retained by a broker-dealer that is an affiliate or a parent of the Distributor.

------------------------- ---------------------- ---------------------- ---------------------- ----------------------

                          Concessions on Class   Concessions on Class   Concessions on Class   Concessions on Class
                          A Shares Advanced by   B Shares Advanced by   C Shares Advanced by   N Shares Advanced by
Fiscal Year Ended 8/31    Distributor!           Distributor!           Distributor!           Distributor!
------------------------- ---------------------- ---------------------- ---------------------- ----------------------
------------------------- ---------------------- ---------------------- ---------------------- ----------------------
                               $1,611,359             $59,655,100            $4,146,601
          1999                                                                                          N/A
------------------------- ---------------------- ---------------------- ---------------------- ----------------------
------------------------- ---------------------- ---------------------- ---------------------- ----------------------

          2000                 $2,076,756             $49,918,066            $4,083,097                 N/A
------------------------- ---------------------- ---------------------- ---------------------- ----------------------
------------------------- ---------------------- ---------------------- ---------------------- ----------------------
                               $1,716,658             $28,052,844            $2,227,017
          2001                                                                                       $56,9152
------------------------- ---------------------- ---------------------- ---------------------- ----------------------
1.       The Distributor advances concession payments to dealers for certain sales of Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.
2.       The inception date of Class N shares was March 1, 2001.

------------------------- ---------------------- ---------------------- ---------------------- ----------------------
Fiscal Year               Class A Contingent     Class B Contingent     Class C Contingent
                                                                                               Class N Contingent
                          Deferred Sales         Deferred Sales         Deferred Sales         Deferred Sales
                          Charges Retained by    Charges Retained by    Charges Retained by    Charges Retained by
Ended 8/31                Distributor            Distributor            Distributor            Distributor
------------------------- ---------------------- ---------------------- ---------------------- ----------------------
------------------------- ---------------------- ---------------------- ---------------------- ----------------------
          2001                   $94,981              $12,539,280             $285,411
                                                                                                       $109
------------------------- ---------------------- ---------------------- ---------------------- ----------------------

         For additional information about distribution of the Fund's shares, including fees and expenses, please refer to "Distribution and Service Plans," below.

Distribution  and  Service  Plans.  The Fund has  adopted a Service  Plan for Class A shares and  Distribution  and
Service Plans for Class B, Class C and Class N shares under Rule 12b-1 of the  Investment  Company Act. Under those plans the Fund  reimburses  the  Distributor  for all or a portion of its costs  incurred  in  connection  with the distribution and/or servicing of the shares of the particular class.

         Each plan has been approved by a vote of the Board of Directors,  including a majority of the  Independent
Directors2, cast in person at a meeting  called for the purpose of voting on that plan.  The  shareholder  vote for the  Distribution  and Service Plan for Class N shares was cast by the Manager as the sole initial  holder of Class
N shares of the Fund.  At a meeting  of  shareholders  of the Fund held on March  30,  2001,  the  shareholders  of
Class B and Class C shares approved  Amended and Restated  Distribution  and Service Plans and Agreements for Class
B and Class C shares, respectively.

         Under the plans,  the Manager and the  Distributor  may make  payments  to  affiliates  and, in their sole discretion,  from time to time,  may use their own  resources  (at no direct cost to the Fund) to make  payments to brokers, dealers or other financial institutions for distribution and administrative services they perform.

         Unless a plan is terminated as described  below,  the plan  continues in effect from year to year but only if the Fund's  Board of  Directors  and its  Independent  Directors  specifically  vote  annually  to  approve  its continuance.  Approval  must be by a vote  cast in  person  at a  meeting  called  for the  purpose  of  voting  on continuing  the plan. A plan may be terminated at any time by the vote of a majority of the  Independent  Directors or by the vote of the  holders of a  "majority"  (as  defined in the  Investment  Company  Act) of the  outstanding shares of that class.

         The Board of Directors and the  Independent  Directors must approve all material  amendments to a plan. An amendment to increase  materially  the amount of payments to be made under a plan must be approved by  shareholders of the class  affected by the  amendment.  Because  Class B shares of the Fund  automatically  convert into Class A shares after six years,  the Fund must obtain the approval of both Class A and Class B shareholders  for a proposed material  amendment to the Class A Plan that would  materially  increase  payments  under the Plan.  That  approval must be by a "majority" (as defined in the Investment  Company Act) of the shares of each class,  voting separately by class.

         While the Plans are in effect,  the Treasurer of the Fund shall provide  separate  written  reports on the plans to the Board of  Directors  at least  quarterly  for its review.  The Reports  shall detail the amount of all payments  made under a plan and the  purpose for which the  payments  were made.  Those  reports are subject to the review and approval of the Independent Directors

         Each Plan states that while it is in effect,  the  selection  and  nomination  of those  Directors  of the
Fund's parent  corporation  who are not  "interested  persons" of the corporation (or the Fund) is committed to the discretion  of the  Independent  Directors.  This does not prevent the  involvement  of others in the selection and nomination  process as long as the final  decision as to selection or  nomination  is approved by a majority of the
Independent Directors.

         Under the  plans  for a class,  no  payment  will be made to any  recipient  in any  quarter  in which the aggregate  net asset  value of all Fund  shares of that class held by the  recipient  for itself and its  customers does not  exceed a minimum  amount,  if any,  that may be set from time to time by a  majority  of the  Independent
Directors.  The Board of Directors has set no minimum amount of assets to qualify for payments under the plans.

              |_| Class A Service Plan Fees.  Under the Class A service plan,  the  Distributor  currently uses the fees it receives from the Fund to pay brokers,  dealers and other financial  institutions  (they are referred to as
"recipients")  for personal  services and account  maintenance  services they provide for their  customers who hold
Class A shares.  The services include,  among others,  answering  customer  inquiries about the Fund,  assisting in establishing  and  maintaining  accounts in the Fund,  making the Fund's  investment  plans available and providing other services at the request of the Fund or the Distributor.  The Class A service plan permits  reimbursements  to the  Distributor  at a rate of up to 0.25% of average  annual  net assets of Class A shares.  The Board has set the rate at that level.  While the plan permits the Board to authorize  payments to the Distributor to reimburse itself for
services  under the plan,  the  Board  has not yet done so.  The  Distributor  makes  payments  to plan  recipients quarterly  at an annual rate not to exceed  0.25% of the  average  annual net assets  consisting  of Class A shares held in the accounts of the recipients or their customers.

         For the fiscal year ended  August 31, 2001  payments  under the Class A Plan totaled  $19,539,015,  all of which  was  paid  by  the  Distributor  to  recipients.  That  included  $1,064,353  paid  to an  affiliate  of the
Distributor's  parent company.  Any unreimbursed  expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent  years.  The Distributor may not use payments  received under the
Class A Plan to pay any of its interest  expenses,  carrying  charges,  or other financial  costs, or allocation of overhead.

         |_| Class B, Class C and Class N Service and Distribution Plan Fees.  Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans allow the Distributor to be compensated at a flat rate for its services and costs in distributing Class B, Class
C and Class N shares and servicing accounts, whether the Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.  The types of services that recipients provide are similar to the services provided under the Class A service plan, described above.

         Each plan permits the Distributor to retain both the asset-based sales charges and the service fees or to pay recipients the service fee on a quarterly basis, without payment in advance. However, the Distributor currently intends to pay the service fee to recipients in advance for the first year after the shares are purchased. After the first year shares are outstanding, the Distributor makes service fee payments quarterly on those shares. The advance payment is based on the net asset value of shares sold. Shares purchased by exchange do not qualify for the advance service fee payment. If Class B, Class C or Class N shares are redeemed during the first year after their purchase, the recipient of the service fees on those shares will be obligated to repay the
Distributor a pro rata portion of the advance payment of the service fee made on those shares.

         The Distributor retains the asset-based sales charge on Class B shares. The Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. It pays the asset-based sales charge as an ongoing concession to the recipient on Class C shares outstanding for a year or more. The Distributor retains the asset based sales charge on Class N shares.  If a dealer has a special agreement with the Distributor, the Distributor will pay the Class B, Class C and/or Class N service fee and the asset-based sales charge to the dealer quarterly in lieu of paying the sales concessions and service fee in advance at the time of purchase.

      The  asset-based  sales charges on Class B, Class C and Class N shares allow  investors to buy shares without a front-end  sales charge while  allowing the  Distributor to compensate  dealers that sell those shares.  The Fund pays the asset-based  sales charges to the Distributor for its services  rendered in distributing  Class B, Class C and Class N shares.  The payments are made to the Distributor in recognition that the Distributor:

o        pays sales  concessions  to  authorized  brokers and dealers at the time of sale and pays  service fees as described above,
o        may finance  payment of sales  concessions  and/or the  advance of the  service fee payment to  recipients under the plans,  or may provide  such  financing  from its own  resources  or from the  resources of an affiliate,
o        employs personnel to support distribution of Class B, Class C and Class N shares, and
o        bears the costs of sales literature,  advertising and prospectuses  (other than those furnished to current shareholders) and state "blue sky" registration fees and certain other distribution expenses.
o         may not be able to adequately  compensate  dealers that sell Class B, Class C and Class N shares  without receiving  payment  under the plans and  therefore  may not be able to offer such  Classes for sale absent the plans,
o        receives payments under the plans consistent with the service fees and asset-based sales charges paid by other non-proprietary funds that charge 12b-1 fees,
o        may use the payments under the plan to include the Fund in various third-party distribution programs that may increase sales of Fund shares,
o        may experience increased difficulty selling the Fund's shares if payments under the plan are discontinued because most competitor funds have plans that pay dealers for rendering distribution services as much or more than the amounts currently being paid by the Fund, and
o        may not be able to continue providing, at the same or at a lesser cost, the same quality distribution sales efforts and services, or to obtain such services from brokers and dealers, if the plan payments were to be discontinued.

         When Class B, Class C or Class N shares are sold without the designation of a broker-dealer, the
Distributor is automatically designated as the broker-dealer of record. In those cases, the Distributor retains the service fee and asset-based sales charge paid on Class B, Class C and Class N shares.

      The  Distributor's  actual  expenses  in  selling  Class B,  Class C and Class N shares  may be more than the payments it receives from the  contingent  deferred  sales charges  collected on redeemed  shares and from the Fund under  the  plans.  If  either  the  Class B,  Class C or Class N plan is  terminated  by the  Fund,  the  Board of
Directors  may  allow the Fund to  continue  payments  of the  asset-based  sales  charge  to the  Distributor  for distributing shares before the plan was terminated.

----------------------------------------------------------------------------------------------------------------------
                        Distribution Fees Paid to the Distributor for the Year Ended 8/31/01
----------------------------------------------------------------------------------------------------------------------
------------------- --------------------- ---------------------- ---------------------------- ------------------------
Class:              Total Payments        Amount Retained by     Distributor's Aggregate      Distributor's
                                                                                              Unreimbursed Expenses
                                                                 Unreimbursed Expenses        as % of Net Assets of
                    Under Plan            Distributor            Under Plan                   Class
------------------- --------------------- ---------------------- ---------------------------- ------------------------
------------------- --------------------- ---------------------- ---------------------------- ------------------------
Class B Plan            $66,392,149            $52,134,793              $104,138,432                   1.93%
------------------- --------------------- ---------------------- ---------------------------- ------------------------
------------------- --------------------- ---------------------- ---------------------------- ------------------------
Class C Plan            $18,251,627            $2,479,314                $21,433,217                   1.37%
------------------- --------------------- ---------------------- ---------------------------- ------------------------
------------------- --------------------- ---------------------- ---------------------------- ------------------------
Class N Plan              $ 6,632                $5,208                    $43,485                     0.57%
------------------- --------------------- ---------------------- ---------------------------- ------------------------
1.       Includes $515,021 paid to an affiliate of the Distributor's parent company.
2.       Includes $308,550 paid to an affiliate of the Distributor's parent company.

         All payments  under the Class B, Class C and Class N plans are subject to the  limitations  imposed by the
Conduct Rules of the National  Association of Securities  Dealers,  Inc. on payments of  asset-based  sales charges and service fees.

Performance of the Fund

Explanation  of  Performance  Terminology.  The  Fund  uses  a  variety  of  terms  to  illustrate  its  investment performance.  Those terms include  "cumulative  total return," "average annual total return," "average annual total return at net asset  value"  and  "total  return at net asset  value."  An  explanation  of how total  returns  are calculated  is set forth below.  The charts below show the Fund's  performance  as of the Fund's most recent fiscal year end. You can obtain current  performance  information by calling the Fund's  Transfer Agent at  1.800.525.7048 or by visiting the OppenheimerFunds Internet web site at www.oppenheimerfunds.com.

         The  Fund's  illustrations  of its  performance  data in  advertisements  must  comply  with  rules of the
Securities and Exchange  Commission.  Those rules  describe the types of performance  data that may be used and how it is to be  calculated.  In  general,  any  advertisement  by the Fund of its  performance  data must  include the average annual total returns for the advertised class of shares of the Fund.  Those  returns  must be shown for the 1-, 5- and  10-year  periods  (or the life of the class,  if less)
ending as of the most  recently  ended  calendar  quarter prior to the  publication  of the  advertisement  (or its submission for publication).

         Use of  standardized  performance  calculations  enables an investor to compare the Fund's  performance to the  performance  of other funds for the same periods.  However,  a number of factors  should be considered  before using the Fund's performance information as a basis for comparison with other investments:

         o    Total returns  measure the  performance  of a hypothetical  account in the Fund over various  periods and do not show the  performance  of each  shareholder's  account.  Your account's  performance  will vary from the model  performance  data if your  dividends are received in cash,  or you buy or sell shares during the period,  or you bought your shares at a different time and price than the shares used in the model.
         o    An investment in the Fund is not insured by the FDIC or any other government agency.
         o    The Fund's performance returns do not reflect the effect of taxes on dividends and capital gains distributions.
         o    The principal value of the Fund's shares and total returns are not guaranteed and normally will fluctuate on a daily basis.
         o    When an investor's shares are redeemed, they may be worth more or less than their original cost.
         o    Total returns for any given past period represent historical performance information and are not, and should not be considered, a prediction of future returns.

         The  performance  of each class of shares is shown  separately,  because the  performance of each class of shares will usually be different.  That is because of the different  kinds of expenses each class bears.  The total returns  of each  class of  shares of the Fund are  affected  by  market  conditions,  the  quality  of the  Fund's investments,  the  maturity  of debt  investments,  the types of  investments  the Fund  holds,  and its  operating expenses that are allocated to the particular class.

         |X|  Total  Return  Information.  There are  different  types of "total  returns"  to  measure  the Fund's performance.  Total return is the change in value of a  hypothetical  investment  in the Fund over a given  period, assuming  that all  dividends  and capital gains  distributions  are  reinvested in additional  shares and that the investment is redeemed at the end of the period.  Because of differences in expenses for each class of shares,  the total returns for each class are  separately  measured.  The cumulative  total return  measures the change in value over the entire period (for example,  ten years).  An average  annual total return shows the average rate of return for each year in a period that would produce the cumulative total return over the entire period.  However,  average annual total returns do not show actual year-by-year  performance.  The Fund uses standardized calculations for its total returns as prescribed by the SEC. The methodology is discussed below.

         In  calculating  total  returns  for Class A  shares,  the  current  maximum  sales  charge of 5.75% (as a percentage  of the  offering  price) is deducted  from the  initial  investment  ("P")  (unless the return is shown without sales charge,  as described  below).  For Class B shares,  payment of the  applicable  contingent  deferred sales  charge is applied,  depending on the period for which the return is shown:  5.0% in the first year,  4.0% in the  second  year,  3.0% in the third and fourth  years,  2.0% in the fifth  year,  1.0% in the sixth year and none thereafter.  For Class C shares,  the 1%  contingent  deferred  sales charge is deducted for returns for the 1-year period.  For Class N shares,  the 1% contingent  deferred sales charge is deducted for returns for the one-year and life-of-class periods, as applicable. There is no sales charge on Class Y shares.

Average  Annual Total  Return.  The "average  annual total  return" of each class is an average  annual  compounded rate of return  for each year in a  specified  number of  years.  It is the rate of return  based on the  change in value of a  hypothetical  initial  investment of $1,000 ("P" in the formula  below) held for a number of years ("n"
in the formula) to achieve an Ending  Redeemable Value ("ERV" in the formula) of that investment,  according to the following formula:

-------------------------------------------------------------------------------------------------------------------
                                                 [OBJECT OMITTED]
-------------------------------------------------------------------------------------------------------------------

              |_| Cumulative  Total  Return.  The  "cumulative  total  return"  calculation  measures the change in value of a  hypothetical  investment of $1,000 over an entire  period of years.  Its  calculation  uses some of the same  factors as average  annual  total  return,  but it does not  average  the rate of return on an annual  basis.
Cumulative total return is determined as follows:

-------------------------------------------------------------------------------------------------------------------
                                                 [OBJECT OMITTED]
-------------------------------------------------------------------------------------------------------------------

              |_| Total  Returns at Net Asset Value.  From time to time the Fund may also quote a cumulative  or an average annual total return "at net asset value"  (without  deducting  sales charges) for Class A, Class B, Class C or Class N  shares.  There is no sales  charge  on Class Y  Shares.  Each is based on the  difference  in net asset value

per  share at the  beginning  and the end of the  period  for a  hypothetical  investment  in that  class of shares
(without   considering   front-end  or  contingent  deferred  sales  charges)  and  takes  into  consideration  the reinvestment of dividends and capital gains distributions.

----------------------------------------------------------------------------------------------------------------------
                               The Fund's Total Returns for the Periods Ended 8/31/01
----------------------------------------------------------------------------------------------------------------------
-------------- ------------------------- -----------------------------------------------------------------------------
Class      of  Cumulative Total                                  Average Annual Total Returns
               Returns (10 years or
Shares         Life of Class)
-------------- ------------------------- -----------------------------------------------------------------------------
-------------- ------------------------- ------------------------- ------------------------- -------------------------
                                                  1-Year                    5-Year                   10-Year
                                                                      (or life-of-class)        (or life-of-class)
-------------- ------------------------- ------------------------- ------------------------- -------------------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
               After        Without      After        Without      After        Without      After        Without
               Sales        Sales        Sales        Sales        Sales        Sales        Sales        Sales
               Charge       Charge       Charge       Charge       Charge       Charge       Charge       Charge
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class A1       346.21%      373.44%      -29.18%      -24.85%      9.46%        10.76%       16.13%       16.82%
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class B        114.83%2     114.83%2     -28.91%      -25.39%      9.66%        9.93%        11.70%2      11.70%2
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class C        121.94%3     121.94%3     -26.12%      -25.42%      9.93%        9.93%        10.83%3      10.83%3
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

Class N        -7.54%4      -6.61%4      N/A          N/A          N/A          N/A          N/A          N/A
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class Y        N/A          58.77%5      N/A
                                                      -24.76%      N/A          10.04%5      N/A          N/A
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
1. Inception of Class A:   02/03/88
2. Inception of Class B:   10/03/94
3. Inception of Class C:   12/01/93
4. Inception of Class N:   03/01/01
5. Inception of Class Y:   11/01/96

Other  Performance   Comparisons.   The  Fund  compares  its  performance   annually  to  that  of  an  appropriate
broadly-based  market index in its Annual Report to  shareholders.  You can obtain that  information  by contacting the Transfer  Agent at the  addresses  or  telephone  numbers  shown on the cover of this  Statement of  Additional
Information.  The Fund may also  compare its  performance  to that of other  investments,  including  other  mutual funds,  or use  rankings  of its  performance  by  independent  ranking  entities.  Examples  of these  performance comparisons are set forth below.

         |_|  Lipper  Rankings.  From time to time the Fund may  publish  the  ranking  of the  performance  of its classes of shares by Lipper  Analytical  Services,  Inc.  Lipper is a  widely-recognized  independent  mutual  fund monitoring  service.  Lipper monitors the performance of regulated  investment  companies,  including the Fund, and ranks their  performance for various  periods based on categories  based on investment  styles.  The performance of the Fund is ranked by Lipper against all other large-cap  growth funds. The Lipper  performance  rankings are based on total returns that include the reinvestment of capital gain  distributions  and income dividends but do not take sales charges or taxes into  consideration.  Lipper also publishes  "peer-group"  indices of the performance of all mutual funds in a category that it monitors and averages of the performance of the funds in particular categories.

         |_|  Morningstar  Rankings.  From time to time the Fund may publish the ranking  and/or star rating of the performance  of its  classes of shares by  Morningstar,  Inc.,  an  independent  mutual  fund  monitoring  service.
Morningstar rates and ranks mutual funds in broad investment categories:
domestic stock funds, international stock funds, taxable bond funds and municipal bond funds.
The Fund is included in the domestic stock category.

         Morningstar  proprietary star rankings reflect  historical  risk-adjusted  total  investment  return.  For each fund with at least a three-year history,  Morningstar  calculates a Morningstar  RatingTM metric each month by subtracting  the return on a 90-day U.S.  Treasury Bill from the fund's  load-adjusted  return for the same period, and then  adjusting  this excess  return for risk.  The top 10% of funds in each broad asset class receive 5 stars, the next 22.5%  receive 4 stars,  the next 35% receive 3 stars,  the next 22.5%  receive 2 stars and the bottom 10%
receive 1 star. The Overall  Morningstar  Rating for a fund is derived from a weighted  average of the  performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Ratings metrics.

         The Fund may also compare its total  return  ranking to that of other funds in its  Morningstar  category, in addition to its star  ratings.  Those total  return  rankings are  percentages  from 1% to 100% and are not risk adjusted.  For example if a fund is in the 94th  percentile,  that means that 94% of the funds in the same category performed better than it did.

|_|      Performance Rankings and Comparisons by Other Entities and Publications.
From time to time the Fund may include in its  advertisements  and sales literature  performance  information about the Fund cited in newspapers and other  periodicals such as The New York Times, The Wall Street Journal,  Barron's,
or similar publications.  That information may include performance quotations from other sources,  including Lipper and Morningstar.  The performance
of the Fund's  classes of shares may be compared in  publications  to the  performance of various market indices or other  investments,  and averages,  performance  rankings or other  benchmarks  prepared by recognized  mutual fund statistical services.

         Investors may also wish to compare the returns on the Fund's share  classes to the return on  fixed-income investments  available  from banks and  thrift  institutions.  Those  include  certificates  of  deposit,  ordinary interest-paying  checking and savings  accounts,  and other forms of fixed or variable time  deposits,  and various other  instruments  such as Treasury  bills.  However,  the Fund's  returns and share price are not  guaranteed  or insured  by the FDIC or any other  agency  and will  fluctuate  daily,  while bank  depository  obligations  may be insured by the FDIC and may  provide  fixed  rates of return.  Repayment  of  principal  and payment of interest on
Treasury securities is backed by the full faith and credit of the U.S. government.

         From time to time, the Fund may publish  rankings or ratings of the Manager or Transfer Agent,  and of the investor services  provided by them to shareholders of the Oppenheimer  funds,  other than performance  rankings of the  Oppenheimer  funds  themselves.  Those  ratings or  rankings of  shareholder  and  investor  services by third parties may include  comparisons of their services to those provided by other mutual fund families  selected by the rating or ranking  services.  They may be based upon the opinions of the rating or ranking  service  itself,  using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

From time to time the Fund may include in its advertisements and sales literature the total return performance of a hypothetical investment account that includes shares of the fund and other Oppenheimer funds. The combined account may be part of an illustration of an asset allocation model or similar presentation. The account performance may combine total return performance of

the fund and the total return  performance of other Oppenheimer funds included in the account.  Additionally,  from time to time,  the Fund's  advertisements  and sales  literature  may  include,  for  illustrative  or  comparative purposes,  statistical data or other  information  about general or specific market and economic  conditions.  That may include, for example,

o        information  about the  performance  of certain  securities  or  commodities  markets or segments of those markets,
o        information about the performance of the economies of particular countries or regions,
o        the earnings of companies  included in segments of particular  industries,  sectors,  securities  markets, countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information  relating  to the gross  national  or gross  domestic  product of the  United  States or other countries or regions,  comparisons of various market sectors or indices to demonstrate performance,  risk, or other characteristics of the Fund.

-------------------------------------------------------------------------------------------------------------------
A B O U T  Y O U R  A C C O U N T
-------------------------------------------------------------------------------------------------------------------

How to Buy Shares

Additional  information is presented  below about the methods that can be used to buy shares of the Fund.  Appendix
C  contains  more  information  about  the  special  sales  charge  arrangements  offered  by  the  Fund,  and  the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When shares are purchased  through  AccountLink,  each purchase must be at least $25.  Shares will be purchased on the regular  business day the  Distributor  is  instructed to initiate the  Automated  Clearing  House
("ACH")  transfer to buy the shares.  Dividends  will begin to accrue on shares  purchased with the proceeds of ACH transfers on the business day the Fund receives  Federal  Funds for the purchase  through the ACH system before the close of The New York Stock Exchange.  The Exchange  normally closes at 4:00 P.M., but may close earlier on certain days.  If  Federal  Funds are  received  on a business  day after the close of the  Exchange,  the  shares  will be purchased  and dividends  will begin to accrue on the next regular  business day. The proceeds of ACH transfers are normally  received by the Fund 3 days after the  transfers  are  initiated.  The  Distributor  and the Fund are not responsible for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced  Sales  Charges.  As discussed in the  Prospectus,  a reduced sales charge rate may be obtained for Class A shares under Right of  Accumulation  and Letters of Intent  because of the economies of sales efforts and reduction in expenses  realized by the  Distributor,  dealers and brokers  making such sales.  No sales  charge is imposed in certain  other  circumstances  described in Appendix C to this  Statement  of  Additional  Information  because the
Distributor or dealer or broker incurs little or no selling expenses.

         |X|  Right of Accumulation.  To qualify for the lower sales charge rates that apply to larger purchases of Class A shares, you and your spouse can add together:

o        Class A and Class B shares you purchase for your individual accounts (including IRAs and 403(b) plans), or for your joint accounts, or for trust or custodial accounts on behalf of your children who are minors, and
o        Current purchases of Class A and Class B shares of the Fund and other Oppenheimer funds to reduce the sales charge rate that applies to current purchases of Class A shares, and
o        Class A and Class B shares of Oppenheimer funds you previously purchased subject to an initial or contingent deferred sales charge to reduce the sales charge rate for current purchases of Class
                  A shares, provided that you still hold your investment in one of the Oppenheimer funds.

         A fiduciary can count all shares purchased for a trust,  estate or other fiduciary account  (including one or more employee  benefit plans of the same  employer) that has multiple  accounts.  The  Distributor  will add the value,  at current  offering  price,  of the shares you  previously  purchased  and  currently  own to the value of current  purchases to determine  the sales charge rate that  applies.  The reduced  sales charge will apply only to current purchases. You must request it when you buy shares.

         |X|  The Oppenheimer Funds.  The Oppenheimer funds are those mutual funds for which the Distributor acts as the distributor or the sub-distributor and currently include the following:

Oppenheimer Bond Fund                                         Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund                         Oppenheimer New York Municipal Fund
Oppenheimer Capital Appreciation Fund                         Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Preservation Fund                         Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund                               Oppenheimer Quest Balanced Value Fund
Oppenheimer Champion Income Fund                              Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Concentrated Growth Fund                          Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Convertible Securities Fund                       Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund                           Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund                       Oppenheimer Real Asset Fund
Oppenheimer Discovery Fund                                    Oppenheimer Rochester Municipals
Oppenheimer Emerging Growth Fund                              Oppenheimer Senior Floating Rate Fund
Oppenheimer Emerging Technologies Fund                        Oppenheimer Small Cap Value Fund
Oppenheimer Enterprise Fund                                   Oppenheimer Special Value Fund
Oppenheimer Europe Fund                                       Oppenheimer Strategic Income Fund
Oppenheimer Global Fund                                       Oppenheimer Total Return Fund, Inc.
Oppenheimer Global Growth & Income Fund                   Oppenheimer Trinity Core Fund
Oppenheimer Gold & Special Minerals Fund                  Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Growth Fund                                       Oppenheimer Trinity Value Fund
Oppenheimer High Yield Fund                                   Oppenheimer U.S. Government Trust
Oppenheimer Intermediate Municipal Fund                       Oppenheimer Value Fund
Oppenheimer International Bond Fund                           Limited-Term New York Municipal Fund
Oppenheimer International Growth Fund                         Rochester Fund Municipals
Oppenheimer International Small Company Fund                  OSM1- Gartmore Millennium Growth Fund
Oppenheimer Limited-Term Government Fund                      OSM1 - Jennison Growth Fund
Oppenheimer Main Street Growth & Income Fund                  OSM1 - Mercury Advisors S&P 500 Index
Oppenheimer Main Street Opportunity Fund                      OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer Main Street Small Cap Fund                        OSM1 - QM Active Balanced Fund
Oppenheimer MidCap Fund                                       OSM1 - Salomon Brothers Capital Fund
Oppenheimer Multiple Strategies Fund
and the following money market funds:

Centennial America Fund, L. P.                                Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust                        Centennial Tax Exempt Trust
Centennial Government Trust                                   Oppenheimer Cash Reserves
Centennial Money Market Trust                                 Oppenheimer Money Market Fund, Inc.

1 - "OSM" stands for Oppenheimer Select Managers

         There is an  initial  sales  charge on the  purchase  of Class A shares of each of the  Oppenheimer  funds except the money market funds. Under certain circumstances  described in this Statement of Additional  Information, redemption proceeds of certain money market fund shares may be subject to a contingent deferred sales charge.

Letters of Intent.  Under a Letter of Intent,  if you purchase  Class A shares or Class A and Class B shares of the
Fund and other  Oppenheimer  funds during a 13-month  period,  you can reduce the sales charge rate that applies to your  purchases of Class A shares.  The total amount of your intended  purchases of both Class A and Class B shares will  determine  the  reduced  sales  charge rate for the Class A shares  purchased  during  that  period.  You can include purchases made up to 90 days before the date of the Letter.

         A Letter of Intent is an investor's  statement in writing to the  Distributor of the intention to purchase
Class A shares or Class A and Class B shares of the Fund (and other  Oppenheimer  funds)  during a 13-month  period
(the "Letter of Intent period").  At the investor's  request,  this may include  purchases made up to 90 days prior to the date of the Letter.  The Letter states the  investor's  intention to make the aggregate  amount of purchases of shares which,  when added to the investor's  holdings of shares of those funds,  will equal or exceed the amount specified  in the Letter.  Purchases  made by  reinvestment  of  dividends or  distributions  of capital  gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

         A Letter  enables  an  investor  to count  the Class A and Class B shares  purchased  under the  Letter to obtain the reduced  sales  charge rate on  purchases  of Class A shares of the Fund (and other  Oppenheimer  funds)
that applies  under the Right of  Accumulation  to current  purchases of Class A shares.  Each  purchase of Class A shares under the Letter will be made at the offering  price  (including  the sales charge) that applies to a single lump-sum purchase of shares in the amount intended to be purchased under the Letter.

         In submitting a Letter,  the investor makes no commitment to purchase shares.  However,  if the investor's purchases  of shares  within  the  Letter of Intent  period,  when  added to the value (at  offering  price) of the investor's  holdings  of  shares on the last day of that  period,  do not equal or  exceed  the  intended  purchase amount,  the investor  agrees to pay the  additional  amount of sales charge  applicable  to such  purchases.  That amount is  described  in "Terms of  Escrow,"  below  (those  terms may be amended by the  Distributor  from time to time).  The  investor  agrees  that shares  equal in value to 5% of the  intended  purchase  amount will be held in escrow by the Transfer  Agent subject to the Terms of Escrow.  Also,  the investor  agrees to be bound by the terms of the Prospectus,  this Statement of Additional  Information and the Application  used for a Letter of Intent.  If those  terms are  amended,  as they may be from time to time by the Fund,  the  investor  agrees to be bound by the amended terms and that those amendments will apply automatically to existing Letters of Intent.

         If the total  eligible  purchases  made  during  the  Letter of Intent  period do not equal or exceed  the intended  purchase amount,  the concessions  previously paid to the dealer of record for the account and the amount of sales charge retained by the  Distributor  will be adjusted to the rates  applicable to actual total  purchases.
If total eligible  purchases during the Letter of Intent period exceed the intended  purchase amount and exceed the amount needed to qualify for the next sales charge rate  reduction set forth in the  Prospectus,  the sales charges paid will be adjusted to the lower rate.  That  adjustment  will be made only if and when the dealer returns to the
Distributor  the excess of the amount of  concessions  allowed or paid to the dealer over the amount of concessions that apply to the actual amount of purchases.  The excess  concessions  returned to the Distributor will be used to purchase  additional  shares for the  investor's  account at the net asset value per share in effect on the date of such purchase, promptly after the Distributor's receipt thereof.

         The  Transfer  Agent  will not hold  shares  in  escrow  for  purchases  of  shares  of the Fund and other
Oppenheimer  funds by  OppenheimerFunds  prototype 401(k) plans under a Letter of Intent.  If the intended purchase amount under a Letter of Intent entered into by an  OppenheimerFunds  prototype 401(k) plan is not purchased by the plan  by the  end of the  Letter  of  Intent  period,  there  will  be no  adjustment  of  concessions  paid to the broker-dealer or financial institution of record for accounts held in the name of that plan.

         In determining  the total amount of purchases made under a Letter,  shares  redeemed by the investor prior to the  termination  of the Letter of Intent  period will be deducted.  It is the  responsibility  of the dealer of record  and/or the  investor  to advise the  Distributor  about the Letter in placing any  purchase  orders for the investor during the Letter of Intent period.  All of such purchases must be made through the Distributor.

              |_| Terms of Escrow That Apply to Letters of Intent.

         1.   Out of the initial  purchase  (or  subsequent  purchases  if  necessary)  made  pursuant to a Letter, shares of the Fund equal in value up to 5% of the intended  purchase  amount  specified in the Letter shall be held in escrow by the Transfer  Agent.  For example,  if the intended  purchase  amount is $50,000,  the escrow shall be shares  valued in the amount of $2,500  (computed  at the offering  price  adjusted  for a $50,000  purchase).  Any dividends and capital gains distributions on the escrowed shares will be credited to the investor's account.

         2.   If the total minimum  investment  specified under the Letter is completed  within the  thirteen-month
Letter of Intent period, the escrowed shares will be promptly released to the investor.

3.       If, at the end of the  thirteen-month  Letter of Intent period the total purchases  pursuant to the Letter are less  than the  intended  purchase  amount  specified  in the  Letter,  the  investor  must  remit to the
      Distributor  an amount equal to the difference  between the dollar amount of sales charges  actually paid and the amount of sales  charges  which  would have been paid if the total  amount  purchased  had been made at a single time.  That sales charge  adjustment  will apply to any shares redeemed prior to the completion of the
      Letter.  If the difference in sales charges is
      not paid within  twenty  days after a request  from the  Distributor  or the dealer,  the  Distributor  will, within  sixty days of the  expiration  of the  Letter,  redeem the number of  escrowed  shares  necessary  to realize such difference in sales charges.

      Full and fractional  shares  remaining after such  redemption  will be released from escrow.  If a request is received to redeem  escrowed shares prior to the payment of such  additional  sales charge,  the sales charge will be withheld from the redemption proceeds.

         4.   By signing the Letter,  the investor  irrevocably  constitutes  and  appoints  the Transfer  Agent as attorney-in-fact to surrender for redemption any or all escrowed shares.

5.       The  shares  eligible  for  purchase  under the Letter  (or the  holding  of which may be  counted  toward completion of a Letter) include:

(a)      Class A shares sold with a front-end sales charge or subject to a Class A contingent deferred sales charge,
(b)      Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)      Class A or Class B  shares  acquired  by  exchange  of  either  (1)  Class A  shares  of one of the  other
                  Oppenheimer  funds that were acquired  subject to a Class A initial or contingent  deferred sales charge or (2) Class B shares of one of the other  Oppenheimer  funds that were  acquired  subject to a contingent deferred sales charge.

         6.   Shares held in escrow  hereunder will  automatically be exchanged for shares of another fund to which an exchange is requested,  as described in the section of the Prospectus  entitled "How to Exchange Shares" and the escrow will be transferred to that other fund.

Asset  Builder  Plans.  To establish an Asset Builder Plan to buy shares  directly  from a bank  account,  you must enclose a check (the minimum is $25) for the initial  purchase  with your  application.  Shares  purchased by Asset
Builder  Plan  payments  from bank  accounts  are  subject to the  redemption  restrictions  for  recent  purchases described  in the  Prospectus.  Asset  Builder  Plans  are only  available  if your  bank is an ACH  member.  Asset
Builder  Plans may not be used to buy  shares  for  OppenheimerFunds  employer  -  sponsored  qualified  retirement accounts.  Asset Builder Plans also enable  shareholders of Oppenheimer  Cash Reserves to use their fund account to make monthly automatic purchases of shares of up to four other Oppenheimer funds.

         If you make  payments  from your bank  account to purchase  shares of the Fund,  your bank account will be debited  automatically.  Normally  the debit  will be made two  business  days  prior to the  investment  dates you selected in your  application.  Neither the  Distributor,  the Transfer Agent nor the Fund shall be responsible for any delays in purchasing shares that result from delays in ACH transmissions.

         Before you establish Asset Builder  payments,  you should obtain a prospectus of the selected fund(s) from your  financial  advisor (or the  Distributor)  and  request an  application  from the  Distributor.  Complete  the application  and return it. You may change  the amount of your Asset  Builder  payment or you can  terminate  these automatic investments at any time by writing to the
Transfer  Agent.  The Transfer Agent  requires a reasonable  period  (approximately  10 days) after receipt of your instructions  to implement  them.  The Fund reserves the right to amend,  suspend,  or  discontinue  offering Asset
Builder plans at any time without prior notice.

Retirement  Plans.  Certain  types of  retirement  plans are entitled to purchase  shares of the Fund without sales charge or at reduced sales charge rates,  as described in Appendix C to this  Statement of Additional  Information.
Certain special sales charge  arrangements  described in that Appendix apply to retirement  plans whose records are maintained  on a daily  valuation  basis by  Merrill  Lynch  Pierce  Fenner & Smith,  Inc.  ("Merril  Lynch") or an
independent  record keeper that has a contract or special  arrangement  with Merrill Lynch. If on the date the plan sponsor  signed the Merrill  Lynch record  keeping  service  agreement  the Plan has less than $3 million in assets
(other than assets  invested in money market funds)  invested in applicable  investments,  then the retirement plan may purchase only Class B shares of the  Oppenheimer  funds.  Any retirement  plans in that category that currently invest in Class B shares of the Fund will have their  Class B shares  converted  to Class A shares of the Fund when the Plan's applicable investments reach $5 million.

Cancellation  of Purchase  Orders.  Cancellation  of purchase  orders for the Fund's  shares (for  example,  when a purchase  check is  returned  to the Fund  unpaid)  causes a loss to be  incurred  when the net asset  value of the
Fund's shares on the  cancellation  date is less than on the purchase date. That loss is equal to the amount of the decline in the net asset value per share  multiplied  by the number of shares in the purchase  order.  The investor is responsible  for that loss. If the investor fails to compensate the Fund for the loss, the  Distributor  will do
so. The Fund may  reimburse  the  Distributor  for that amount by redeeming  shares from any account  registered in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of Shares.  Each class of shares of the Fund  represents an interest in the same  portfolio of  investments of the Fund. However,  each class has different  shareholder  privileges and features.  The net income attributable to Class B, Class C or Class N shares  and the  dividends  payable  on Class B,  Class C or Class N shares  will be reduced by incremental  expenses borne solely by that class.  Those expenses include the asset-based  sales charges to which Class B, Class C and Class N are subject.

         The  availability  of different  classes of shares  permits an investor to choose the method of purchasing shares that is more  appropriate  for the investor.  That may depend on the amount of the  purchase,  the length of time the investor  expects to hold  shares,  and other  relevant  circumstances.  Class A shares  normally are sold subject to an initial  sales charge.  While Class B, Class C and Class N shares have no initial  sales charge,  the purpose of the  deferred  sales charge and  asset-based  sales charge on Class B, Class C and Class N shares is the same as that of the initial sales charge on Class A shares - to compensate  the  Distributor  and brokers,  dealers and  financial  institutions  that sell shares of the Fund. A salesperson  who is entitled to receive  compensation from his or her firm for selling Fund shares may receive  different  levels of  compensation  for selling one class of shares rather than another.

         The  Distributor  will not  accept any order in the  amount of  $500,000  or more for Class B shares or $1 million or more for Class C shares on behalf of a single  investor (not  including  dealer "street name" or omnibus accounts).  That is because  generally it will be more advantageous for that investor to purchase Class A shares of the Fund.

|X|      Class A Shares Subject to a Contingent Deferred Sales Charge. For purchases of Class A shares subject to a contingent deferred sales charge as described in the Prospectus, no sales concessions will be paid to the broker-dealer of record, as described in the Prospectus, on sales of Class A shares purchased with the redemption proceeds of shares of another mutual fund offered as an investment option in a retirement plan in which
Oppenheimer funds are also offered as investment options under a special arrangement with the Distributor, if the purchase occurs more than 30 days after the Oppenheimer funds are added as an investment option under that plan.
Additionally, that concession will not be paid on purchases of shares by a retirement plan made with the redemption proceeds of Class N shares of one or more Oppenheimer funds held by the plan for more than 18 months.

              |_| Class B Conversion.  Under current  interpretations  of applicable  federal income tax law by the
Internal  Revenue  Service,  the conversion of Class B shares to Class A shares after six years is not treated as a taxable  event for the  shareholder.  If those laws or the IRS  interpretation  of those laws  should  change,  the automatic  conversion  feature may be  suspended.  In that event,  no further  conversions  of Class B shares would occur while that suspension remained in effect.
Although  Class B shares  could then be  exchanged  for Class A shares on the basis of relative  net asset value of the two classes,  without the imposition of a sales charge or fee, such exchange  could  constitute a taxable event for the  shareholder,  and absent such  exchange,  Class B shares might  continue to be subject to the  asset-based sales charge for longer than six years.

|_|      Availability of Class N Shares.  In addition to the description of the types of retirement plans which may purchase Class N shares contained in the prospectus, Class N shares also are offered to the following:

o        to all rollover IRAs,
o        to all direct rollovers from OppenheimerFunds-sponsored Pinnacle and Ascender retirement plans,
o        to all trustee-to-trustee IRA transfers,
o        to all 90-24 type 403(b) transfers,
o        to Group Retirement Plans (as defined in Appendix C to this Statement of Additional Information) which have entered into a special agreement with the Distributor for that purpose,
o        to Retirement Plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code, the
                      recordkeeper or the plan sponsor for which has entered into a special agreement with the
                      Distributor,
o        to Retirement Plans of a plan sponsor where the aggregate assets of all such plans invested in the
                      Oppenheimer funds is $500,000 or more,
o        to OppenheimerFunds-sponsored Ascender 401(k) plans that pay for the purchase with the redemption proceeds of Class A shares of one or more Oppenheimer funds.
o        to certain customers of broker-dealers and financial advisors that are identified in a special agreement between the broker-dealer or financial advisor and the Distributor for that purpose.

         The sales concession and the advance of the service fee, as described in the Prospectus, will not be paid to dealers of record on sales of Class N shares on:

o        purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of Class A shares of one or more Oppenheimer funds
                      (other than rollovers from an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan to any IRA invested in the Oppenheimer funds),
o        purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of  Class C shares of one or more Oppenheimer funds held by the plan for more than one year (other than rollovers from an
                      OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan to any IRA invested in the
                      Oppenheimer funds), and
o        on purchases of Class N shares by an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan made with the redemption proceeds of Class A shares of one or more Oppenheimer funds.

              |_| Allocation  of  Expenses.  The Fund  pays  expenses  related  to its  daily  operations,  such as custodian bank fees,  Directors'  fees,  transfer agency fees,  legal fees and auditing  costs.  Those expenses are paid out of the Fund's assets and are not paid directly by  shareholders.  However,  those expenses  reduce the net asset value of shares, and therefore are indirectly borne by shareholders through their investment.

         The  methodology  for calculating  the net asset value,  dividends and  distributions  of the Fund's share classes  recognizes two types of expenses.  General expenses that do not pertain  specifically to any one class are allocated  pro rata to the shares of all classes.  The  allocation  is based on the  percentage of the Fund's total assets that is represented by the assets of each class, and then equally to each  outstanding  share within a given class.  Such general expenses  include  management fees,  legal,  bookkeeping and audit fees,  printing and mailing costs of shareholder reports,  Prospectuses,  Statements of Additional  Information and other materials for current shareholders,  fees to unaffiliated  Directors,  custodian bank expenses,  share issuance costs,  organization  and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

         Other  expenses  that are  directly  attributable  to a  particular  class are  allocated  equally to each outstanding  share  within that class.  Examples of such  expenses  include  distribution  and service plan (12b-1)
fees,  transfer and shareholder  servicing agent fees and expenses and shareholder  meeting expenses (to the extent that such expenses pertain only to a specific class).

Determination  of Net Asset  Values Per Share.  The net asset  values per share of each class of shares of the Fund are  determined  as of the close of business of The New York Stock  Exchange on each day that the Exchange is open.
The  calculation  is done by dividing the value of the Fund's net assets  attributable  to a class by the number of shares of that class that are  outstanding.  The  Exchange  normally  closes at 4:00 P.M.,  New York time,  but may close earlier on some other days (for
example,  in case of weather  emergencies or on days falling before a holiday).  The Exchange's  most recent annual announcement  (which is subject to change)  states that it will close on New Year's Day,  Presidents'  Day,  Martin
Luther King,  Jr. Day, Good Friday,  Memorial Day,  Independence  Day,  Labor Day,  Thanksgiving  Day and Christmas
Day.  It may also close on other days.

         Dealers other than Exchange members may conduct trading in certain securities on days on which the
Exchange is closed (including weekends and U.S. holidays) or after 4:00 P.M. on a regular business day. Because the Fund's net asset values will not be calculated on those days, the Fund's net asset values per share may be significantly affected on such days when shareholders may not purchase or redeem shares.  Additionally, trading on European and Asian stock exchanges and over-the-counter markets normally is completed before the close of  The
New York Stock Exchange.

         Changes in the values of  securities  traded on foreign  exchanges  or markets as a result of events  that occur after the prices of those  securities are  determined,  but before the close of The New York Stock  Exchange, will not be reflected  in the Fund's  calculation  of its net asset  values that day unless the Manager  determines that the event is likely to effect a material  change in the value of the  security.  The  Manager,  or an internal valuation  committee  established  by the Manager,  as  applicable,  may  establish a valuation,  under  procedures established  by the Board and  subject to the  approval,  ratification  and  confirmation  by the Board at its next ensuing meeting.

         |X|  Securities Valuation.  The Fund's Board of Directors has established procedures for the valuation of the Fund's securities. In general those procedures are as follows:

         o    Equity securities traded on a U.S. securities exchange or on NASDAQ are valued as follows:

(1)      if last sale  information  is regularly  reported,  they are valued at the last reported sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, on that day, or
(2)      if last sale  information is not available on a valuation  date, they are valued at the last reported sale price preceding the valuation date if it is within the spread of the closing
                  "bid" and "asked"  prices on the  valuation  date or, if not,  at the closing  "bid" price on the valuation date.

         o    Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:

(1)      at the last sale price available to the pricing service approved by the Board of Directors, or
(2)      at the last sale price obtained by the Manager from the report of the principal exchange on which the security is traded at its last trading session on or immediately before the valuation date, or
(3)      at the mean between the "bid" and "asked" prices obtained from the principal exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security.

         o    Long-term debt  securities  having a remaining  maturity in excess of 60 days are valued based on the mean between the "bid" and "asked" prices  determined by a portfolio  pricing service  approved by the Fund's Board of Directors or obtained by the Manager from two active  market  makers in the security on the basis of  reasonable inquiry.
         o    The following  securities are valued at the mean between the "bid" and "asked"  prices  determined by a pricing  service  approved by the Fund's Board of  Directors  or obtained by the Manager  from two active  market makers in the security on the basis of reasonable inquiry:

(1)      debt instruments that have a maturity of more than 397 days when issued,
(2)      debt instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than 60 days, and
(3)      non-money market debt instruments that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less.

         o    The following securities are valued at cost, adjusted for amortization of premiums and accretion of discounts:

(1)      money market debt securities held by a non-money market fund that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less, and
(2)      debt instruments held by a money market fund that have a remaining maturity of 397 days or less.

         o    Securities  (including  restricted  securities) not having  readily-available  market  quotations are valued at fair  value  determined  under the  Board's  procedures.  If the  Manager  is unable to locate two market makers willing to give quotes,  a security may be priced at the mean between the "bid" and "asked" prices  provided by a single active market maker (which in certain cases may be the "bid" price if no "asked" price is available).

         In the case of U.S.  government  securities,  mortgage-backed  securities,  corporate  bonds  and  foreign government  securities,  when last sale  information  is not  generally  available,  the  Manager  may use  pricing services  approved by the Board of Directors.  The pricing  service may use "matrix"  comparisons to the prices for comparable  instruments on the basis of quality,  yield and maturity.  Other special  factors may be involved (such as the tax-exempt  status of the interest paid by municipal  securities).  The Manager will monitor the accuracy of the pricing  services.  That monitoring may include  comparing prices used for portfolio  valuation to actual sales prices of selected securities.

         The closing prices in the London foreign  exchange  market on a particular  business day that are provided to the Manager by a bank,  dealer or pricing  service  that the Manager has  determined  to be reliable are used to value  foreign  currency,  including  forward  contracts,  and to  convert  to U.S.  dollars  securities  that  are denominated in foreign currency.

         Puts,  calls,  and futures are valued at the last sale price on the  principal  exchange on which they are traded or on NASDAQ,  as applicable,  as determined by a pricing  service  approved by the Board of Directors or by the  Manager.  If there  were no sales  that day,  they  shall be valued  at the last sale  price on the  preceding trading day if it is within the spread of the  closing  "bid" and "asked"  prices on the  principal  exchange or on
NASDAQ on the  valuation  date.  If not, the value shall be the closing bid price on the  principal  exchange or on
NASDAQ on the valuation  date.  If the put,  call or future is not traded on an exchange or on NASDAQ,  it shall be valued by the mean between  "bid" and "asked"  prices  obtained by the Manager from two active  market  makers.  In certain cases that may be at the "bid" price if no "asked" price is available.

         When the Fund  writes an  option,  an amount  equal to the  premium  received  is  included  in the Fund's
Statement of Assets and Liabilities as an asset.  An equivalent  credit is included in the liability  section.  The credit is adjusted  ("marked-to-market")  to reflect the current  market value of the option.  In  determining  the
Fund's gain on  investments,  if a call or put written by the Fund is exercised,  the proceeds are increased by the premium  received.  If a call or put  written  by the  Fund  expires,  the  Fund  has a gain in the  amount  of the premium.  If the Fund  enters  into a  closing  purchase  transaction,  it will have a gain or loss,  depending  on whether the premium  received was more or less than the cost of the closing  transaction.  If the Fund  exercises a put it holds,  the amount the Fund  receives on its sale of the  underlying  investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

The  information  below  supplements  the terms  and  conditions  for  redeeming  shares  set forth in the
Prospectus.

Reinvestment Privilege.  Within six months of a redemption, a shareholder may reinvest all or part of the redemption proceeds of:

         o    Class A shares purchased subject to an initial sales charge or Class A shares on which a contingent deferred sales charge was paid, or
         o    Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

         The  reinvestment  may be made without sales charge only in Class A shares of the Fund or any of the other
Oppenheimer  funds into which shares of the Fund are  exchangeable as described in "How to Exchange  Shares" below.
Reinvestment  will be at the net asset value next  computed  after the Transfer  Agent  receives  the  reinvestment order.  The  shareholder  must  ask the  Transfer  Agent  for that  privilege  at the  time of  reinvestment.  This privilege  does not apply to Class C,  Class N or Class Y shares.  The Fund may amend,  suspend  or cease  offering this  reinvestment  privilege at any time as to shares  redeemed  after the date of such  amendment,  suspension or cessation.

         Any capital gain that was realized when the shares were  redeemed is taxable,  and  reinvestment  will not alter any  capital  gains tax payable on that gain.  If there has been a capital  loss on the  redemption,  some or all of the loss may not be tax  deductible,  depending  on the  timing and  amount of the  reinvestment.  Under the
Internal  Revenue Code, if the  redemption  proceeds of Fund shares on which a sales charge was paid are reinvested in shares of the Fund or another of the  Oppenheimer  funds  within 90 days of  payment  of the sales  charge,  the shareholder's  basis in the shares of the Fund that were  redeemed  may not include the amount of the sales  charge paid. That
would  reduce  the loss or  increase  the gain  recognized  from the  redemption.  However,  in that case the sales charge would be added to the basis of the shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind".  The Prospectus  states that payment for shares  tendered for redemption is ordinarily  made in cash.  However,  under certain  circumstances,  the Board of Directors of the Fund may  determine  that it would be detrimental to the best interests of the remaining  shareholders of the Fund to make payment of a redemption  order wholly  or  partly  in  cash.  In that  case,  the Fund may pay the  redemption  proceeds  in whole or in part by a distribution "in kind" of liquid securities from the portfolio of the Fund, in lieu of cash.

         The Fund has elected to be governed by Rule 18f-1 under the  Investment  Company Act. Under that rule, the
Fund is  obligated  to redeem  shares  solely in cash up to the lesser of  $250,000  or 1% of the net assets of the
Fund during any 90-day period for any one  shareholder.  If shares are redeemed in kind, the redeeming  shareholder might incur  brokerage or other costs in selling the securities for cash.  The Fund will value  securities  used to pay  redemptions  in kind using the same method the Fund uses to value its  portfolio  securities  described  above under  "Determination  of Net Asset Values Per Share." That  valuation  will be made as of the time the  redemption price is determined.

Involuntary  Redemptions.  The Fund's Board of Directors has the right to cause the  involuntary  redemption of the shares  held in any  account if the  aggregate  net asset  value of those  shares is less than $500 or such  lesser amount as the Board may fix.  The Board will not cause the  involuntary  redemption  of shares in an account if the aggregate  net asset  value of such  shares  has  fallen  below  the  stated  minimum  solely as a result of market fluctuations.  If the Board  exercises this right, it may also fix the  requirements  for any notice to be given to the  shareholders  in  question  (not less than 30 days).  The Board may  alternatively  set  requirements  for the shareholder  to  increase  the  investment,  or set other  terms and  conditions  so that the  shares  would not be involuntarily redeemed.

Transfers of Shares.  A transfer of shares to a different  registration  is not an event that  triggers the payment of sales  charges.  Therefore,  shares are not subject to the payment of a contingent  deferred sales charge of any class at the time of  transfer to the name of another  person or entity.  It does not matter  whether the  transfer occurs by absolute assignment,  gift or bequest, as long as it does not involve,  directly or indirectly,  a public sale of the shares.  When shares subject to a contingent  deferred sales charge are  transferred,  the  transferred shares will remain  subject to the  contingent  deferred  sales charge.  It will be calculated as if the transferee shareholder  had  acquired  the  transferred  shares in the same  manner  and at the same time as the  transferring shareholder.

         If less than all shares  held in an account  are  transferred,  and some but not all shares in the account would be subject to a  contingent  deferred  sales  charge if  redeemed  at the time of  transfer,  the  priorities described  in the  Prospectus  under  "How to Buy  Shares"  for the  imposition  of the Class B, Class C or Class N contingent deferred sales charge will be followed in determining the order in which shares are transferred.

Sending  Redemption  Proceeds by Wire. The wire of redemption  proceeds may be delayed if the Fund's custodian bank is not open for  business on a day when the Fund would  normally  authorize  the wire to be made,  which is usually the Fund's next  regular  business day  following  the  redemption.  In those  circumstances,  the wire will not be transmitted  until the next bank  business day on which the Fund is open for  business.  No dividends  will be paid on the proceeds of redeemed shares awaiting transfer by wire.

Distributions From Retirement Plans.  Requests for distributions from  OppenheimerFunds-sponsored  IRAs,  403(b)(7)
custodial   plans,   401(k)   plans  or  pension  or   profit-sharing   plans  should  be  addressed  to  "Trustee,
OppenheimerFunds  Retirement  Plans," c/o the Transfer  Agent at its address  listed in "How To Sell Shares" in the
Prospectus or on the back cover of this Statement of Additional Information.  The request must

(1)      state the reason for the distribution;
(2)      state the owner's awareness of tax penalties if the distribution is premature; and
(3)      conform to the requirements of the plan and the Fund's other redemption requirements.

         Participants (other than self-employed  persons) in  OppenheimerFunds-sponsored  pension or profit-sharing plans with shares of the Fund held in the name of the plan or its  fiduciary  may not directly  request  redemption of their accounts.  The plan administrator or fiduciary must sign the request.

         Distributions  from  pension  and profit  sharing  plans are  subject to  special  requirements  under the
Internal  Revenue Code and certain  documents  (available  from the Transfer Agent) must be completed and submitted to the Transfer Agent before the  distribution  may be made.  Distributions  from  retirement  plans are subject to withholding  requirements  under the Internal  Revenue Code, and IRS Form W-4P  (available from the Transfer Agent)
must be  submitted  to the  Transfer  Agent with the  distribution  request,  or the  distribution  may be delayed.
Unless the shareholder  has provided the Transfer Agent with a certified tax  identification  number,  the Internal
Revenue Code requires that tax be withheld from any  distribution  even if the  shareholder  elects not to have tax withheld.  The Fund, the Manager,  the Distributor,  and the Transfer Agent assume no  responsibility  to determine whether a distribution  satisfies the  conditions of applicable  tax laws and will not be  responsible  for any tax penalties assessed in connection with a distribution.

Special  Arrangements  for  Repurchase of Shares from Dealers and Brokers.  The  Distributor is the Fund's agent to repurchase  its  shares  from  authorized  dealers or brokers  on behalf of their  customers.  Shareholders  should contact their broker or dealer to arrange this type of redemption.  The repurchase  price per share will be the net asset value next computed after the Distributor  receives an order placed by the dealer or broker.  However, if the
Distributor  receives a repurchase  order from a dealer or broker after the close of The New York Stock Exchange on a regular business
day, it will be processed at that day's net asset value if the order was received by the dealer or broker from its customers prior to the time the Exchange  closes.  Normally,  the Exchange closes at 4:00 P.M., but may do so  earlier  on some  days.  Additionally,  the order  must have been  transmitted  to and  received  by the
Distributor prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily,  for accounts  redeemed by a broker-dealer  under this procedure,  payment will be made within three business days after the shares have been redeemed upon the Distributor's  receipt of the required  redemption documents  in  proper  form.  The  signature(s)  of the  registered  owners  on the  redemption  documents  must be guaranteed as described in the Prospectus.

Automatic  Withdrawal  and  Exchange  Plans.  Investors  owning  shares  of the Fund  valued  at $5,000 or more can authorize  the  Transfer  Agent to redeem  shares  (having a value of at least  $50)  automatically  on a  monthly, quarterly,  semi-annual  or annual  basis  under an  Automatic  Withdrawal  Plan.  Shares  will be  redeemed  three business days prior to the date  requested by the  shareholder  for receipt of the payment.  Automatic  withdrawals of up to $1,500  per month may be  requested  by  telephone  if  payments  are to be made by check  payable  to all shareholders  of record.  Payments  must also be sent to the address of record for the account and the address must not have been changed within the prior 30 days.  Required  minimum  distributions  from  OppenheimerFunds-sponsored retirement plans may not be arranged on this basis.

         Payments are normally made by check,  but  shareholders  having  AccountLink  privileges  (see "How To Buy
Shares") may arrange to have Automatic  Withdrawal Plan payments  transferred to the bank account designated on the
Account  Application  or by  signature-guaranteed  instructions  sent to the  Transfer  Agent.  Shares are normally redeemed  pursuant to an Automatic  Withdrawal  Plan three  business days before the payment  transmittal  date you select in the Account  Application.  If a contingent  deferred sales charge applies to the  redemption,  the amount of the check or payment will be reduced accordingly.

         The Fund cannot  guarantee  receipt of a payment on the date  requested.  The Fund  reserves  the right to amend,  suspend or discontinue  offering these plans at any time without prior notice.  Because of the sales charge assessed on Class A share  purchases,  shareholders  should not make  regular  additional  Class A share  purchases while  participating  in an  Automatic  Withdrawal  Plan.  Class B,  Class C and Class N  shareholders  should  not establish automatic  withdrawal plans,  because of the potential imposition of the contingent deferred sales charge on such  withdrawals  (except where the Class B, Class C or Class N contingent  deferred  sales charge is waived as described in Appendix C to this Statement of Additional Information.)

         By  requesting  an  Automatic  Withdrawal  or  Exchange  Plan,  the  shareholder  agrees  to the terms and conditions  that apply to such plans,  as stated below.  These  provisions  may be amended from time to time by the
Fund and/or the Distributor.  When adopted, any amendments will automatically apply to existing Plans.

Automatic  Exchange Plans.  Shareholders  can authorize the Transfer Agent to exchange a  pre-determined  amount of shares  of the  Fund for  shares  (of the same  class)  of other  Oppenheimer  funds  automatically  on a  monthly, quarterly,  semi-annual  or  annual  basis  under an  Automatic  Exchange  Plan.  The  minimum  amount  that may be exchanged to each other fund account is $25.  Instructions should be provided on the  OppenheimerFunds  application or signature-guaranteed  instructions.  Exchanges made under these plans are subject to the restrictions that apply to exchanges as set forth in "How to Exchange  Shares" in the  Prospectus and below in this Statement of Additional
Information.

         |X|  Automatic   Withdrawal  Plans.  Fund  shares  will  be  redeemed  as  necessary  to  meet  withdrawal payments.  Shares  acquired  without a sales  charge  will be  redeemed  first.  Shares  acquired  with  reinvested dividends and capital gains  distributions will be redeemed next,  followed by shares acquired with a sales charge, to the  extent  necessary  to make  withdrawal  payments.  Depending  upon the  amount  withdrawn,  the  investor's principal  may be depleted.  Payments  made under these plans should not be considered as a yield or income on your investment.

         The  Transfer  Agent  will  administer  the  investor's   Automatic  Withdrawal  Plan  as  agent  for  the
shareholder(s)  (the  "Planholder") who executed the Plan  authorization and application  submitted to the Transfer
Agent.  Neither the Fund nor the Transfer  Agent shall incur any liability to the  Planholder  for any action taken or not taken by the Transfer  Agent in good faith to administer  the Plan.  Share  certificates  will not be issued for shares of the Fund  purchased for and held under the Plan,  but the Transfer  Agent will credit all such shares to the account of the  Planholder on the records of the Fund.  Any share  certificates  held by a Planholder may be surrendered  unendorsed  to the Transfer  Agent with the Plan  application  so that the shares  represented  by the certificate may be held under the Plan.

         For accounts subject to Automatic  Withdrawal Plans,  distributions of capital gains must be reinvested in shares of the Fund,  which will be done at net asset  value  without a sales  charge.  Dividends  on shares held in the account may be paid in cash or reinvested.

         Shares will be redeemed to make  withdrawal  payments at the net asset value per share  determined  on the redemption  date.  Checks or AccountLink  payments  representing  the proceeds of Plan withdrawals will normally be transmitted  three  business  days prior to the date  selected for receipt of the payment,  according to the choice specified in writing by the Planholder. Receipt of payment on the date selected cannot be guaranteed.

         The amount and the interval of  disbursement  payments and the address to which checks are to be mailed or
AccountLink  payments  are to be sent may be changed  at any time by the  Planholder  by  writing  to the  Transfer
Agent.  The  Planholder  should allow at least two weeks' time after  mailing such  notification  for the requested change to be put in effect.  The  Planholder  may, at any time,  instruct the Transfer  Agent by written  notice to redeem all, or any part of, the shares held under the Plan.  That notice must be in proper form in accordance  with the  requirements  of the  then-current  Prospectus of the Fund. In that case,  the Transfer  Agent will redeem the number of shares  requested  at the net asset  value per share in effect and will mail a check for the  proceeds to the Planholder.

         The  Planholder  may  terminate  a Plan at any time by writing to the  Transfer  Agent.  The Fund may also give  directions to the Transfer  Agent to terminate a Plan. The Transfer Agent will also terminate a Plan upon its receipt of evidence satisfactory to it that the Planholder has died or is legally  incapacitated.  Upon termination of a Plan by the Transfer  Agent or the Fund,  shares that have not been  redeemed  will be held in  uncertificated form in the name of the Planholder.  The account will continue as a  dividend-reinvestment,  uncertificated account unless and until  proper  instructions  are received  from the  Planholder,  his or her  executor or  guardian,  or another authorized person.

         To use shares held under the Plan as  collateral  for a debt,  the  Planholder  may request  issuance of a portion of the shares in  certificated  form.  Upon written  request from the  Planholder,  the Transfer Agent will determine the number of shares for which a  certificate  may be issued  without  causing the  withdrawal  checks to stop. However, should such uncertificated shares become exhausted, Plan withdrawals will terminate.

         If the  Transfer  Agent ceases to act as transfer  agent for the Fund,  the  Planholder  will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

         As stated in the Prospectus, shares of a particular class of Oppenheimer funds having more than one class of shares may be exchanged only for shares of the same class of other Oppenheimer funds.  Shares of
Oppenheimer funds that have a single class without a class designation are deemed "Class A" shares for this purpose. You can obtain a current list showing which funds offer which classes by calling the Distributor at
1.800.525.7048.

o        All of the Oppenheimer funds currently offer Class A, B and C shares except Oppenheimer Money Market
     Fund, Inc., Centennial Money Market Trust, Centennial Tax Exempt Trust,
     Centennial Government Trust, Centennial New York Tax Exempt Trust, Centennial \

     California Tax Exempt Trust, and Centennial America Fund, L.P., which only offer Class A shares.
o        Class B, Class C and Class N shares of Oppenheimer Cash Reserves are generally available only by exchange from the same class of shares of other Oppenheimer funds or through OppenheimerFunds-sponsored
     401(k) plans.
o        Only certain Oppenheimer funds currently offer Class Y shares. Class Y shares of Oppenheimer Real Asset
     Fund may not be exchanged for shares of any other fund.
o        Only certain Oppenheimer funds currently offer Class N shares, which are only offered to retirement plans as described in the Prospectus. Class N shares can be exchanged only for Class N shares of other
     Oppenheimer funds.
o        Class M shares of Oppenheimer Convertible Securities Fund may be exchanged only for Class A shares of other Oppenheimer funds. They may not be acquired by exchange of shares of any class of any other
     Oppenheimer funds except Class A shares of Oppenheimer Money Market Fund or Oppenheimer Cash Reserves
     acquired by exchange of Class M shares.
o        Class X shares of Limited Term New York Municipal Fund can be exchanged only for Class B shares of other
     Oppenheimer funds and no exchanges may be made to Class X shares.
o        Shares of Oppenheimer Capital Preservation Fund may not be exchanged for shares of Oppenheimer Money
     Market Fund, Inc., Oppenheimer Cash Reserves or Oppenheimer Limited-Term Government Fund.  Only participants in certain retirement plans may purchase shares of Oppenheimer Capital Preservation Fund, and only those participants may exchange shares of other Oppenheimer funds for shares of Oppenheimer Capital Preservation
     Fund.
o        Class A shares of Oppenheimer Senior Floating Rate Fund are not available by exchange of shares of
     Oppenheimer Money Market Fund or Class A shares of Oppenheimer Cash Reserves. If any Class A shares of another Oppenheimer fund that are exchanged for Class A shares of Oppenheimer Senior Floating Rate Fund are subject to the Class A contingent deferred sales charge of the other Oppenheimer fund at the time of exchange, the holding period for that Class A contingent deferred sales charge will carry over to the Class
     A shares of Oppenheimer Senior Floating Rate Fund acquired in the exchange. The Class A shares of
     Oppenheimer Senior Floating Rate Fund acquired in that exchange will be subject to the Class A Early
     Withdrawal Charge of Oppenheimer Senior Floating Rate Fund if they are repurchased before the expiration of the holding period.
o        Class A, Class B, Class C and Class Y Shares of Oppenheimer Select Managers Mercury Advisors S&P Index
     Fund and Oppenheimer Select Managers QM Active Balanced Fund are only available to retirement plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.

         Class A shares of  Oppenheimer  funds may be  exchanged  at net asset value for shares of any money market fund  offered  by the  Distributor.  Shares of any money  market  fund  purchased  without  a sales  charge  may be exchanged for shares of  Oppenheimer  funds offered with a sales charge upon payment of the sales charge.  They may also be used to purchase shares of Oppenheimer funds subject to an early withdrawal  charge or contingent  deferred sales charge.

         Shares of Oppenheimer Money Market Fund, Inc. purchased with the redemption proceeds of shares of other mutual funds (other than funds managed by the Manager or its subsidiaries) redeemed within the 30 days prior to that purchase may subsequently be exchanged for shares of other Oppenheimer funds without being subject to an initial sales charge or contingent deferred sales charge. To qualify for that privilege, the investor or the investor's dealer must notify the Distributor of eligibility for this privilege at the time the shares of
Oppenheimer Money Market Fund, Inc. are purchased.  If requested, they must supply proof of entitlement to this privilege.

         Shares of the Fund acquired by reinvestment of dividends or distributions from any of the other
Oppenheimer funds or from any unit investment trust for which reinvestment arrangements have been made with the
Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds, except as set forth above.

         The Fund may amend,  suspend or  terminate  the  exchange  privilege  at any time.  Although  the Fund may impose these changes at any time,  it will provide you with notice of those  changes  whenever it is required to do so by  applicable  law. It may be required to provide 60 days notice prior to  materially  amending or  terminating the exchange privilege.  That 60 day notice is not required in extraordinary circumstances.

         How Exchanges Affect  Contingent  Deferred Sales Charges.  No contingent  deferred sales charge is imposed on exchanges of shares of any class purchased subject to a contingent  deferred sales charge.  However,  when Class
A shares  acquired  by  exchange  of Class A shares  of other  Oppenheimer  funds  purchased  subject  to a Class A contingent  deferred  sales  charge are redeemed  within 18 months of the end of the calendar  month of the initial purchase of the exchanged Class A shares,  the Class A contingent  deferred sales charge is imposed on the redeemed shares.  The Class B contingent  deferred  sales  charge is imposed on Class B shares  acquired by exchange if they are  redeemed  within 6 years of the  initial  purchase of the  exchanged  Class B shares.  The Class C  contingent deferred  sales charge is imposed on Class C shares  acquired by exchange if they are redeemed  within 12 months of the initial  purchase of the exchanged  Class C shares.  With respect to Class N shares,  a 1% contingent  deferred sales charge will be imposed if the  retirement  plan (not  including IRAs and 403(b) plans) is terminated or Class
N shares of all  Oppenheimer  funds  are  terminated  as an  investment  option of the plan and Class N shares  are redeemed  within 18 months  after the  plan's  first  purchase  of Class N shares of any  Oppenheimer  fund or with respect to an  individual  retirement  plan or 403(b)  plan,  Class N shares are  redeemed  within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

         When Class B, Class C or Class N shares are redeemed to effect an exchange,  the  priorities  described in
"How To Buy Shares" in the  Prospectus  for the  imposition  of the Class B, the Class C or the Class N  contingent deferred sales charge will be followed in determining the order in which the shares are exchanged.

Before  exchanging  shares,  shareholders  should take into  account  how the  exchange  may affect any  contingent deferred sales charge that might be imposed in the subsequent redemption of remaining shares.

         |_| Limits on  Multiple  Exchange  Orders.  The Fund  reserves  the right to reject  telephone  or written exchange requests submitted in bulk by anyone on behalf of more than one account.  The Fund may  accept  requests  for  exchanges  of up to 50  accounts  per day  from  representatives  of authorized dealers that qualify for this privilege.

         |_|      Telephone  Exchange  Requests.  When exchanging  shares by telephone,  a shareholder must have an existing  account  in the fund to which  the  exchange  is to be  made.  Otherwise,  the  investors  must  obtain a
Prospectus  of that fund before the  exchange  request may be  submitted.  If all  telephone  lines are busy (which might occur, for example,  during periods of substantial  market  fluctuations),  shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

         |_|  Processing  Exchange  Requests.  Shares to be exchanged are redeemed on the regular  business day the
Transfer Agent receives an exchange request in proper form (the "Redemption  Date").  Normally,  shares of the fund to be acquired are purchased on the  Redemption  Date,  but such purchases may be delayed by either fund up to five business  days if it  determines  that it  would  be  disadvantaged  by an  immediate  transfer  of the  redemption proceeds.  The Fund reserves the right, in its  discretion,  to refuse any exchange  request that may  disadvantage
it. For example,  if the receipt of multiple  exchange  requests  from a dealer might  require the  disposition  of portfolio  securities at a time or at a price that might be  disadvantageous  to the Fund,  the Fund may refuse the request.  When you exchange some or all of your shares from one fund to another,  any special  account feature such as an Asset Builder Plan or Automatic  Withdrawal  Plan,  will be switched to the new fund account  unless you tell the Transfer  Agent not to do so.  However,  special  redemption and exchange  features such as Automatic  Exchange
Plans and Automatic Withdrawal Plans cannot be switched to an account in Oppenheimer Senior Floating Rate Fund.

         In  connection  with any  exchange  request,  the number of shares  exchanged  may be less than the number requested if the exchange or the number  requested  would  include  shares  subject to a  restriction  cited in the
Prospectus or this Statement of Additional  Information,  or would include  shares  covered by a share  certificate that is not  tendered  with  the  request.  In  those  cases,  only  the  shares  available  for  exchange  without restriction will be exchanged.

         The different  Oppenheimer  funds available for exchange have different  investment  objectives,  policies and risks. A shareholder  should assure that the fund selected is appropriate  for his or her investment and should be aware of the tax  consequences  of an exchange.  For federal  income tax purposes,  an exchange  transaction  is treated  as a  redemption  of shares of one fund and a purchase  of shares of  another.  "Reinvestment  Privilege,"
above,  discusses some of the tax  consequences  of reinvestment  of redemption  proceeds in such cases.  The Fund, the Distributor,  and the Transfer Agent are unable to provide investment,  tax or legal advice to a shareholder in connection with an exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

Dividends and  Distributions.  The Fund has no fixed  dividend rate and there can be no assurance as to the payment of any dividends or the  realization  of any capital  gains.  The dividends  and  distributions  paid by a class of shares will vary from time to time depending on market  conditions,  the composition of the Fund's  portfolio,  and expenses  borne by the Fund or borne  separately by a class.  Dividends are  calculated in the same manner,  at the same  time,  and on the same day for each  class of  shares.  However,  dividends  on Class B,  Class C and Class N shares are  expected  to be lower than  dividends  on Class A and Class Y shares.  That is because of the effect of the  asset-based  sales charge on Class B, Class C and Class N shares.  Those  dividends will also differ in amount as a consequence of any difference in the net asset values of the different classes of shares.

         Dividends,  distributions and proceeds of the redemption of Fund shares  represented by checks returned to the Transfer Agent by the Postal Service as  undeliverable  will be invested in shares of Oppenheimer  Money Market
Fund,  Inc.  Reinvestment  will be made as  promptly as  possible  after the return of such checks to the  Transfer
Agent,  to enable the  investor to earn a return on  otherwise  idle funds.  Unclaimed  accounts  may be subject to state  escheatment  laws,  and the  Fund and the  Transfer  Agent  will  not be  liable  to  shareholders  or their representatives for compliance with those laws in good faith.

Tax Status of the Fund's  Dividends  and  Distributions.  The federal tax  treatment  of the Fund's  dividends  and capital gains distributions is briefly highlighted in the Prospectus.

         Special  provisions of the Internal  Revenue Code govern the  eligibility of the Fund's  dividends for the dividends-received  deduction for corporate  shareholders.  Long-term capital gains  distributions are not eligible for the  deduction.  The amount of dividends  paid by the Fund that may qualify for the deduction is limited to the aggregate  amount of qualifying  dividends that the Fund derives from portfolio  investments that the Fund has held for a minimum  period,  usually  46 days.  A  corporate  shareholder  will not be  eligible  for the  deduction  on dividends  paid on Fund  shares  held for 45 days or less.  To the extent the Fund's  dividends  are  derived  from gross income from option  premiums,  interest  income or short-term  gains from the sale of securities or dividends from foreign corporations, those dividends will not qualify for the deduction.

         Under the Internal  Revenue Code, by December 31 each year,  the Fund must  distribute  98% of its taxable investment  income earned from January 1 through  December 31 of that year and 98% of its capital gains realized in the period from  November 1 of the prior year  through  October 31 of the current  year.  If it does not,  the Fund must pay an excise tax on the amounts not  distributed.  It is presently  anticipated that the Fund will meet those requirements.  However,  the Board of Directors and the Manager might  determine in a particular year that it would be in the best interests of  shareholders  for the Fund not to make such  distributions  at the required levels and to pay the excise  tax on the  undistributed  amounts.  That  would  reduce  the amount of income or capital  gains available for distribution to shareholders.

         The Fund  intends  to  qualify  as a  "regulated  investment  company"  under the  Internal  Revenue  Code
(although  it  reserves  the right not to  qualify).  That  qualification  enables the Fund to "pass  through"  its income and realized  capital gains to  shareholders  without having to pay tax on them. This avoids a double tax on that income and capital gains,  since  shareholders  normally will be taxed on the dividends and capital gains they receive from the Fund (unless the Fund's shares are held in a retirement  account or the  shareholder  is otherwise exempt from tax). If the Fund qualifies as a "regulated  investment  company"  under the Internal  Revenue Code, it will not be liable for  federal  income  taxes on  amounts  paid by it as  dividends  and  distributions.  The Fund qualified as a regulated  investment  company in its last fiscal year. The Internal  Revenue Code contains a number of complex tests  relating to  qualification  which the Fund might not meet in any  particular  year. If it did not so qualify,  the Fund would be treated for tax  purposes as an ordinary  corporation  and receive no tax  deduction for payments made to shareholders.

         If prior  distributions  made by the Fund must be  re-characterized  as a non-taxable return of capital at the end of the fiscal year as a result of the effect of the Fund's  investment  policies,  they will be  identified as such in notices sent to shareholders.

Dividend  Reinvestment  in Another  Fund.  Shareholders  of the Fund may elect to  reinvest  all  dividends  and/or capital  gains  distributions  in shares of the same  class of any of the other  Oppenheimer  funds  listed  above, except as  previously  noted.  Reinvestment  will be made without  sales charge at the net asset value per share in effect at the close of business on the payable date of the  dividend or  distribution.  To elect this  option,  the shareholder  must notify the Transfer  Agent in writing and must have an existing  account in the fund selected for reinvestment.  Otherwise the shareholder  first must obtain a prospectus for that fund and an application  from the
Distributor  to establish an account.  Dividends  and/or  distributions  from shares of certain  other  Oppenheimer funds (other than Oppenheimer Cash Reserves) may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Distributor.  The Fund's shares are sold through dealers,  brokers and other financial  institutions  that have a sales  agreement  with  OppenheimerFunds  Distributor,  Inc., a subsidiary of the Manager that acts as the Fund's
Distributor.  The Distributor also distributes  shares of the other  Oppenheimer funds and is  sub-distributor  for funds managed by a subsidiary of the Manager.

The Transfer Agent.  OppenheimerFunds  Services,  the Fund's  Transfer  Agent, is a division of the Manager.  It is responsible for maintaining the Fund's  shareholder  registry and shareholder  accounting  records,  and for paying dividends and distributions to shareholders.  It also handles shareholder  servicing and administrative  functions.
It serves as the Transfer  Agent for an annual per account  fee. It also acts as  shareholder  servicing  agent for the other  Oppenheimer  funds.  Shareholders  should direct inquiries about their accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover.

The  Custodian  Bank.  The Bank of New York is the  custodian  bank of the  Fund's  assets.  The  custodian  bank's responsibilities  include  safeguarding and controlling the Fund's  portfolio  securities and handling the delivery of such  securities  to and from the Fund.  It is the  practice  of the Fund to deal with the  custodian  bank in a manner  uninfluenced by any banking  relationship  the custodian bank may have with the Manager and its affiliates.
The Fund's cash  balances  with the  custodian  bank in excess of $100,000  are not  protected  by federal  deposit insurance.  Those uninsured balances at times may be substantial.

Independent  Auditors.  Deloitte & Touche,  LLP are the  independent  auditors  of the Fund.  They audit the Fund's financial  statements  and perform  other  related  audit  services.  They also act as auditors for the Manager and certain other funds advised by the Manager and its affiliates.

INDEPENDENT AUDITORS' REPORT
================================================================================
The Board of Directors and Shareholders of
Oppenheimer Main Street Growth & Income Fund:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Main Street Growth & Income Fund, a series of Oppenheimer Main
Street Funds, Inc., including the statement of investments, as of August 31,
2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlight for the periods indicated. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
  We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
  In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer Main Street Growth & Income Fund, a series of Oppenheimer Main
Street Funds, Inc., as of August 31, 2001, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for the periods indicated, in conformity with accounting principles generally accepted in the United States of
America.

Deloitte & Touche LLP

Denver, Colorado
September 24, 2001

STATEMENT OF INVESTMENTS August 31, 2001

                                                                    Market Value
                                                         Shares       See Note 1
================================================================================
Common Stocks--96.2%
--------------------------------------------------------------------------------
Basic Materials--1.3%
--------------------------------------------------------------------------------
Chemicals--0.7%
Air Products & Chemicals, Inc.                           377,100     $15,989,040
Cabot Corp.                                               35,300       1,425,061
Cabot Microelectronics Corp./1/                          191,300      13,400,565
Du Pont (E.I.) de Nemours & Co.                        1,145,882      46,946,786
Ecolab, Inc.                                             103,500       4,148,280
Engelhard Corp.                                          206,700       5,401,071
Goodrich Corp.                                           170,700       5,470,935
International Flavors & Fragrances, Inc.                  40,400       1,218,060
Universal Corp.                                           74,900       3,178,007
                                                                  --------------
                                                                      97,177,805

Metals--0.4%
Alcan, Inc.                                            1,105,000      40,133,600
Alcoa, Inc.                                              188,000       7,166,560
Freeport-McMoRan Copper & Gold, Inc., Cl. A/1/            30,000         334,500
Freeport-McMoRan Copper & Gold, Inc., Cl. B/1/           156,400       1,936,232
Reliance Steel & Aluminum Co.                             31,500         850,500
                                                                  --------------
                                                                      50,421,392

Paper--0.2%
Pactiv Corp./1/                                          434,000       6,891,920
Rayonier, Inc.                                           109,400       5,087,100
Weyerhaeuser Co.                                         201,500      11,435,125
                                                                  --------------
                                                                      23,414,145

--------------------------------------------------------------------------------
Capital Goods--6.4%
--------------------------------------------------------------------------------
Aerospace/Defense--1.1%
Alliant Techsystems, Inc./1/                              45,600       4,744,680
Boeing Co.                                               591,800      30,300,160
General Dynamics Corp.                                   562,400      44,407,104
Lockheed Martin Corp.                                  1,340,000      53,412,400
Precision Castparts Corp.                                 35,100       1,205,334
Raytheon Co.                                             853,800      22,446,402
Rockwell Collins, Inc.                                   262,100       5,325,872
                                                                  --------------
                                                                     161,841,952

Electrical Equipment--3.1%
AVX Corp.                                                445,100       9,413,865
EMCOR Group, Inc./1/                                      46,500       1,813,035
General Electric Co.                                  10,403,300     426,327,234

                 11 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

STATEMENT OF INVESTMENTS Continued

                                                                    Market Value
                                                         Shares       See Note 1
--------------------------------------------------------------------------------
Electrical Equipment Continued
Molex, Inc., Cl. A                                       299,600  $    7,885,472
Rockwell International Corp.                             195,800       3,142,590
                                                                  --------------
                                                                     448,582,196

Industrial Services--0.2%
CONSOL Energy, Inc.                                      113,800       2,958,800
Miller (Herman), Inc.                                    146,900       3,352,258
Peabody Energy Corp.                                     157,500       4,473,000
Professional Detailing, Inc./1/                           12,100         363,242
Teekay Shipping Corp.                                     34,100       1,224,190
Valassis Communications, Inc./1/                          27,300         966,966
Viad Corp.                                                59,500       1,564,850
Waste Management, Inc.                                   357,200      11,048,196
                                                                  --------------
                                                                      25,951,502

Manufacturing--2.0%
American Standard Cos., Inc./1/                          340,000      23,749,000
Avery-Dennison Corp.                                     409,900      21,072,959
Ball Corp.                                                17,800         937,170
Bemis Co., Inc.                                           58,600       2,564,336
Caterpillar, Inc.                                        291,300      14,565,000
Cooper Industries, Inc.                                  315,800      17,732,170
Dover Corp.                                              193,600       6,954,112
Eaton Corp.                                               28,000       2,014,040
Honeywell International, Inc.                            208,000       7,750,080
Mettler-Toledo International, Inc./1/                     69,800       3,194,746
Minnesota Mining & Manufacturing Co.                     970,500     101,029,050
Oakley, Inc./1/                                           43,400         592,410
Tektronix, Inc./1/                                       152,500       2,979,850
Tyco International Ltd.                                1,164,002      60,469,904
United Technologies Corp.                                425,000      29,070,000
                                                                  --------------
                                                                     294,674,827

Communication Services--3.2%
Telecommunications: Long Distance--1.6%
AT&T Corp.                                             2,700,900      51,425,136
Sprint Corp. (Fon Group)                               1,580,000      36,877,200
Verizon Communications, Inc.                           2,721,910     136,095,500
WorldCom, Inc./MCI Group                                  18,648         240,373
WorldCom, Inc./WorldCom Group/1/                         466,200       5,995,332
                                                                  --------------
                                                                     230,633,541

                 12 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

                                                                    Market Value
                                                        Shares        See Note 1
--------------------------------------------------------------------------------
Telephone Utilities--1.3%
BellSouth Corp.                                        2,521,200  $   94,040,760
SBC Communications, Inc.                               2,445,200     100,033,132
                                                                  --------------
                                                                     194,073,892

Telecommunications: Wireless--0.3%
Amdocs Ltd./1/                                           398,000      15,243,400
AT&T Wireless Services, Inc./1/                        1,637,056      25,374,368
Metro One Telecommunication, Inc./1/                      88,800       2,815,848
                                                                  --------------
                                                                      43,433,616

Consumer Cyclicals--9.2%
Autos & Housing--1.2%
Beazer Homes USA, Inc./1/                                 17,300       1,122,770
Centex Construction Products, Inc.                        15,200         485,792
Centex Corp.                                             334,500      14,651,100
D.R. Horton, Inc.                                        145,800       3,679,992
Ford Motor Co.                                         1,805,226      35,869,841
Fortune Brands, Inc.                                     198,000       7,573,500
General Motors Corp.                                     425,100      23,274,225
Johnson Controls, Inc.                                    28,700       2,102,275
KB Home                                                  298,200       9,652,734
Lafarge North America, Inc.                               48,300       1,774,542
Lear Corp./1/                                            133,500       4,838,040
Lennar Corp.                                              89,900       4,005,045
Masco Corp.                                              295,200       7,622,064
NVR, Inc./1/                                             129,200      20,801,200
Pulte Homes, Inc.                                         65,215       2,468,388
Ryland Group, Inc. (The)                                 219,700      11,819,860
Stanley Works (The)                                      105,700       4,427,773
Toll Brothers, Inc./1/                                   377,700      13,899,360
Vulcan Materials Co.                                      20,500         984,205
Whirlpool Corp.                                           52,000       3,433,040
York International Corp.                                  35,200       1,337,600
                                                                  --------------
                                                                     175,823,346

Consumer Services--0.7%
Boron, LePore & Associates, Inc./1/                       31,200         460,512
Cendant Corp./1/                                       1,775,800      33,864,506
Dun & Bradstreet Corp./1/                                 31,500       1,050,840
Fluor Corp.                                              253,600      11,495,688
H&R Block, Inc.                                          471,600      18,349,956
IMS Health, Inc.                                         889,700      23,683,814

                 13 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

STATEMENT OF INVESTMENTS Continued

                                                                    Market Value
                                                         Shares       See Note 1
--------------------------------------------------------------------------------
Consumer Services Continued
Moody's Corp.                                            111,300  $    3,827,607
--------------------------------------------------------------------------------
Omnicom Group, Inc.                                      168,900      13,138,731
Rent-A-Center, Inc./1/                                    29,300         791,100
                                                                  --------------
                                                                     106,662,754

Leisure & Entertainment--0.9%
Activision, Inc./1/                                       86,200       3,193,710
Brunswick Corp.                                          390,500       8,508,995
GTech Holdings Corp./1/                                   70,300       2,318,494
Harley-Davidson, Inc.                                    737,100      35,815,689
International Game Technology/1/                         377,800      20,219,856
Marriott International, Inc., Cl. A                      577,600      25,327,760
Mattel, Inc.                                              62,600       1,126,174
MGM Mirage, Inc./1/                                      340,422       9,923,301
Park Place Entertainment Corp./1/                        971,200      10,323,856
Starwood Hotels & Resorts Worldwide, Inc.                215,300       7,287,905
WMS Industries, Inc./1/                                  101,400       2,157,792
                                                                  --------------
                                                                     126,203,532

Media--0.5%
Deluxe Corp.                                              67,600       2,218,632
Harland (John H.) Co.                                    171,500       3,987,375
Harte-Hanks, Inc.                                        233,700       5,571,408
Havas Advertising SA, ADR                                110,555       1,000,523
Knight-Ridder, Inc.                                      111,500       6,756,900
McGraw-Hill Cos., Inc. (The)                             261,100      15,470,175
New York Times Co., Cl. A                                292,300      12,495,825
R.H. Donnelley Corp./1/                                  190,000       5,700,000
Readers Digest Assn., Inc. (The), Cl. A                  525,500       9,826,850
Tribune Co.                                              263,100      10,371,402
                                                                  --------------
                                                                      73,399,090

Retail: General--3.0%
Costco Wholesale Corp./1/                                853,400      31,925,694
Dillard's, Inc., Cl. A                                   255,200       4,568,080
Dollar General Corp.                                      72,900       1,257,525
Federated Department Stores, Inc./1/                     804,300      29,204,133
Kohl's Corp./1/                                          537,000      29,803,500
May Department Stores Co.                              1,075,600      36,193,940
Sears Roebuck & Co.                                    1,373,500      58,717,125
Wal-Mart Stores, Inc.                                  5,140,200     246,986,610
                                                                  --------------
                                                                     438,656,607

                 14 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

                                                                    Market Value
                                                          Shares      See Note 1
--------------------------------------------------------------------------------
Retail: Specialty--2.5%
American Eagle Outfitters, Inc./1/                       142,600  $    3,671,950
AnnTaylor Stores Corp./1/                                 82,200       2,753,700
Bed Bath & Beyond, Inc./1/                               101,000       2,913,850
BJ's Wholesale Club, Inc./1/                             377,800      18,512,200
Blockbuster, Inc., Cl. A                                  57,200       1,227,512
Chico's FAS, Inc./1/                                     127,800       4,830,840
Christopher & Banks Corp./1/                              68,400       1,954,188
Gap, Inc.                                                903,200      17,747,880
Genesco, Inc./1/                                          29,600         680,800
Home Depot, Inc.                                       2,907,000     133,576,650
Hot Topic, Inc./1/                                       192,700       6,407,275
Intimate Brands, Inc., Cl. A                             149,500       2,057,120
Limited, Inc. (The)                                      464,000       6,542,400
Men's Wearhouse, Inc. (The)/1/                            37,700         957,580
Nike, Inc., Cl. B                                        780,500      39,025,000
Pacific Sunwear of California, Inc./1/                    34,500         567,525
Pier 1 Imports, Inc.                                      30,100         365,715
Reebok International Ltd./1/                             201,700       5,423,713
Ross Stores, Inc.                                        544,000      15,939,200
Talbots, Inc. (The)                                      461,900      17,145,728
Target Corp.                                           1,146,300      39,719,295
Tiffany & Co.                                             89,000       2,772,350
TJX Cos., Inc.                                           934,300      32,793,930
Venator Group, Inc./1/                                     8,800         157,960
                                                                  --------------
                                                                     357,744,361

Textile/Apparel & Home Furnishings--0.4%
Abercrombie & Fitch Co., Cl. A1                          426,400      12,936,976
Coach, Inc./1/                                           391,798      14,222,267
Jones Apparel Group, Inc./1/                             358,659      11,441,222
Liz Claiborne, Inc.                                      356,800      18,714,160
Tommy Hilfiger Corp./1/                                   95,400       1,230,660
Too, Inc./1/                                             164,974       4,540,084
VF Corp.                                                  31,800       1,099,326
                                                                  --------------
                                                                      64,184,695

Consumer Staples--11.5%
Beverages--2.2%
Anheuser-Busch Cos., Inc.                              2,300,000      98,992,000
Coca-Cola Co. (The)                                    3,223,400     156,882,878
Pepsi Bottling Group, Inc. (The)                         206,500       9,116,975
PepsiCo, Inc.                                          1,193,830      56,110,010
                                                                  --------------
                                                                     321,101,863

            15 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

STATEMENT OF INVESTMENTS Continued

                                                                    Market Value
                                                          Shares      See Note 1
--------------------------------------------------------------------------------
Broadcasting--0.0%
EchoStar Communications Corp., Cl. A/1/                   61,300  $    1,726,208

Education--0.0%
Apollo Group, Inc., Cl. A/1/                             114,700       4,515,739
ITT Educational Services, Inc./1/                         61,300       2,043,742
                                                                  --------------
                                                                       6,559,481

Entertainment--1.3%
Applebee's International, Inc.                            83,450       2,695,435
Brinker International, Inc./1/                           686,000      18,247,600
CEC Entertainment, Inc./1/                               121,600       4,578,240
Darden Restaurants, Inc.                                 794,300      22,732,866
Disney (Walt) Co.                                        163,400       4,155,262
Liberty Media Corp., Cl. A/1/                            930,300      14,140,560
McDonald's Corp.                                       1,661,500      49,894,845
Midway Games, Inc./1/                                      4,100          60,065
Ruby Tuesday, Inc.                                       588,000      10,701,600
Ryan's Family Steak Houses, Inc./1/                      100,000       1,741,000
Starbucks Corp./1/                                       512,300       8,642,501
THQ, Inc./1/                                              85,800       4,560,270
Viacom, Inc., Cl. B                                      820,348      34,782,755
Wendy's International, Inc.                              482,500      13,698,175
                                                                  --------------
                                                                     190,631,174

Food--2.8%
Archer-Daniels-Midland Co.                             1,143,975      15,363,584
Campbell Soup Co.                                      1,091,500      30,769,385
ConAgra Foods, Inc.                                    1,390,900      31,921,155
Heinz (H.J.) Co.                                         329,300      14,877,774
Hershey Foods Corp.                                      480,500      30,982,640
Kellogg Co.                                              211,500       6,765,885
Kraft Foods, Inc., Cl. A/1/                            1,800,300      58,059,675
Ralston Purina Co.                                       255,800       8,359,544
Sara Lee Corp.                                         2,408,581      52,988,782
Sysco Corp.                                            2,020,000      56,600,400
Unilever NV, NY Shares                                 1,145,500      69,978,595
Wrigley William Jr. Co.                                  610,800      30,625,512
                                                                  --------------
                                                                     407,292,931

Food & Drug Retailers--1.7%
Albertson's, Inc.                                        117,400       4,107,826
CVS Corp.                                              1,439,200      51,969,512
Duane Reade, Inc./1/                                      39,100       1,384,140

                 16 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

                                                                    Market Value
                                                         Shares       See Note 1
--------------------------------------------------------------------------------
Food & Drug Retailers Continued
Express Scripts, Inc./1/                                 99,800   $   5,341,296
Fleming Cos., Inc.                                       75,500       2,234,800
Kroger Co. (The)/1/                                   1,542,900      41,071,998
Safeway, Inc./1/                                      1,468,700      66,253,057
Walgreen Co.                                          2,108,400      72,423,540
Whole Foods Market, Inc./1/                              46,800       1,646,892
Winn-Dixie Stores, Inc.                                  80,300       1,802,735
                                                                  --------------
                                                                    248,235,796

Household Goods--1.8%
Avon Products, Inc.                                     351,500      16,214,695
Colgate-Palmolive Co.                                   761,700      41,246,055
Energizer Holdings, Inc./1/                               7,166         126,623
Gillette Co.                                          1,149,900      35,244,435
Kimberly-Clark Corp.                                    165,500      10,269,275
Procter & Gamble Co.                                  2,150,500     159,459,575
                                                                  --------------
                                                                    262,560,658

Tobacco--1.7%
Philip Morris Cos., Inc.                              3,861,600     183,039,840
R.J. Reynolds Tobacco Holdings, Inc.                    985,900      56,935,725
UST, Inc.                                               175,600       5,794,800
                                                                  --------------
                                                                    245,770,365

Energy--11.5%
Energy Services--1.1%
Baker Hughes, Inc.                                      180,000       5,929,200
BJ Services Co./1/                                      469,500      10,530,885
ENSCO International, Inc.                             1,838,300      33,530,592
Global Marine, Inc./1/                                  977,600      14,077,440
Halliburton Co.                                         264,800       7,377,328
Headwaters, Inc./1/                                      37,700         372,853
Helmerich & Payne, Inc.                                  37,500       1,146,000
Massey Energy Co.                                        84,100       1,652,565
Noble Drilling Corp./1/                                 176,200       4,792,640
Progress Energy, Inc., Contingent Value
Obligation/1/                                           700,000         308,000
Santa Fe International Corp.                            899,900      22,767,470
Schlumberger Ltd.                                       394,400      19,325,600
Seacor Holdings, Inc./1/                                189,600       8,814,504
Smith International, Inc./1/                            272,500      12,644,000
Tidewater, Inc.                                         161,400       5,021,154
Varco International, Inc./1/                            303,200       4,602,576
                                                                  --------------
                                                                    152,892,807

                 17 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS Continued
--------------------------------------------------------------------------------

                                                                    Market Value
                                                         Shares      See Note 1
--------------------------------------------------------------------------------
Oil: Domestic--7.6%
Amerada Hess Corp.                                       548,800  $   42,647,248
Anadarko Petroleum Corp.                                 560,500      29,005,875
Ashland, Inc.                                             32,900       1,394,960
Brown (Tom), Inc./1/                                   1,496,800      35,623,840
Burlington Resources, Inc.                               889,200      33,789,600
Cabot Oil & Gas Corp., Cl. A                             270,100       6,039,436
Chevron Corp.                                          1,138,000     103,273,500
Conoco, Inc., Cl. A                                      990,500      29,368,325
Conoco, Inc., Cl. B                                    1,180,400      34,963,448
Devon Energy Corp.                                       122,900       5,686,583
EOG Resources, Inc.                                      822,800      26,016,936
Exxon Mobil Corp.                                      8,436,296     338,717,284
Frontier Oil Corp./2/                                  2,443,600      41,785,560
Kerr/McGee Corp.                                         407,900      23,825,439
Murphy Oil Corp.                                         740,900      55,937,950
Newfield Exploration Co./1/                              240,200       7,916,992
Occidental Petroleum Corp.                             1,393,200      38,340,864
Phillips Petroleum Co.                                   556,000      31,970,000
Stone Energy Corp./1/                                    302,300      11,487,400
Sunoco, Inc.                                              33,900       1,282,437
Tesoro Petroleum Corp./1/                                328,500       4,296,780
Texaco, Inc.                                           1,555,200     108,319,680
Tosco Corp.                                              728,200      33,788,480
Ultramar Diamond Shamrock Corp.                           74,800       3,862,672
Unocal Corp.                                             612,700      21,628,310
USX-Marathon Group, Inc.                                 852,000      26,846,520
                                                                  --------------
                                                                   1,097,816,119

Oil: International--2.8%
Anderson Exploration Ltd.                              2,802,525      47,730,250
Canadian 88 Energy Corp./1,2/                         10,332,300      15,930,712
Canadian Hunter Exploration Ltd./1/                    2,639,300      50,654,264
Canadian Natural Resources Ltd.                        1,885,990      51,465,955
Husky Energy, Inc.                                       490,810       5,050,267
Paramount Resources Ltd./1/                            1,798,400      14,328,263
Rio Alto Exploration Ltd./1/                           1,070,750      13,055,400
Royal Dutch Petroleum Co., NY Shares                   2,659,700     150,618,811
Talisman Energy, Inc.                                  1,446,300      55,469,025
                                                                  --------------
                                                                     404,302,947

                 18 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

                                                                    Market Value
                                                         Shares      See Note 1
--------------------------------------------------------------------------------
Financial--19.3%
Banks--4.1%
American Home Mortgage Holdings, Inc.                     17,600    $    262,240
Astoria Financial Corp.                                   58,000       3,422,000
Bank of America Corp.                                  2,529,600     155,570,400
Bank of New York Co., Inc. (The)                         540,500      21,457,850
Bank One Corp.                                           944,500      32,764,705
BB&T Corp.                                               524,000      19,272,720
Charter One Financial, Inc.                              274,700       8,021,240
City National Corp.                                       24,500       1,140,230
Comerica, Inc.                                           762,400      45,553,400
Commerce Bancorp, Inc.                                    36,300       2,452,065
Cullen/Frost Bankers, Inc.                                39,700       1,419,275
Downey Financial Corp.                                    21,100       1,007,525
Fifth Third Bancorp                                       60,805       3,544,931
First Tennessee National Corp.                           123,900       3,990,819
FleetBoston Financial Corp.                              373,100      13,741,273
Hibernia Corp., Cl. A                                     59,000       1,020,110
Investors Financial Services Corp.                        39,300       2,517,165
J.P. Morgan Chase & Co.                                1,235,700      48,686,580
KeyCorp                                                  158,400       3,975,840
Legg Mason, Inc.                                          67,800       3,031,338
Marshall & Ilsley Corp.                                   16,900         939,978
Mellon Financial Corp.                                   830,600      29,278,650
National City Corp.                                      955,100      29,483,937
North Fork Bancorp, Inc.                                 267,100       7,959,580
Northern Trust Corp.                                     283,600      16,080,120
PNC Financial Services Group                             974,200      64,871,978
SouthTrust Corp.                                         145,200       3,537,072
State Street Corp.                                       148,700       7,220,872
SunTrust Banks, Inc.                                     156,800      10,709,440
TCF Financial Corp.                                       97,800       4,440,120
U.S. Bancorp                                             419,570      10,170,377
Wachovia Corp.                                            50,000       3,482,500
Wells Fargo Co.                                          757,900      34,870,979
Zions Bancorp                                             36,900       2,112,894
                                                                    ------------
                                                                     598,010,203

Diversified Financial--7.6%
Affiliated Managers Group, Inc./1/                        49,600       3,516,640
AMBAC Financial Group, Inc.                               93,200       5,517,440
American Express Co.                                   1,333,000      48,547,860

                 19 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

STATEMENT OF INVESTMENTS Continued

                                                                    Market Value
                                                         Shares      See Note 1
--------------------------------------------------------------------------------
Diversified Financial Continued
AmeriCredit Corp./1/                                     229,700  $   10,602,952
Bear Stearns Cos., Inc.                                  338,100      17,645,439
Capital One Financial Corp.                              816,100      45,383,321
Certegy, Inc./1/                                          17,950         616,762
Citigroup, Inc.                                        4,796,305     219,430,954
Concord EFS, Inc./1/                                      79,200       4,155,624
Countrywide Credit Industries, Inc.                      598,900      24,854,350
eFunds Corp./1/                                           93,947       1,623,404
Fannie Mae                                             2,003,300     152,671,493
Franklin Resources, Inc.                                 122,500       5,026,175
Freddie Mac                                            1,627,600     102,343,488
Goldman Sachs Group, Inc. (The)                          527,000      42,212,700
Heller Financial, Inc.                                    54,200       2,886,692
Household International, Inc.                          1,154,700      68,242,770
Instinet Group, Inc./1/                                  175,000       2,066,750
John Hancock Financial Services, Inc.                  1,270,000      50,736,500
Lehman Brothers Holdings, Inc.                           734,200      48,200,230
MBNA Corp.                                                93,000       3,232,680
Merrill Lynch & Co., Inc.                                263,000      13,570,800
MGIC Investment Corp.                                    509,400      35,607,060
Morgan Stanley Dean Witter & Co.                       1,061,300      56,620,355
Neuberger Berman, Inc.                                    26,850       1,173,882
PMI Group, Inc. (The)                                    621,300      40,508,760
Providian Financial Corp.                                888,100      34,689,186
SEI Investments Co.                                      249,200      10,227,168
Simon Property Group, Inc.                               150,000       4,395,000
Stilwell Financial, Inc.                                 487,100      13,931,060
USA Education, Inc.                                      453,200      35,897,972
                                                                  --------------
                                                                   1,106,135,467

Insurance--6.1%
Aetna, Inc./1/                                           127,300       3,806,270
AFLAC, Inc.                                            1,976,800      54,401,536
Allmerica Financial Corp.                                214,200      11,410,434
Allstate Corp.                                         2,414,600      81,927,378
American International Group, Inc.                     3,533,205     276,296,631
Aon Corp.                                                 69,700       2,589,355
Chubb Corp.                                              337,500      22,781,250
Cigna Corp.                                              782,100      70,389,000
Cincinnati Financial Corp.                               142,400       5,696,000
Everest Re Group Ltd.                                     74,100       4,809,090
Fidelity National Financial, Inc.                        665,210      16,124,690

                 20 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

                                                                    Market Value
                                                         Shares      See Note 1
--------------------------------------------------------------------------------
Insurance Continued
First Health Group Corp./1/                              37,800     $  1,058,400
Gallagher (Arthur J.) & Co.                              64,100        1,699,291
Hartford Financial Services Group, Inc.                 518,000       33,566,400
Jefferson-Pilot Corp.                                   343,000       15,956,360
Lincoln National Corp.                                  669,400       33,376,284
Loews Corp.                                             807,700       39,431,914
Marsh & McLennan Cos., Inc.                             263,500       24,479,150
MBIA, Inc.                                              364,200       19,670,442
MetLife, Inc.                                         3,030,000       92,415,000
Old Republic International Corp.                          2,100           56,385
Phoenix Cos., Inc. (The)/1/                             355,100        6,054,455
Progressive Corp.                                       139,400       18,020,238
Radian Group, Inc.                                       48,600        1,949,346
St. Paul Cos., Inc.                                     924,900       38,873,547
UnumProvident Corp.                                     232,600        6,517,452
                                                                    ------------
                                                                     883,356,298

Real Estate Investment Trusts--0.2%
Equity Office Properties Trust                          524,300       16,824,787
Equity Residential Properties Trust                     143,300        8,441,803
Indymac Mortgage Holdings, Inc./1/                       41,900        1,104,903
                                                                    ------------
                                                                      26,371,493

Savings & Loans--1.3%
Dime Bancorp, Inc.                                      481,000       18,566,600
Golden State Bancorp, Inc.                            1,049,900       31,517,998
Golden West Financial Corp.                             646,500       37,412,955
Greenpoint Financial Corp.                              148,100        5,849,950
Washington Mutual, Inc.                               2,570,300       96,232,032
                                                                    ------------
                                                                     189,579,535

Healthcare--14.9%
Healthcare/Drugs--11.8%
Abbott Laboratories                                     843,200       41,907,040
American Home Products Corp.                            574,000       32,144,000
Amgen, Inc./1/                                        1,612,300      103,670,890
Apogent Technologies, Inc./1/                            39,800          956,792
Barr Laboratories, Inc./1/                               65,300        5,468,222
Biogen, Inc./1/                                         237,400       14,329,464
Bristol-Myers Squibb Co.                              3,141,200      176,346,968
Chiron Corp./1/                                         435,000       20,279,700
CIMA Labs, Inc./1/                                       12,800          685,184
Forest Laboratories, Inc./1/                            880,900       64,314,509

                 21 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS Continued
--------------------------------------------------------------------------------

                                                                    Market Value
                                                         Shares      See Note 1
--------------------------------------------------------------------------------
Healthcare/Drugs Continued
Genentech, Inc./1/                                    1,138,200     $ 52,243,380
Genzyme Corp. (General Division)/1/                     498,400       28,229,376
HCA, Inc.                                             2,245,300      102,700,022
IVAX Corp./1/                                           532,400       17,920,584
Johnson & Johnson                                     4,259,768      224,532,371
King Pharmaceuticals, Inc./1/                            61,200        2,646,900
LifePoint Hospitals, Inc./1/                             78,800        3,371,852
Lilly (Eli) & Co.                                     1,728,400      134,175,692
Merck & Co., Inc.                                     3,553,000      231,300,300
Monsanto Co.                                             65,100        2,220,561
Mylan Laboratories, Inc.                                173,100        5,710,569
Pfizer, Inc.                                          6,523,625      249,920,074
Pharmacia Corp.                                         652,600       25,842,960
Respironics, Inc./1/                                     25,000          837,750
Schering-Plough Corp.                                 2,321,700       88,526,421
Serologicals Corp./1/                                    25,000          476,245
Taro Pharmaceutical Industries Ltd./1/                  190,400        8,092,000
UnitedHealth Group, Inc.                              1,057,100       71,946,226
XOMA Ltd./1/                                              4,000           45,840
Zimmer Holdings, Inc./1/                                308,900        8,402,080
                                                                 ---------------
                                                                   1,719,243,972

Healthcare/Supplies & Services--3.1%
AdvancePCS, Inc./1/                                     294,700       22,090,712
Alberto-Culver Co., Cl. B                                42,600        1,834,782
Allergan, Inc.                                          438,800       31,703,300
Baxter International, Inc.                            1,400,000       72,240,000
Beckman Coulter, Inc.                                    36,400        1,664,208
Becton, Dickinson & Co.                                  61,800        2,220,474
Biosite, Inc./1/                                         23,600          624,692
Cardinal Health, Inc.                                   379,400       27,673,436
Caremark Rx, Inc./1/                                    442,300        7,726,981
Covance, Inc./1/                                         53,000        1,018,660
Cytyc Corp./1/                                          153,500        3,719,305
DaVita, Inc./1/                                          34,000          702,100
Health Management Assn., Inc., Cl. A/1/                 171,600        3,423,420
Health Net, Inc./1/                                      49,600          935,952
Laboratory Corp. of America Holdings, Inc./1/           170,400       13,274,160
Lincare Holdings, Inc./1/                                98,000        2,784,180
Manor Care, Inc./1/                                     281,200        7,910,156
Medtronic, Inc.                                       1,005,900       45,808,686

                 22 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

                                                                    Market Value
                                                         Shares      See Note 1
--------------------------------------------------------------------------------
Healthcare/Supplies & Services Continued
Option Care, Inc./1/                                      29,000  $      437,900
Oxford Health Plans, Inc./1/                             623,200      18,683,536
Patterson Dental Co./1/                                  265,200       9,093,708
PerkinElmer, Inc.                                         47,100       1,510,968
Pharmaceutical Product Development, Inc./1/              152,400       4,596,384
Quest Diagnostics, Inc./1/                               210,000      13,156,500
ResMed, Inc./1/                                          115,100       6,324,745
Schein (Henry), Inc./1/                                   40,500       1,470,960
St. Jude Medical, Inc./1/                                 87,800       6,040,640
Stryker Corp.                                            122,500       6,716,675
SurModics, Inc./1/                                        18,200         848,120
Techne Corp./1/                                           95,600       3,029,564
Tenet Healthcare Corp./1/                              1,325,600      73,464,752
Triad Hospitals, Inc./1/                                  84,800       3,065,520
Trigon Healthcare, Inc./1/                               263,700      17,074,575
Universal Health Services, Inc., Cl. B/1/                422,500      19,984,250
Varian Medical Systems, Inc./1/                           13,600         897,600
WellPoint Health Networks, Inc./1/                       140,100      14,917,848
                                                                  --------------
                                                                     448,669,449

Technology--10.4%
Computer Hardware--2.5%
Agilent Technologies, Inc./1/                            110,400       2,925,600
Compaq Computer Corp.                                  2,180,000      26,923,000
Dell Computer Corp./1/                                 2,262,200      48,365,836
Digital Lightwave, Inc./1/                                80,000       1,180,000
EMC Corp./1/                                             419,700       6,488,562
Hewlett-Packard Co.                                    1,532,700      35,573,967
International Business Machines Corp.                  2,288,300     228,830,000
Microsemi Corp./1/                                       111,400       3,174,900
Pitney Bowes, Inc.                                       181,800       7,906,482
Pixelworks, Inc./1/                                       92,200       1,375,624
                                                                  --------------
                                                                     362,743,971

Computer Services--1.0%
Affiliated Computer Services, Inc., Cl. A/1/              38,900       3,180,853
Automatic Data Processing, Inc.                          487,800      25,248,528
DST Systems, Inc./1/                                     111,000       5,311,350
First Data Corp.                                       1,008,400      66,403,140
Paychex, Inc.                                          1,281,950      47,521,887
Sungard Data Systems, Inc./1/                            130,400       3,083,960
                                                                  --------------
                                                                     150,749,718

                 23 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

STATEMENT OF INVESTMENTS Continued
                                                                    Market Value
                                                       Shares         See Note 1
--------------------------------------------------------------------------------
Computer Software--4.7%
Adobe Systems, Inc.                                      681,500  $   22,905,215
AOL Time Warner, Inc./1/                               3,782,327     141,269,913
Cadence Design Systems, Inc./1/                          133,300       2,929,934
Electronic Data Systems Corp.                            840,200      49,554,996
McData Corp., Cl. A/1/                                    80,548       1,150,225
Microsoft Corp./1/                                     6,318,400     360,464,720
Oracle Corp./1/                                        6,741,900      82,318,599
Peoplesoft, Inc./1/                                      202,000       6,964,960
Sabre Holdings Corp./1/                                  323,800      13,657,884
SERENA Software, Inc./1/                                  13,700         160,290
                                                                  --------------
                                                                     681,376,736

Communications Equipment--0.5%
BISYS Group, Inc. (The)/1/                                58,300       3,375,570
Cisco Systems, Inc./1/                                 4,221,200      68,932,196
Nortel Networks Corp.                                    577,000       3,612,020
                                                                  --------------
                                                                      75,919,786

Electronics--1.4%
General Motors Corp., Cl. H/1/                           231,300       4,313,745
Grainger (W.W.), Inc.                                     46,700       1,975,877
Intel Corp.                                            5,055,300     141,346,188
Linear Technology Corp.                                  550,700      22,622,756
Micron Technology, Inc./1/                               271,900      10,226,159
NVIDIA Corp./1/                                           76,000       6,437,960
Xilinx, Inc./1/                                          444,400      17,349,376
                                                                  --------------
                                                                     204,272,061

Photography--0.3%
Eastman Kodak Co.                                      1,003,700      44,835,279

Transportation--2.0%
Air Transportation--0.6%
Continental Airlines, Inc., Cl. B/1/                     710,978      31,012,860
Southwest Airlines Co.                                 3,032,250      54,246,953
                                                                  --------------
                                                                      85,259,813

Railroads & Truckers--0.7%
Burlington Northern Santa Fe Corp.                     1,174,500      31,840,695
CSX Corp.                                                100,600       3,555,204
Union Pacific Corp.                                      889,300      47,373,011
XTRA Corp./1/                                            246,000      13,520,160
                                                                  --------------
                                                                      96,289,070

                 24 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

                                                                    Market Value
                                                         Shares       See Note 1
--------------------------------------------------------------------------------
Shipping--0.7%
Expeditors International of Washington, Inc.              26,400  $    1,342,704
FedEx Corp./1/                                           148,700       6,260,270
United Parcel Service, Inc., Cl. B                     1,780,900      98,359,107
                                                                  --------------
                                                                     105,962,081

Utilities--6.5%
Electric Utilities--5.0%
Allegheny Energy, Inc.                                   333,000      14,678,640
ALLETE, Inc.                                              49,400       1,292,304
Ameren Corp.                                             294,500      12,148,125
American Electric Power Co., Inc.                      1,197,300      54,800,421
Cinergy Corp.                                            127,100       4,092,620
CMS Energy Corp.                                         102,000       2,392,920
Conectiv, Inc.                                           146,000       3,474,800
Consolidated Edison Co. of New York, Inc.                392,700      16,061,430
Dominion Resources, Inc.                               1,042,500      65,625,375
DPL, Inc.                                                 30,400         788,880
DTE Energy Co.                                           585,000      25,324,650
Duke Energy Corp.                                      2,249,600      88,431,776
Energy East Corp.                                         67,600       1,423,656
Entergy Corp.                                            834,400      32,141,088
Exelon Corp.                                           1,357,675      74,129,055
FirstEnergy Corp.                                        523,300      17,211,337
FPL Group, Inc.                                          652,700      35,474,245
KeySpan Corp.                                             57,000       1,841,100
Mirant Corp./1/                                        1,045,267      29,946,900
NSTAR                                                     95,742       4,266,264
Peoples Energy Corp.                                       1,700          66,810
Pinnacle West Capital Corp.                               91,000       4,059,510
PPL Corp.                                                750,300      32,525,505
Progress Energy, Inc.                                    109,900       4,581,731
Public Service Enterprise Group, Inc.                    930,800      43,096,040
Reliant Energy, Inc.                                     870,700      26,173,242
Southern Co.                                           1,921,300      44,516,521
Teco Energy, Inc.                                         46,400       1,331,216
TXU Corp.                                              1,237,600      58,761,248
Xcel Energy, Inc.                                        937,400      25,684,760
                                                                  --------------
                                                                     726,342,169

                 25 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

STATEMENT OF INVESTMENTS Continued
                                                                    Market Value
                                                         Shares       See Note 1
--------------------------------------------------------------------------------
Gas Utilities--1.5%
Dynegy, Inc.                                          1,047,900  $    44,189,943
El Paso Corp.                                           823,969       40,036,654
Enron Corp.                                             886,500       31,018,635
Equitable Resources, Inc.                                31,400        1,004,800
Kinder Morgan, Inc.                                     377,700       21,000,120
NICOR, Inc.                                              45,500        1,763,580
NiSource, Inc.                                          466,800       11,768,028
Questar Corp.                                            36,500          826,360
Western Gas Resources, Inc.                              46,200        1,420,650
Williams Cos., Inc. (The)                             1,894,100       61,652,955
                                                                 ---------------
                                                                     214,681,725
                                                                 ---------------
Total Common Stocks (Cost $13,019,182,207)                        13,971,568,428

                                                         Units
================================================================================
Rights, Warrants and Certificates--0.0%
Dime Bancorp, Inc. Wts., Exp. 1/2/10/1/ (Cost $0)       500,000          125,000

                                                      Principal
                                                         Amount
================================================================================
U.S. Government Obligations--0.8%
U.S. Treasury Nts., 5.875%, 10/31/01
(Cost $119,382,333)                              $  119,600,000      120,085,935

================================================================================
Short-Term Notes--3.0%
American Home Products, 3.57%, 10/5/01               35,000,000       34,881,992
Breeds Hill Capital Co. LLC, Series A:
3.60%, 9/13/01                                       45,000,000       44,946,000
3.64%, 9/10/01                                       30,999,000       30,970,791
Charta Corp.:
3.49%, 10/1/01                                       50,000,000       49,854,583
3.64%, 9/20/01                                       30,000,000       29,942,367
GOVCO, Inc., 3.64%, 9/11/01                          25,000,000       24,974,722
Heller Financial, Inc.:
3.57%, 10/5/01                                       25,000,000       24,915,708
3.58%, 10/2/01                                       50,000,000       49,845,861
3.65%, 10/15/01                                      30,000,000       29,866,167
Homeside Lending, Inc., 3.68%, 9/13/01               20,000,000       19,975,467
Park Avenue Receivables Corp., 3.65%, 9/11/01        50,000,000       49,949,305
Sheffield Receivables Corp., 3.54%, 9/28/01          50,000,000       49,867,250
                                                                 ---------------
Total Short-Term Notes (Cost $439,990,213)                           439,990,213

                 26 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

                                                    Principal      Market Value
                                                       Amount        See Note 1
================================================================================

Repurchase Agreements--1.1%
Repurchase agreement with PaineWebber,Inc., 3.67%,
dated 8/31/01, to be repurchased at $155,246,208
on 9/4/01, collateralized by Federal National
Mortgage Assn., 6%-6.50%, 8/1/16-6/1/31, with a
value of $158,723,300 (Cost $155,183,000)      $  155,183,000   $   155,183,000

Total Investments, at Value
(Cost $13,733,737,753)                                  101.1%   14,686,952,576

Liabilities in Excess of Other Assets                    (1.1)     (166,126,998)
                                                   -----------------------------
Net Assets                                                100%  $14,520,825,578
                                                   =============================

Footnotes to Statement of Investments

1. Non-income-producing security.
2. Affiliated company. Represents ownership of at least 5% of the voting securities of the issuer, and is or was an affiliate, as defined in the
Investment Company Act of 1940, at or during the period ended August 31, 2001.
The aggregate fair the value of securities of affiliated companies held by the
Fund as of August 31, 2001, amounts to $57,716,272. Transactions during the period in which the issuer was an affiliate are as follows:

                                                                                                   Unrealized
                                      Shares          Gross         Gross             Shares     Appreciation        Dividend
                             August 31, 2000      Additions    Reductions    August 31, 2001    (Depreciation)         Income
-----------------------------------------------------------------------------------------------------------------------------

Canadian 88 Energy Corp.           9,943,300        389,000            --         10,332,300     $(19,659,624)       $     --
Chieftain International, Inc.      1,455,100             --     1,455,100                 --               --              --
Frontier Oil Corp.                 2,554,000             --       110,400          2,443,600       27,911,753         122,180
                                                                                                                     --------
                                                                                                                     $122,180
                                                                                                                     ========

See accompanying Notes to Financial Statements.

                 27 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

STATEMENT OF ASSETS AND LIABILITIES August 31, 2001

================================================================================
Assets
Investments, at value--see accompanying statement:
Unaffiliated companies (cost $13,684,273,609)                  $ 14,629,236,304
Affiliated companies (cost $49,464,144)                              57,716,272
                                                               -----------------
                                                                 14,686,952,576
Cash                                                                    108,466
Receivables and other assets:
Interest and dividends                                               26,253,927
Shares of capital stock sold                                         10,731,410
Investments sold                                                      4,114,167
Other                                                                   200,283
                                                               -----------------
Total assets                                                     14,728,360,829

================================================================================
Liabilities
Payables and other liabilities:
Investments purchased                                               176,876,918
Shares of capital stock redeemed                                     22,453,549
Distribution and service plan fees                                    6,273,437
Shareholder reports                                                   1,467,972
Transfer and shareholder servicing agent fees                           116,934
Directors' compensation                                                     108
Other                                                                   346,333
                                                               -----------------
Total liabilities                                                   207,535,251

================================================================================
Net Assets                                                     $ 14,520,825,578
                                                               =================

================================================================================
Composition of Net Assets
Par value of shares of capital stock                           $      4,572,673
Additional paid-in capital                                       14,238,909,964
Undistributed (overdistributed) net investment income                13,472,873
Accumulated net realized gain (loss) on investments and foreign
currency transactions                                              (689,344,689)
Net unrealized appreciation (depreciation) on investments and translation of assets and liabilities denominated in
foreign currencies                                                  953,214,757
                                                               -----------------
Net Assets                                                     $ 14,520,825,578
                                                               =================

                 28 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

================================================================================================
Net Asset Value Per Share

Class A Shares
Net asset value and redemption price per share (based on net assets of
$7,320,747,320 and 227,698,315 shares of capital stock outstanding)                 $      32.15
Maximum offering price per share (net asset value plus sales charge
of 5.75% of offering price)                                                         $      34.11

Class B Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $5,404,510,379
and 172,473,763 shares of capital stock outstanding)                                $      31.34

Class C Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of
$1,562,452,083 and 49,871,989 shares of capital stock outstanding)                  $      31.33

Class N Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $7,641,265
and 238,098 shares of capital stock outstanding)                                    $      32.09

Class Y Shares:
Net asset value, redemption price and offering price per share (based on
net assets of $225,474,531 and 6,985,116 shares of capital stock outstanding)       $      32.28

See accompanying Notes to Financial Statements.

                 29 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

STATEMENT OF OPERATIONS For the Year Ended August 31, 2001

Investment Income

Dividends:
Unaffiliated companies (net of foreign withholding taxes of $867,785)     $   172,898,121
Affiliated companies                                                              122,180
Interest                                                                       47,665,248
                                                                          ---------------
Total income                                                                  220,685,549

Expenses

Management fees                                                                75,697,340
Distribution and service plan fees:
Class A                                                                        19,539,015
Class B                                                                        66,392,149
Class C                                                                        18,251,627
Class N                                                                             6,632
Transfer and shareholder servicing agent fees:
Class A                                                                         9,720,131
Class B                                                                         7,929,404
Class C                                                                         2,204,829
Class N                                                                             2,448
Class Y                                                                           575,437
Shareholder reports                                                             5,648,521
Custodian fees and expenses                                                       258,170
Directors' compensation                                                           131,998
Other                                                                             505,005
                                                                          ---------------
Total expenses                                                                206,862,706
Less reduction to custodian expenses                                             (115,979)
                                                                          ---------------
Net expenses                                                                  206,746,727
=========================================================================================
Net Investment Income                                                          13,938,822
=========================================================================================
Realized and Unrealized Gain (Loss)

Net realized gain (loss) on:
Investments:
   Unaffiliated companies                                                    (476,738,103)
   Affiliated companies                                                        19,621,750
Foreign currency transactions                                                  (4,085,373)
                                                                          ---------------
Net realized gain (loss)                                                     (461,201,726)
Net change in unrealized appreciation (depreciation) on:
Investments                                                                (4,573,854,747)
Translation of assets and liabilities denominated in foreign
currencies                                                                    (10,961,515)
                                                                          ---------------
Net change                                                                 (4,584,816,262)
                                                                          ---------------
Net realized and unrealized gain (loss)                                    (5,046,017,988)
=========================================================================================
Net Decrease in Net Assets Resulting from Operations                      ($5,032,079,166)
                                                                          ===============

See accompanying Notes to Financial Statements.

                 30 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended August 31,                                              2001             2000
===========================================================================================

Operations

Net investment income (loss)                           $    13,938,822    $     25,716,121
Net realized gain (loss)                                  (461,201,726)        815,637,121
Net change in unrealized appreciation (depreciation)    (4,584,816,262)      2,122,391,238
                                                       ------------------------------------
Net increase (decrease) in net assets resulting from
operations                                              (5,032,079,166)      2,963,744,480
===========================================================================================
Dividends and/or Distributions to Shareholders

Dividends from net investment income:
Class A                                                    (23,886,190)                 --
Class B                                                              --                 --
Class C                                                              --                 --
Class N                                                              --                 --
Class Y                                                     (1,308,193)                 --
Distributions from net realized gain:
Class A                                                   (433,269,032)       (836,365,157)
Class B                                                   (389,463,020)       (767,512,693)
Class C                                                   (104,804,648)       (200,352,973)
Class N                                                             --                  --
Class Y                                                    (12,950,013)        (18,395,117)
===========================================================================================
Capital Stock Transactions

Net increase (decrease) in net assets resulting from capital stock transactions:
Class A                                                     859,658,658        974,471,411
Class B                                                    (517,443,348)       854,371,197
Class C                                                      13,431,727        245,292,728
Class N                                                       7,898,778                 --
Class Y                                                      49,200,183         95,078,344
===========================================================================================
Net Assets

Total increase (decrease)                                (5,585,014,264)     3,310,332,220
Beginning of period                                      20,105,839,842     16,795,507,622
                                                       ------------------------------------
End of period [including undistributed
(overdistributed) net investment
income of $13,472,873 and $24,930,155, respectively]   $ 14,520,825,578   $ 20,105,839,842
                                                       ====================================

See accompanying Notes to Financial Statements.

                 31 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

FINANCIAL HIGHLIGHTS

Class A       Year Ended August 31,                      2001            2000            1999            1998            1997
===============================================================================================================================
Per Share Operating Data

Net asset value, beginning of period                   $ 45.41          $42.89          $32.32          $33.87          $27.95

Income (loss) from investment operations:
Net investment income                                      .14             .21             .19             .29             .39
Net realized and unrealized gain (loss)                 (11.18)           6.79           12.03             .99            7.91

Total income (loss) from
investment operations                                   (11.04)           7.00           12.22            1.28            8.30

Dividends and/or distributions to shareholders:
Dividends from net investment income                      (.12)             --            (.15)           (.33)           (.40)
Distributions from net realized gain                     (2.10)          (4.48)          (1.50)          (2.50)          (1.98)

Total dividends and/or distributions
to shareholders                                          (2.22)          (4.48)          (1.65)          (2.83)          (2.38)

Net asset value, end of period                         $ 32.15          $45.41          $42.89          $32.32          $33.87
                                                      =========================================================================

===============================================================================================================================
Total Return, at Net Asset Value/1/                     (24.85)%         17.74%          38.62%           3.68%          31.09%

===============================================================================================================================
Ratios/Supplemental Data
Net assets, end of period (in thousands)            $7,320,747      $9,264,943      $7,723,607      $4,932,817      $4,457,349

Average net assets (in thousands)                   $7,954,409      $8,428,173      $6,721,568      $5,184,111      $3,856,078

Ratios to average net assets:/2/
Net investment income                                     0.47%           0.54%           0.50%           0.83%           1.29%
Expenses                                                  0.86%           0.90%           0.91%/3/        0.90%/3/        0.94%/3/

Portfolio turnover rate                                     76%             73%             72%             81%             62%

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.

2. Annualized for periods of less than one full year.

3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                32 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

Class B Year Ended August 31,                2001         2000          1999        1998            1997
=============================================================================================================

Per Share Operating Data
Net asset value, beginning of period    $   44.50   $    42.42   $     32.07   $   33.66      $    27.79

Income (loss) from investment
operations:
Net investment income                        (.13)        (.08)         (.08)        .04             .17
Net realized and unrealized gain (loss)    (10.93)        6.64         11.93         .96            7.86
Total income (loss) from
investment operations                      (11.06)        6.56         11.85        1.00            8.03
Dividends and distributions to
shareholder:
Dividends from net investment income           --           --            --        (.09)           (.18)
Distributions from net realized gain        (2.10)       (4.48)        (1.50)      (2.50)          (1.98)
Total dividends and/or distributions
to shareholders                             (2.10)       (4.48)        (1.50)       (2.59)         (2.16)
Net asset value, end of period          $   31.34   $    44.50   $     42.42   $    32.07     $    33.66
                                        =====================================================================

=============================================================================================================
Total Return, at Net Asset Value/1/        (25.39)%      16.84%        37.62%        2.86%         30.12%

=============================================================================================================
Ratios/Supplemental Data
Net assets, end of period (in
thousands)                             $5,404,510   $8,367,040   $ 7,072,718   $4,168,498     $3,307,852
Average net assets (in thousands)      $6,630,335   $7,628,232   $ 5,930,303   $4,122,775     $2,640,976
Ratios to average net assets:/2/
Net investment income (loss)                (0.29)%      (0.22)%       (0.26)%       0.06%          0.53%
Expenses                                     1.61%        1.66%         1.66%        1.66%/3/       1.69%/3/
Portfolio turnover rate                        76%          73%           72%          81%            62%

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

               33   OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

FINANCIAL HIGHLIGHTS Continued

Class C Year Ended August 31,               2001      2000      1999       1998       1997
============================================================================================

Per Share Operating Data
Net asset value, beginning of period     $ 44.50    $ 42.41    $ 32.07    $ 33.64    $ 27.78
--------------------------------------------------------------------------------------------
Income (loss) from investment
operations:
Net investment income (loss)                (.11)      (.08)      (.09)       .03        .16
Net realized and unrealized gain (loss)   (10.96)      6.65      11.93        .98       7.85
Total income (loss) from
investment operations                     (11.07)      6.57      11.84       1.01       8.01
Dividends and/or distributions to
shareholders:
Dividends from net investment income          --         --         --       (.08)      (.17)
Distributions from net realized gain       (2.10)     (4.48)     (1.50)     (2.50)     (1.98)
Total dividends and/or distributions
to shareholders                            (2.10)     (4.48)     (1.50)     (2.58)     (2.15)
Net asset value, end of period           $ 31.33    $ 44.50    $ 42.41    $ 32.07    $ 33.64
                                         ===================================================

============================================================================================
Total Return, at Net Asset Value/1/       (25.42)%    16.87%     37.59%      2.91%     30.07%

============================================================================================
Ratios/Supplemental Data
Net assets, end of period (in
thousands)                            $1,562,452 $2,213,568 $1,850,787 $1,144,692 $1,030,132
Average net assets (in thousands)     $1,825,540 $2,004,263 $1,583,189 $1,184,355 $  904,197
Ratios to average net assets:/2/
Net investment income (loss)               (0.29)%    (0.23)%    (0.25)%     0.07%      0.54%
Expenses                                    1.61%      1.67%      1.66%      1.65%/3/   1.69%/3/
Portfolio turnover rate                       76%        73%        72%        81%        62%

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

               34   OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

Class N Period Ended August 31,                                        2001/1/
================================================================================
Per Share Operating Data

Net asset value, beginning of period                                 $   34.36
--------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                                      .02
Net realized and unrealized gain (loss)                                  (2.29)

Total income (loss) from
investment operations                                                    (2.27)
Dividends and distributions to shareholders:
Dividends from net investment income                                        --
Distributions from net realized gain                                        --
Total dividends and distributions
to shareholders                                                             --
Net asset value, end of period                                       $   32.09
                                                                     ==========

===============================================================================
Total Return, at Net Asset Value/2/                                      (6.61)%

===============================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)                             $   7,641
Average net assets (in thousands)                                    $   2,672
Ratios to average net assets:/3/
Net investment income                                                     0.36%
Expenses                                                                  1.16%
Portfolio turnover rate                                                     76%

1. For the period from March 1, 2001 (inception of offering) to August 31, 2001.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

               35   OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

FINANCIAL HIGHLIGHTS Continued

Class Y Year Ended August 31,               2001      2000      1999      1998     1997/1/
==============================================================================================

Per Share Operating Data
Net asset value, beginning of period    $  45.64  $  43.00  $  32.38  $  33.94     $ 29.55
Income (loss) from investment
operations:
Net investment income                        .17       .24       .24       .38         .41
Net realized and unrealized gain (loss)   (11.22)     6.88     12.07       .97        6.30
Total income (loss) from
investment operations                     (11.05)     7.12     12.31      1.35        6.71
Dividends and/or distributions to
shareholders:
Dividends from net investment income        (.21)       --      (.19)     (.41)       (.34)
Distributions from net realized gain       (2.10)    (4.48)    (1.50)    (2.50)      (1.98)
Total dividends and/or distributions
to shareholders                            (2.31)    (4.48)    (1.69)    (2.91)      (2.32)
Net asset value, end of period          $  32.28  $  45.64  $  43.00  $  32.38     $ 33.94
                                        ======================================================

==============================================================================================
Total Return, at Net Asset Value/2/       (24.76)%   18.00%    38.84%     3.88%      23.98%

==============================================================================================
Ratios/Supplemental Data
Net assets, end of period (in           $225,475  $260,289  $148,397  $ 53,063     $16,250
thousands)
Average net assets (in thousands)       $239,222  $205,586  $ 99,155  $ 36,554     $ 5,431
Ratios to average net assets:/3/
Net investment income                       0.60%     0.77%     0.63%     1.02%       1.58%
Expenses                                    0.73%     0.66%     0.77%     0.67%/4/    0.65%/4/
Portfolio turnover rate                       76%       73%       72%       81%         62%

 1. For the period from November 1, 1996 (inception of offering) to August 31,
1997.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

               36   OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

NOTES TO FINANCIAL STATEMENTS

===============================================================================
1. Significant Accounting Policies

Oppenheimer Main Street Growth & Income Fund (the Fund) is a separate series of
Oppenheimer Main Street Funds, Inc., an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund's investment objective is to seek a high total return, which includes current income and capital appreciation in the value of its shares, from equity and debt securities. The Fund's investment advisor is OppenheimerFunds, Inc. (the
Manager).

     The Fund offers Class A, Class B, Class C, Class N and Class Y shares.
Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge (CDSC). Class N shares are sold only through retirement plans. Retirement plans that offer Class N shares may impose charges on those accounts. Class Y shares are sold to certain institutional investors without either a front-end sales charge or a CDSC. All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A, B, C and N have separate distribution and/or service plans. No such plan has been adopted for
Class Y shares. Class B shares will automatically convert to Class A shares six years after the date of purchase. The following is a summary of significant accounting policies consistently followed by the Fund.
--------------------------------------------------------------------------------
Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Directors, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Directors. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).
--------------------------------------------------------------------------------
Foreign Currency Translation. The accounting records of the Fund are maintained in U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund's Statement of Operations.

               37   OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

NOTES TO FINANCIAL STATEMENTS Continued

================================================================================
1. Significant Accounting Policies Continued
Repurchase Agreements. The Fund requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Fund may be delayed or limited.
--------------------------------------------------------------------------------
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
--------------------------------------------------------------------------------
Federal Taxes. The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers, to shareholders. Therefore, no federal income or excise tax provision is required.
--------------------------------------------------------------------------------
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.
--------------------------------------------------------------------------------
Classification of Dividends and Distributions to Shareholders. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.

     The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended August 31, 2001, amounts have been reclassified to reflect an increase in paid-in capital of $2,878,134, a decrease in undistributed net investment income of $201,721, and an increase in accumulated net realized loss on investments of $2,676,413. This reclassification includes $2,878,134 distributed in connection with Fund share redemptions which increased paid-in capital and increased accumulated net realized loss. Net assets of the Fund were unaffected by the reclassifications.

               38   OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

--------------------------------------------------------------------------------
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Noncash dividends included in dividend income, if any, are recorded at the fair market value of the securities received.
Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.
--------------------------------------------------------------------------------
Security Transactions. Security transactions are accounted for as of trade date.
Gains and losses on securities sold are determined on the basis of identified cost.
--------------------------------------------------------------------------------
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

               39   OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

NOTES TO FINANCIAL STATEMENTS Continued
================================================================================
2. Capital Stock
The Fund has authorized 840 million shares of $.01 par value capital stock.
Transactions in shares of capital stock were as follows:

                                     Year Ended August 31, 2001/1/       Year Ended August 31, 2000
                                      Shares             Amount            Shares          Amount
-------------------------------------------------------------------------------------------------------

Class A
Sold                                 55,877,160     $2,020,164,974       52,078,604    $ 2,188,227,198
Dividends and/or distributions
reinvested                           12,142,654        438,957,131       18,965,173        757,847,403
Redeemed                            (44,357,777)    (1,599,463,447)     (47,076,017)    (1,971,603,190)
                                  ----------------------------------------------------------------------
Net increase (decrease)              23,662,037     $  859,658,658       23,967,760    $   974,471,411
                                  ======================================================================
Class B
Sold                                 23,528,539     $  847,477,675       39,952,471    $ 1,655,606,879
Dividends and/or distributions
reinvested                           10,405,252        368,555,673       18,413,884        725,319,656
Redeemed                            (49,466,088)    (1,733,476,696)     (37,089,266)    (1,526,555,338)
                                  ----------------------------------------------------------------------
Net increase (decrease)             (15,532,297)    $ (517,443,348)      21,277,089    $   854,371,197
                                  ======================================================================
Class C
Sold                                  7,392,877     $  267,612,734       12,329,312    $   509,154,643
Dividends and/or distributions
reinvested                            2,790,677         98,845,701        4,785,416        188,449,754
Redeemed                            (10,059,172)      (353,026,708)     (11,002,798)      (452,311,669)
                                  ----------------------------------------------------------------------
Net increase (decrease)                 124,382     $   13,431,727        6,111,930    $   245,292,728
                                  ======================================================================
Class N
Sold                                    240,135     $    7,966,494               --    $            --
Dividends and/or distributions
reinvested                                   --                 --               --                 --
Redeemed                                 (2,037)           (67,716)              --                 --
                                  -----------------------------------------------------------------------
Net increase (decrease)                 238,098     $    7,898,778               --    $            --
                                  =======================================================================
Class Y
Sold                                  3,547,525     $  131,540,535        4,234,165    $   179,097,253
Dividends and/or distributions
reinvested                              393,067         14,252,627          458,846         18,395,117
Redeemed                             (2,658,808)       (96,592,979)      (2,441,080)      (102,414,026)
                                  -----------------------------------------------------------------------
Net increase (decrease)               1,281,784     $   49,200,183        2,251,931    $    95,078,344
                                  =======================================================================

1. For the year ended August 31, 2001, for Class A, B, C and Y shares and for the period from March 1, 2001 (inception of offering) to August 31, 2001, for
Class N shares.

               40   OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

================================================================================
3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended August 31, 2001, were
$12,612,277,910 and $12,135,188,361, respectively.

As of August 31, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $13,760,965,512 was:

Gross unrealized appreciation               $ 1,788,182,253
Gross unrealized depreciation                  (862,195,189)

Net unrealized appreciation
(depreciation)                              $   925,987,064
                                            ================
================================================================================
4. Fees and Other Transactions with Affiliates
Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee of 0.65% of the first $200 million of average annual net assets of the Fund, 0.60% of the next $150 million, 0.55% of the next $150 million and 0.45% of average annual net assets in excess of $500 million. The Fund's management fee for the year ended August 31, 2001, was an annualized rate of 0.45%.
--------------------------------------------------------------------------------
Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS an agreed-upon per account fee.
--------------------------------------------------------------------------------
Distribution and Service Plan Fees. Under its General Distributor's Agreement
with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

                    Aggregate         Class A      Commissions      Commissions      Commissions     Commissions
                    Front-End       Front-End       on Class A       on Class B       on Class C      on Class N
                Sales Charges   Sales Charges           Shares           Shares           Shares          Shares
                   on Class A     Retained by      Advanced by      Advanced by      Advanced by     Advanced by
Year Ended             Shares     Distributor   Distributor/1/   Distributor/1/   Distributor/1/  Distributor/1/
------------------------------------------------------------------------------------------------------------------

August 31, 2001   $18,699,768      $5,001,243       $1,716,658      $28,052,844       $2,227,017         $56,915

1. The Distributor advances commission payments to dealers for certain sales of
Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

                              Class A                  Class B                    Class C                  Class C
                           Contingent               Contingent                 Contingent               Contingent
                             Deferred                 Deferred                   Deferred                 Deferred
                        Sales Charges            Sales Charges              Sales Charges            Sales Charges
                          Retained by              Retained by                Retained by              Retained by
Year Ended                Distributor              Distributor                Distributor              Distributor
------------------------------------------------------------------------------------------------------------------

August 31, 2001               $94,981              $12,539,280                   $285,411                     $109

               41   OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

NOTES TO FINANCIAL STATEMENTS Continued

================================================================================
4. Fees and Other Transactions with Affiliates Continued
The Fund has adopted a Service Plan for Class A shares and Distribution and
Service Plans for Class B, Class C and Class N shares under Rule 12b-1 of the
Investment Company Act. Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.
--------------------------------------------------------------------------------
Class A Service Plan Fees. Under the Class A service plan, the Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits reimbursements to the Distributor at a rate of up to 0.25% of average annual net assets of Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed 0.25% of the average annual net assets consisting of Class A shares of the Fund. For the year ended August 31, 2001, payments under the Class A plan totaled $19,539,015, all of which were paid by the
Distributor to recipients, and included $1,064,353 paid to an affiliate of the
Manager. Any unreimbursed expenses the Distributor incurs with respect to Class
A shares in any fiscal year cannot be recovered in subsequent years.
--------------------------------------------------------------------------------
Class B, Class C and Class N Distribution and Service Plan Fees. Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the
Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.
     The Distributor retains the asset-based sales charge on Class B shares. The
Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The Distributor retains the asset-based sales charge on Class N shares. The asset-based sales charges on Class B, Class
C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.
     The Distributor's actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the Fund under the plans. If any plan is terminated by the Fund, the Board of
Directors may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods.

               42   OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

Distribution fees paid to the Distributor for the year ended August 31, 2001, were as follows:

                                                                                 Distributor's
                                                                Distributor's        Aggregate
                                                                    Aggregate     Unreimbursed
                                                                 Unreimbursed    Expenses as %
                     Total Payments      Amount Retained             Expenses    of Net Assets
                         Under Plan       by Distributor           Under Plan         of Class
----------------------------------------------------------------------------------------------

Class B Plan          $  66,392,149         $ 52,134,793      $   104,138,432             1.93%
Class C Plan             18,251,627            2,479,314           21,433,217             1.37
Class N Plan                  6,632                5,208               43,485             0.57
==============================================================================================

5. Foreign Currency Contracts
A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign currency contracts for operational purposes and to seek to protect against adverse exchange rate fluctuations. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.
   The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates as provided by a reliable bank, dealer or pricing service. Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of
Assets and Liabilities as a receivable or payable and in the Statement of
Operations with the change in unrealized appreciation or depreciation. The Fund may realize a gain or loss upon the closing or settlement of the foreign currency transactions. Such realized gains and losses are reported with all other foreign currency gains and losses in the Statement of Operations.
================================================================================
6. Bank Borrowings
The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. The Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively.
Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of 0.08%
per annum.
     The Fund had no borrowings outstanding during the year ended or at August
31, 2001.

                                                    Appendix A

                                                RATINGS DEFINITIONS

Below are summaries of the rating definitions used by the nationally-recognized rating agencies listed below.
Those ratings represent the opinion of the agency as to the credit quality of issues that they rate. The summaries below are based upon publicly-available information provided by the rating organizations.

Moody's Investors Service, Inc.
-------------------------------------------------------------------------------------------------------------------

Long-Term (Taxable) Bond Ratings

Aaa: Bonds rated "Aaa" are judged to be the best quality. They carry the smallest degree of investment risk.
Interest payments are protected by a large or by an exceptionally stable margin and principal is secure.  While the various protective elements are likely to change, the changes that can be expected are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group, they comprise what are generally known as high-grade bonds.  They are rated lower than the best bonds because margins of protection may not be as large as with "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than that of "Aaa" securities.

A: Bonds rated "A" possess many favorable investment attributes and are to be considered as upper-medium grade obligations.  Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa: Bonds rated "Baa" are considered medium-grade obligations; that is, they are neither highly protected nor poorly secured.  Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and have speculative characteristics as well.

Ba: Bonds rated "Ba" are judged to have speculative elements. Their future cannot be considered well-assured.
Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future.  Uncertainty of position characterizes bonds in this class.

B: Bonds rated "B" generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca: Bonds rated "Ca" represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C:  Bonds rated "C" are the lowest class of rated bonds and can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Con. (...): Bonds for which the security  depends on the completion of some act or the  fulfillment of some condition are rated  conditionally.  These bonds are secured by (a) earnings of projects under construction,  (b) earnings of projects  unseasoned  in  operating  experience,  (c) rentals  that begin when  facilities  are  completed,  or (d)
payments to which some other  limiting  condition  attaches.  The  parenthetical  rating  denotes  probable  credit stature upon completion of construction or elimination of the basis of the condition.

Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa."
The modifier "1" indicates that the obligation ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of that generic rating category. Advanced refunded issues that are secured by certain assets are identified with a #
symbol.

Short-Term Ratings - Taxable Debt

These ratings apply to the ability of issuers to honor senior debt obligations having an original maturity not exceeding one year:

Prime-1: Issuer has a superior ability for repayment of senior short-term debt obligations.

Prime-2: Issuer has a strong ability for repayment of senior short-term debt obligations. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3: Issuer has an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime: Issuer does not fall within any Prime rating category.

Standard & Poor's Rating Services
-------------------------------------------------------------------------------------------------------------------

Long-Term Credit Ratings

AAA: Bonds rated "AAA" have the highest rating  assigned by Standard & Poor's.  The obligor's  capacity to meet its financial commitment on the obligation is extremely strong.

AA: Bonds rated "AA" differ from the highest  rated  obligations  only in small degree.  The obligor's  capacity to meet its financial commitment on the obligation is very strong.

A: Bonds rated "A" are somewhat more  susceptible to the adverse effects of changes in  circumstances  and economic conditions  than  obligations in higher-rated  categories.  However,  the obligor's  capacity to meet its financial commitment on the obligation is still strong.

BBB: Bonds rated "BBB" exhibit adequate  protection  parameters.  However,  adverse economic conditions or changing circumstances  are more likely to lead to a weakened  capacity of the obligor to meet its  financial  commitment on the obligation.

BB, B, CCC, CC, and C

Bonds rated "BB", "B", "CCC", "CC" and "C" are regarded as having  significant  speculative  characteristics.  "BB"
indicates  the least degree of  speculation,  and "C" the  highest.  While such  obligations  will likely have some quality and  protective  characteristics,  these may be outweighed  by large  uncertainties  or major  exposures to adverse conditions.
BB: Bonds rated "BB" are less vulnerable to nonpayment than other  speculative  issues.  However,  these face major ongoing  uncertainties or exposure to adverse business,  financial,  or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated "B" are more vulnerable to nonpayment  than  obligations  rated "BB", but the obligor  currently has the  capacity  to meet its  financial  commitment  on the  obligation.  Adverse  business,  financial,  or economic conditions  will likely  impair the  obligor's  capacity or  willingness  to meet its  financial  commitment on the obligation.

CCC:  Bonds rated "CCC" are  currently  vulnerable  to  nonpayment,  and are  dependent  upon  favorable  business, financial,  and economic  conditions  for the obligor to meet its financial  commitment on the  obligation.  In the event of adverse  business,  financial  or economic  conditions,  the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC:  Bonds rated "CC" are currently highly vulnerable to nonpayment.

C: A subordinated  debt or preferred stock obligation rated "C" is currently highly  vulnerable to nonpayment.  The
"C" rating may be used to cover a situation  where a bankruptcy  petition has been filed or similar action has been taken,  but  payments on this  obligation  are being  continued.  A "C" also will be assigned to a preferred  stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

D:  Bonds  rated "D" are in  default.  Payments  on the  obligation  are not being made on the date due even if the applicable  grace period has not expired,  unless  Standard and Poor's  believes  that such  payments  will be made during such grace period.  The "D" rating will also be used upon the filing of a bankruptcy  petition or the taking of a similar action if payments on an obligation are jeopardized.

The ratings from "AA" to "CCC" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories. The "r" symbol is attached to the ratings of instruments with significant noncredit risks.

Short-Term Issue Credit Ratings

A-1: Obligation is rated in the highest category. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, a plus (+) sign designation indicates the obligor's capacity to meet its financial obligation is extremely strong.

A-2:  Obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3: Obligation exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: Obligation is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C: Obligation is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: Obligation is in payment default. Payments on the obligation have not been made on the due date even if the applicable grace period has not expired, unless Standard and Poor's believes that such payments will be made during such grace period. The "D" rating will also be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Fitch, Inc.
-------------------------------------------------------------------------------------------------------------------

International Long-Term Credit Ratings

Investment Grade:
AAA: Highest Credit Quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in the case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit Quality. "AA" ratings denote a very low expectation of credit risk. They indicate a very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High Credit Quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good Credit Quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade:

BB: Speculative. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time. However, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B: Highly Speculative. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met. However, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC C: High Default Risk.  Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, and D: Default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD"
obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest.
"DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below
50%.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process;
those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated
"D" have a poor prospect for repaying all obligations.
Plus (+) and minus (-) signs may be appended to a rating symbol to denote relative status within the major rating categories.  Plus and minus signs are not added to the "AAA" category or to categories below "CCC," nor to short-term ratings other than "F1" (see below).

International Short-Term Credit Ratings

F1:  Highest credit quality. Strongest capacity for timely payment of financial commitments. May have an added
"+" to denote any exceptionally strong credit feature.

F2:   Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of higher ratings.

F3:   Fair credit quality. Capacity for timely payment of financial commitments is adequate. However, near-term adverse changes could result in a reduction to non-investment grade.

B:    Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C:      High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D:     Default. Denotes actual or imminent payment default.

B-1

                                                    Appendix B

-------------------------------------------------------------------------------------------------------------------
                                              Industry Classifications
-------------------------------------------------------------------------------------------------------------------

Aerospace/Defense                                           Food and Drug Retailers
Air Transportation                                          Gas Utilities
Asset-Backed                                                Health Care/Drugs
Auto Parts and Equipment                                    Health Care/Supplies & Services
Automotive                                                  Homebuilders/Real Estate
Bank Holding Companies                                      Hotel/Gaming
Banks                                                       Industrial Services
Beverages                                                   Information Technology
Broadcasting                                                Insurance
Broker-Dealers                                              Leasing & Factoring
Building Materials                                          Leisure
Cable Television                                            Manufacturing
Chemicals                                                   Metals/Mining
Commercial Finance                                          Nondurable Household Goods
Communication Equipment                                     Office Equipment
Computer Hardware                                           Oil - Domestic
Computer Software                                           Oil - International
Conglomerates                                               Paper
Consumer Finance                                            Photography
Consumer Services                                           Publishing
Containers                                                  Railroads & Truckers
Convenience Stores                                          Restaurants
Department Stores                                           Savings & Loans
Diversified Financial                                       Shipping
Diversified Media                                           Special Purpose Financial
Drug Wholesalers                                            Specialty Printing
Durable Household Goods                                     Specialty Retailing
Education                                                   Steel
Electric Utilities                                          Telecommunications - Long Distance
Electrical Equipment                                        Telephone - Utility
Electronics                                                 Textile, Apparel & Home Furnishings
Energy Services                                             Tobacco
Entertainment/Film                                          Trucks and Parts
Environmental                                               Wireless Services
Food

                                                       C-11
                                                    Appendix C

OppenheimerFunds Special Sales Charge Arrangements and Waivers
--------------------------------------------------------------

In certain cases, the initial sales charge that applies to purchases of Class A shares2 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.3
That is because of the economies of sales efforts realized by OppenheimerFunds Distributor, Inc., (referred to in this document as the "Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds. For example, waivers relating to Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans. Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the Prospectus and Statement of Additional
Information of the applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:

              1)  plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
              2)  non-qualified deferred compensation plans,
              3)  employee benefit plans4
              4)  Group Retirement Plans5
              5)  403(b)(7) custodial plan accounts
              6)  Individual Retirement Accounts ("IRAs"), including traditional IRAs, Roth IRAs, SEP-IRAs,
                  SARSEPs or SIMPLE plans

The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the Distributor or the transfer agent (referred to in this document as the
"Transfer Agent") of the particular Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the Distributor, and/or OppenheimerFunds, Inc. (referred to in this document as the "Manager").

Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.
I.                      Applicability of Class A Contingent Deferred Sales Charges in Certain Cases
-------------------------------------------------------------------------------------------------------------------

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to Initial Sales Charge but May Be Subject
to the Class A Contingent Deferred Sales Charge (unless a waiver applies).

         There is no initial sales charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below. However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months (24 months in the case of Oppenheimer Rochester National Municipals and Rochester Fund
Municipals) of the beginning of the calendar month of their purchase, as described in the Prospectus (unless a waiver described elsewhere in this Appendix applies to the redemption). Additionally, on shares purchased under these waivers that are subject to the Class A contingent deferred sales charge, the Distributor will pay the applicable concession described in the Prospectus under "Class A Contingent Deferred Sales Charge."6 This waiver provision applies to:
|_|      Purchases of Class A shares aggregating $1 million or more.
|_|      Purchases of Class A shares by a Retirement Plan that was permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001. That included plans
              (other than IRA or 403(b)(7) Custodial Plans) that: 1) bought shares costing $500,000 or more, 2)
              had at the time of purchase 100 or more eligible employees or total plan assets of $500,000 or more, or 3) certified to the Distributor that it projects to have annual plan purchases of $200,000 or more.
|_|      Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
              1)  through a broker, dealer, bank or registered investment adviser that has made special arrangements with the Distributor for those purchases, or
              2)  by a direct rollover of a distribution from a qualified Retirement Plan if the administrator of that Plan has made special arrangements with the Distributor for those purchases.
|_|      Purchases of Class A shares by Retirement Plans that have any of the following record-keeping arrangements:
              1)  The record keeping is performed by Merrill Lynch Pierce Fenner & Smith, Inc. ("Merrill Lynch")
                  on a daily valuation basis for the Retirement Plan. On the date the plan sponsor signs the record-keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets invested in (a) mutual funds, other than those advised or managed by Merrill Lynch
                  Investment Management, L.P. ("MLIM"), that are made available under a Service Agreement between
                  Merrill Lynch and the mutual fund's principal underwriter or distributor, and  (b)  funds advised or managed by MLIM (the funds described in (a) and (b) are referred to as "Applicable
                  Investments").
              2)  The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement Plan and Merrill Lynch. On the date the plan sponsor signs the record keeping service agreement with
                  Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds) invested in Applicable Investments.
              3)  The record keeping for a Retirement Plan is handled under a service agreement with Merrill
                  Lynch and on the date the plan sponsor signs that agreement, the Plan has 500 or more eligible employees (as determined by the Merrill Lynch plan conversion manager).
|_|      Purchases  by a Retirement  Plan whose record  keeper had a  cost-allocation  agreement  with the Transfer
              Agent on or before March 1, 2001.
II.                                Waivers of Class A Sales Charges of Oppenheimer Funds
-------------------------------------------------------------------------------------------------------------------

A.   Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A shares purchased by the following investors are not subject to any Class A sales charges (and no concessions are paid by the Distributor on such purchases):
|_|      The Manager or its affiliates.
|_|      Present or former officers, directors, trustees and employees (and their "immediate families") of the
              Fund, the Manager and its affiliates, and retirement plans established by them for their employees.
              The term "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
|_|      Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
|_|      Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.
|_|      Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the Distributor) or with the Distributor. The purchaser must certify to the Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
|_|      Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the
              Distributor providing specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.
|_|      Investment advisors and financial planners who have entered into an agreement for this purpose with the
              Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
|_|      "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|      Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
|_|      Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.
|_|      Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.
|_|      A unit investment trust that has entered into an appropriate agreement with the Distributor.
|_|      Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the
              Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.
|-|

         Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal
              Revenue Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|      A TRAC-2000 401(k) plan (sponsored by the former Quest for Value Advisors) whose Class B or Class C shares of a Former Quest for Value Fund were exchanged for Class A shares of that Fund due to the termination of the Class B and Class C TRAC-2000 program on November 24, 1995.
|_|      A qualified Retirement Plan that had agreed with the former Quest for Value Advisors to purchase shares of any of the Former Quest for Value Funds at net asset value, with such shares to be held through
              DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by December 31, 1996.

B.   Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares issued or purchased in the following transactions are not subject to sales charges (and no concessions are paid by the Distributor on such purchases):
|_|      Shares issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Fund is a party.
|_|      Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other Oppenheimer funds (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor.
|_|      Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid. This waiver also applies to shares purchased by exchange of shares of
              Oppenheimer Money Market Fund, Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver.
|_|      Shares purchased with the proceeds of maturing principal units of any Qualified Unit Investment Liquid
              Trust Series.
|_|      Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the Manager or an affiliate acts as sponsor.

C.   Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases:
|_|      To make Automatic Withdrawal Plan payments that are limited annually to no more than 12% of the account value adjusted annually.
|_|      Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts
              (please refer to "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
|_|      For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes:
              1)  Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established.
              2)  To return excess contributions.
              3)  To return contributions made due to a mistake of fact.
              4)  Hardship withdrawals, as defined in the plan.7
              5)  Under a Qualified Domestic Relations Order, as defined in the Internal Revenue Code, or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal
                  Revenue Code.
              6)  To meet the minimum distribution requirements of the Internal Revenue Code.
              7)  To make "substantially equal periodic payments" as described in Section 72(t) of the Internal
                  Revenue Code.
              8)  For loans to participants or beneficiaries.
              9)  Separation from service.8
              10) Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) if the plan has made special arrangements with the Distributor.
              11) Plan termination or "in-service distributions," if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
|_|      For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special agreement with the Distributor allowing this waiver.
|_|      For distributions from retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with the Distributor.
|_|      For distributions from retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or record keepers which have entered into a special agreement with the Distributor.
III.                     Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds
-------------------------------------------------------------------------------------------------------------------

The Class B, Class C and Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A.   Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
|_|      Shares redeemed involuntarily, as described in "Shareholder Account Rules and Policies," in the
              applicable Prospectus.
|_|      Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder, including a trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social Security Administration.
|_|      Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the Distributor allowing this waiver.
|_|      Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill Lynch or an independent record keeper under a contract with Merrill Lynch.
|_|      Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
|_|      Redemptions requested in writing by a Retirement Plan sponsor of Class C shares of an Oppenheimer fund in amounts of $500,000 or more and made more than 12 months after the Retirement Plan's first purchase of Class C shares, if the redemption proceeds are invested in Class N shares of one or more Oppenheimer funds.
|_|      Distributions9 from Retirement Plans or other employee benefit plans for any of the following purposes:
              1)  Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established in an Oppenheimer fund.
              2)  To return excess contributions made to a participant's account.
              3)  To return contributions made due to a mistake of fact.
              4)  To make hardship withdrawals, as defined in the plan.10
              5)  To make distributions required under a Qualified Domestic Relations Order or, in the case of an
                  IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
              6)  To meet the minimum distribution requirements of the Internal Revenue Code.
              7)  To make "substantially equal periodic payments" as described in Section 72(t) of the Internal
                  Revenue Code.
              8)  For loans to participants or beneficiaries.11
              9)  On account of the participant's separation from service.12
              10) Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) offered as an investment option in a Retirement
                  Plan if the plan has made special arrangements with the Distributor.
              11) Distributions made on account of a plan termination or "in-service" distributions, if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
              12) For distributions from a participant's account under an Automatic Withdrawal Plan after the participant reaches age 59 1/2, as long as the aggregate value of the distributions does not exceed 10% of the account's value, adjusted annually.
              13) Redemptions of Class B shares under an Automatic Withdrawal Plan for an account other than a
                  Retirement Plan, if the aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually.
              14) For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special arrangement with the Distributor allowing this waiver.
|_|      Redemptions of Class B shares or Class C shares under an Automatic Withdrawal Plan from an account other than a Retirement Plan if the aggregate value of the redeemed shares does not exceed 10% of the account's value annually.

B.   Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
|_|      Shares sold to the Manager or its affiliates.
|_|      Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
|_|      Shares issued in plans of reorganization to which the Fund is a party.
|_|      Shares sold to present or former officers, directors, trustees or employees (and their "immediate families" as defined above in Section I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees.

IV.       Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
                                                Former Quest for Value Funds
-------------------------------------------------------------------------------------------------------------------

The initial and contingent deferred sales charge rates and waivers for Class A, Class B and Class C shares described in the Prospectus or Statement of Additional Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value Funds.  To be eligible, those persons must have been shareholders on November 24, 1995, when OppenheimerFunds, Inc. became the investment advisor to those former Quest for Value Funds.  Those funds include:
     Oppenheimer Quest Value Fund, Inc.              Oppenheimer Small Cap Value Fund
     Oppenheimer Quest Balanced Value Fund           Oppenheimer Quest Global Value Fund, Inc.
     Oppenheimer Quest Opportunity Value Fund

         These arrangements also apply to shareholders of the following funds when they merged (were reorganized)
into various Oppenheimer funds on November 24, 1995:

     Quest for Value U.S. Government Income Fund              Quest for Value New York Tax-Exempt Fund
     Quest for Value Investment Quality Income Fund           Quest for Value National Tax-Exempt Fund
     Quest for Value Global Income Fund                       Quest for Value California Tax-Exempt Fund

         All of the funds listed above are referred to in this Appendix as the "Former Quest for Value Funds."
The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an
Oppenheimer fund that are either:
|_|      acquired by such shareholder pursuant to an exchange of shares of an Oppenheimer fund that was one of the Former Quest for Value Funds, or
|_|      purchased by such shareholder by exchange of shares of another Oppenheimer fund that were acquired pursuant to the merger of any of the Former Quest for Value Funds into that other Oppenheimer fund on November 24, 1995.

A.   Reductions or Waivers of Class A Sales Charges.

|X|      Reduced Class A Initial Sales Charge Rates for Certain Former Quest for Value Funds Shareholders.

Purchases by Groups and Associations.  The following table sets forth the initial sales charge rates for Class A shares purchased by members of "Associations" formed for any purpose other than the purchase of securities. The rates in the table apply if that Association purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC Distributors prior to November 24, 1995.

-------------------------------- ---------------------------- --------------------------------- ---------------------
Number of Eligible Employees     Initial Sales Charge as a    Initial Sales Charge as a % of    Concession as % of
or Members                       % of Offering Price          Net Amount Invested               Offering Price
-------------------------------- ---------------------------- --------------------------------- ---------------------
-------------------------------- ---------------------------- --------------------------------- ---------------------
9 or Fewer                                  2.50%                          2.56%                       2.00%
-------------------------------- ---------------------------- --------------------------------- ---------------------
-------------------------------- ---------------------------- --------------------------------- ---------------------
At least  10 but not more  than             2.00%                          2.04%                       1.60%
49
-------------------------------- ---------------------------- --------------------------------- ---------------------

-------------------------------------------------------------------------------------------------------------------
         For purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's Prospectus.
         Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an Association, or the sales charge rate that applies under the Right of
Accumulation described in the applicable fund's Prospectus and Statement of Additional Information. Individuals
who qualify under this arrangement for reduced sales charge rates as members of Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the
Distributor.

|X|      Waiver of Class A Sales Charges for Certain Shareholders.  Class A shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges:
o        Shareholders who were shareholders of the AMA Family of Funds on February 28, 1991 and who acquired shares of any of the Former Quest for Value Funds by merger of a portfolio of the AMA Family of
                  Funds.
o        Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the Unified Funds.

|X|      Waiver of Class A Contingent Deferred Sales Charge in Certain Transactions.  The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for Value Fund:

         Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the
Employee Retirement Income Security Act of 1974 and regulations adopted under that law.

B.   Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

|X|      Waivers for Redemptions of Shares Purchased Prior to March 6, 1995.  In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an
Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged.
Those shares must have been purchased prior to March 6, 1995 in connection with:
o        withdrawals under an automatic withdrawal plan holding only either Class B or Class C shares if the annual withdrawal does not exceed 10% of the initial value of the account value, adjusted annually, and
o        liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

|X|      Waivers for Redemptions of Shares Purchased on or After March 6, 1995 but Prior to November 24, 1995. In
the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or
Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for
Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest For Value Fund or into which such Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6, 1995, but prior to November 24, 1995:
o        redemptions following the death or disability of the shareholder(s) (as evidenced by a determination of total disability by the U.S. Social Security Administration);
o        withdrawals under an automatic withdrawal plan (but only for Class B or Class C shares) where the annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
o        liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

         A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same Class of shares in that fund or another Oppenheimer fund within 90 days after redemption.
V.        Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
                                    Connecticut Mutual Investment Accounts, Inc.
---------------------------------------------------------------------------------------------------------------------

The initial and contingent deferred sale charge rates and waivers for Class A and Class B shares described in the respective Prospectus (or this Appendix) of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund shareholders who were shareholders of the following funds
(referred to as the "Former Connecticut Mutual Funds") on March 1, 1996, when OppenheimerFunds, Inc. became the investment adviser to the Former Connecticut Mutual Funds:
     Connecticut Mutual Liquid Account      Connecticut Mutual Total Return Account
     Connecticut Mutual Government Securities Account            CMIA LifeSpan Capital Appreciation Account
     Connecticut Mutual Income Account      CMIA LifeSpan Balanced Account
     Connecticut Mutual Growth Account      CMIA Diversified Income Account

A.   Prior Class A CDSC and Class A Sales Charge Waivers.

|X|      Class A Contingent Deferred Sales Charge. Certain shareholders of a Fund and the other Former
Connecticut Mutual Funds are entitled to continue to make additional purchases of Class A shares at net asset value without a Class A initial sales charge, but subject to the Class A contingent deferred sales charge that was in effect prior to March 18, 1996 (the "prior Class A CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold, whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior Class A CDSC are:
              1)  persons whose purchases of Class A shares of a Fund and other Former Connecticut Mutual Funds were $500,000 prior to March 18, 1996, as a result of direct purchases or purchases pursuant to the Fund's policies on Combined Purchases or Rights of Accumulation, who still hold those shares in that Fund or other Former Connecticut Mutual Funds, and
              2)  persons whose intended purchases under a Statement of Intention entered into prior to March 18,
                  1996, with the former general distributor of the Former Connecticut Mutual Funds to purchase shares valued at $500,000 or more over a 13-month period entitled those persons to purchase shares at net asset value without being subject to the Class A initial sales charge

         Any of the Class A shares of a Fund and the other Former Connecticut Mutual Funds that were purchased at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this arrangement they will be subject to the prior Class A CDSC.

|X|

         Class A Sales Charge Waivers. Additional Class A shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and acquired Class A shares prior to March
18, 1996, and still holds Class A shares:
              1)  any purchaser, provided the total initial amount invested in the Fund or any one or more of the
                  Former Connecticut Mutual Funds totaled $500,000 or more, including investments made pursuant to the Combined Purchases, Statement of Intention and Rights of Accumulation features available at the time of the initial purchase and such investment is still held in one or more of the
                  Former Connecticut Mutual Funds or a Fund into which such Fund merged;
              2)  any participant in a qualified plan, provided that the total initial amount invested by the plan in the Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more;
              3)  Directors of the Fund or any one or more of the Former Connecticut Mutual Funds and members of their immediate families;
              4)  employee benefit plans sponsored by Connecticut Mutual Financial Services, L.L.C. ("CMFS"), the
                  prior distributor of the Former Connecticut Mutual Funds, and its affiliated companies;
              5)  one or more members of a group of at least 1,000 persons (and persons who are retirees from such group) engaged in a common business, profession, civic or charitable endeavor or other activity, and the spouses and minor dependent children of such persons, pursuant to a marketing program between CMFS and such group; and
              6)  an institution acting as a fiduciary on behalf of an individual or individuals, if such institution was directly compensated by the individual(s) for recommending the purchase of the shares of the Fund or any one or more of the Former Connecticut Mutual Funds, provided the institution had an agreement with CMFS.

         Purchases of Class A shares made pursuant to (1) and (2) above may be subject to the Class A CDSC of the
Former Connecticut Mutual Funds described above.

         Additionally, Class A shares of a Fund may be purchased without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut Mutual Life Insurance Company through the
Panorama Separate Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the Fund.

B.   Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the Prospectus and in this Appendix, above, the contingent deferred sales charge will be waived for redemptions of Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a Fund into Class A or Class B shares of a Former Connecticut Mutual Fund provided that the Class A or
Class B shares of the Fund to be redeemed or exchanged were (i) acquired prior to March 18, 1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a Former Connecticut Mutual Fund. Additionally, the shares of such Former Connecticut Mutual Fund must have been purchased prior to March 18, 1996:
     1)  by the estate of a deceased shareholder;
     2)  upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code;
     3)  for retirement distributions (or loans) to participants or beneficiaries from retirement plans qualified under Sections 401(a) or 403(b)(7)of the Code, or from IRAs, deferred compensation plans created under
         Section 457 of the Code, or other employee benefit plans;
     4)  as tax-free returns of excess contributions to such retirement or employee benefit plans;
     5)  in whole or in part, in connection with shares sold to any state, county, or city, or any instrumentality, department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or concession in connection with the purchase of shares of any registered investment management company;
     6)  in connection with the redemption of shares of the Fund due to a combination with another investment company by virtue of a merger, acquisition or similar reorganization transaction;
     7)  in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
     8)  in connection with automatic redemptions of Class A shares and Class B shares in certain retirement plan accounts pursuant to an Automatic Withdrawal Plan but limited to no more than 12% of the original value annually; or
     9)  as involuntary redemptions of shares by operation of law, or under procedures set forth in the Fund's
         Articles of Incorporation, or as adopted by the Board of Directors of the Fund.
VI.                 Special Reduced Sales Charge for Former Shareholders of Advance America Funds, Inc.
-------------------------------------------------------------------------------------------------------------------

Shareholders of Oppenheimer Municipal Bond Fund, Oppenheimer U.S. Government Trust, Oppenheimer Strategic Income
Fund and Oppenheimer Capital Income Fund who acquired (and still hold) shares of those funds as a result of the reorganization of series of Advance America Funds, Inc. into those Oppenheimer funds on October 18, 1991, and who held shares of Advance America Funds, Inc. on March 30, 1990, may purchase Class A shares of those four
Oppenheimer funds at a maximum sales charge rate of 4.50%.
VII.           Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer Convertible Securities Fund
-------------------------------------------------------------------------------------------------------------------

Oppenheimer Convertible Securities Fund (referred to as the "Fund" in this section) may sell Class M shares at net asset value without any initial sales charge to the classes of investors listed below who, prior to March 11,
1996, owned shares of the Fund's then-existing Class A and were permitted to purchase those shares at net asset value without sales charge:
|_|      the Manager and its affiliates,
|_|      present or former officers, directors, trustees and employees (and their "immediate families" as defined in the Fund's Statement of Additional Information) of the Fund, the Manager and its affiliates, and retirement plans established by them or the prior investment advisor of the Fund for their employees,
|_|      registered management investment companies or separate accounts of insurance companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
|_|      dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees,
|_|      employees and registered representatives (and their spouses) of dealers or brokers described in the preceding section or financial institutions that have entered into sales arrangements with those dealers or brokers (and whose identity is made known to the Distributor) or with the Distributor, but only if the purchaser certifies to the Distributor at the time of purchase that the purchaser meets these qualifications,
|_|      dealers, brokers, or registered investment advisors that had entered into an agreement with the
              Distributor or the prior distributor of the Fund specifically providing for the use of Class M shares of the Fund in specific investment products made available to their clients, and dealers, brokers or registered investment advisors that had entered into an agreement with the Distributor or prior distributor of the Fund's shares to sell shares to defined contribution employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.

-------------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street(R)Growth & Income Fund
-------------------------------------------------------------------------------------------------------------------

Internet Web Site:
         WWW.OPPENHEIMERFUNDS.COM
         ------------------------

Investment Advisor
         OppenheimerFunds, Inc.
         498 Seventh Avenue
         New York, New York 10018

Distributor
         OppenheimerFunds Distributor, Inc.
         498 Seventh Avenue
         New York, New York 10018

Transfer Agent
         OppenheimerFunds Services
         P.O. Box 5270
         Denver, Colorado 80217
         1.800.525.7048

Custodian Bank
         The Bank of New York
         One Wall Street
         New York, New York 10015

Independent Auditors
         Deloitte & Touche LLP
         555 Seventeenth Street, Suite 3600
         Denver, Colorado 80202-3942

Legal Counsel
         Myer, Swanson, Adams & Wolf, P.C.
         1600 Broadway
         Denver, Colorado 80202

1234
PX700.001.1201

700sai_497_122801

1 The interfund lending program is subject to approval by the Securities and Exchange Commission.  The Fund will not engage in interfund lending until such approval has been granted.
1        Messrs.  Murphy,  Bowen,  Cameron,  and Marshall are not Directors of Panorama Series Fund,  Inc.  Messrs.
     Armstrong,  Bowen,  Cameron,  Fossel,  Marshall and Murphy are not  Managing  General  Partners of  Centennial
     America Fund, L.P.  Mr. Murphy is not a Trustee of any of the Centennial Trusts.
2        In accordance with Rule 12b-1 of the Investment Company Act, the term "Independent Directors" in this
     Statement of Additional Information refers to those Directors who are not "interested persons" of the Fund
     (or its parent corporation) and who do not have any direct or indirect financial interest in the operation of the distribution plan or any agreement under the plan.
2 Certain waivers also apply to Class M shares of Oppenheimer Convertible Securities Fund.
3 In the case of Oppenheimer Senior Floating Rate Fund, a continuously-offered closed-end fund, references to contingent deferred sales charges mean the Fund's Early Withdrawal Charges and references to "redemptions" mean
"repurchases" of shares.
4 An "employee benefit plan" means any plan or arrangement, whether or not it is "qualified" under the Internal
Revenue Code, under which Class N shares of an Oppenheimer fund or funds are purchased by a fiduciary or other administrator for the account of participants who are employees of a single employer or of affiliated employers.
These may include, for example, medical savings accounts, payroll deduction plans or similar plans. The fund accounts must be registered in the name of the fiduciary or administrator purchasing the shares for the benefit of participants in the plan.
5 The term "Group Retirement Plan" means any qualified or non-qualified retirement plan for employees of a corporation or sole proprietorship, members and employees of a partnership or association or other organized group of persons (the members of which may include other groups), if the group has made special arrangements with the Distributor and all members of the group participating in (or who are eligible to participate in) the plan purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution designated by the group. Such plans include 457 plans, SEP-IRAs, SARSEPs, SIMPLE plans and 403(b)
plans other than plans for public school employees. The term "Group Retirement Plan" also includes qualified retirement plans and non-qualified deferred compensation plans and IRAs that purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution that has made special arrangements with the Distributor.
6 However, that concession will not be paid on purchases of shares in amounts of $1 million or more (including any right of accumulation) by a Retirement Plan that pays for the purchase with the redemption proceeds of Class
C shares of one or more Oppenheimer funds held by the Plan for more than one year.
7 This provision does not apply to IRAs.
8 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.
9 The distribution must be requested prior to Plan termination or the elimination of the Oppenheimer funds as an investment option under the Plan.
10 This provision does not apply to IRAs.
11 This provision does not apply to loans from 403(b)(7) custodial plans.
12 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.